UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Honeywell International Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee previously paid with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.

	3)	Filing Party:

	4)	Date Filed:

2018 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREOWNERS

At Honeywell, we are bringing together the physical and digital worlds to tackle some of the toughest business and societal challenges. We specialize in the things that are critically connected. Beyond smart phones and laptops, we make the kind of connections that keep cities working, planes flying, factories running, and workers safe.

THIS IS THE POWER OF CONNECTED

THIS IS THE POWER OF HONEYWELL

Connected Aircraft • Connected Vehicle

Connected Buildings • Connected Homes

Connected Plant • Connected Utilities

Connected Supply Chain • Connected Worker

March 8, 2018

To Our Shareowners:

You are cordially invited to attend the Annual Meeting of Shareowners of Honeywell, which will be held at 10:30 a.m. on Monday, April 23, 2018 at our headquarters, 115 Tabor Road, Morris Plains, New Jersey 07950.

The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting. At this year’s meeting, you will be asked to elect directors, cast an advisory vote on executive compensation, approve the appointment of the independent accountants, approve an amendment to Honeywell’s Amended and Restated Certificate of Incorporation to reduce the ownership threshold required for shareowners to call a special meeting of shareowners, and consider two shareowner proposals.

The Board of Directors recommends that you vote FOR Proposals 1 through 4:

Proposal 1: Election of Directors

Proposal 2: Advisory Vote To Approve Executive Compensation

Proposal 3: Approval of Independent Accountants

Proposal 4: Reduce Ownership Threshold Required To Call A Special Meeting Of Shareowners

The Board of Directors recommends that you vote AGAINST each of the following shareowner proposals:

Proposal 5: Independent Board Chairman

Proposal 6: Report on Lobbying Payments and Policy

YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. Shareowners may vote via the Internet, by telephone, by completing and returning a proxy card or by scanning the QR code provided on the next page in the Notice of Annual Meeting of Shareowners or on the proxy card. Specific voting instructions are set forth in the proxy statement and on both the Notice of Internet Availability of Proxy Materials and proxy card.

On behalf of the Board of Directors, we want to thank you for your continued support of Honeywell.

Sincerely,

David M. Cote

Chairman

Darius Adamczyk

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

DATE Monday, April 23, 2018

TIME 10:30 a.m. EDT

LOCATION Honeywell’s Headquarters, 115 Tabor Road, Morris Plains, New Jersey

RECORD DATE Close of business on February 23, 2018

March 8, 2018

Meeting Agenda:

•	Election of the 12 nominees listed in the accompanying proxy statement to the Board of Directors.

•	An advisory vote to approve executive compensation.

•	Approval of the appointment of Deloitte & Touche LLP as independent accountants for 2018.

•	A management proposal to amend Honeywell’s Amended and Restated Certificate of Incorporation to reduce the ownership threshold required for shareowners to call special meetings of shareowners.

•	If properly raised, two shareowner proposals described on pages 84-88 of the proxy statement.

•	Transact any other business that may properly come before the meeting.

Important Notice of Internet Availability of Proxy Materials

The Securities and Exchange Commission’s “Notice and Access” rule enables Honeywell to deliver a Notice of Internet Availability of Proxy Materials to shareowners in lieu of a paper copy of the proxy statement, related materials and the Company’s Annual Report to Shareowners. It contains instructions on how to access our proxy statement and 2017 annual report and how to vote online.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

We encourage shareowners to vote promptly as this will save the expense of additional proxy solicitation. Shareowners of record on the Record Date are entitled to vote at the meeting or in the following ways:

By Telephone	By Internet	By Mail	By Scanning

In the U.S. or Canada, you can vote your shares by calling +1 (800) 690-6903.	You can vote your shares online at www.proxyvote.com. You will need the 12-digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

You can vote your shares online by scanning the QR code above. You will need the 12-digit control number on the Notice of Internet Availability or proxy card. Additional software may need to be downloaded.

This Notice of Annual Meeting of Shareowners and related Proxy Materials are being distributed or made available to shareowners beginning on or about March 8, 2018.

By Order of the Board of Directors,

Jeffrey N. Neuman

Vice President and Corporate Secretary

TABLE OF CONTENTS

Proxy Summary	i
Sustainability And Corporate Responsibility	1
Political Contributions And Activities	3
Shareowner Outreach And Engagement	4
Proposal No. 1: Election of Directors	6
Corporate Governance	12
• Summary of Improvements To Our Governance Guidelines In 2017	12
• Board Leadership Structure	13
• Governance Best Practices	14
• Where Shareowners Can Find More Information	16
• Board Meetings	16
• Board Committees	16
• Board’s Rule in Risk Oversight	20
• Director Independence	21
• Identification And Evaluation Of Director Candidates	22
• Director Orientation And Continuing Education	23
• Director Attendance At Annual Meetings	23
• Director Compensation	24
Certain Relationships And Related Transactions	26
Stock Ownership Information	27
Section 16(a) Beneficial Ownership Reporting Compliance	28
SEC Filings And Reports	28
Executive Compensation	29
• Proposal No. 2: Advisory Vote To Approve Executive Compensation	30
• Notes And Definitions To Compensation Discussion and Analysis	30
• Compensation Discussion And Analysis	31
• Management Development And Compensation Committee Report	60
• Summary Compensation Table	61
• Grants Of Plan-Based Awards-Fiscal Year 2017	63
• Outstanding Equity Awards At 2017 Fiscal Year-End	64
• Option Exercises And Stock Vested-Fiscal Year 2017	66
• Pension Benefits	67
• Nonqualified Deferred Compensation-Fiscal Year 2017	70
• Potential Payments Upon Termination Or Change In Control	73
Audit Committee Report	81
• Proposal No. 3: Approval Of Independent Accountants	82
Management Proposal	83
• Proposal No. 4: Reduce Ownership Threshold Required To Call A Special Meeting Of Shareowners	83
Shareowner Proposals	84
• Proposal No. 5: Independent Board Chairman	84
• Proposal No. 6: Report on Lobbying Payments and Policy	86
Voting Procedures	89
Attendance at the Annual Meeting	91
Other Information	92
Appendix A: Proposed Amendment To Honeywell’s Amended and Restated Certificate of Incorporation	A-1
Appendix B: Reconciliation of Non-GAAP Financial Measures	B-1
Recent Awards	Inside Back Cover

Reconciliation, notes and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this proxy statement, other than as part of disclosure of target levels, can be found on page 30 or in Appendix B.

PROXY SUMMARY

This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

ANNUAL MEETING OF SHAREOWNERS

TIME AND DATE April 23, 2018, 10:30 a.m. EDT

PLACE Honeywell’s Headquarters, 115 Tabor Road, Morris Plains, New Jersey

RECORD DATE Shareowners as of February 23, 2018 are entitled to vote.

ADMISSION Please follow the advance registration instructions on page 91.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board’s Voting Recommendation	Page References (for more detail)
No. 1	Election of Directors	FOR (each nominee)	pp. 6-11
No. 2	Advisory Vote To Approve Executive Compensation	FOR	p. 30
No. 3	Approval of Independent Accountants	FOR	p. 82
No. 4	Management Proposal: Reduce Ownership Threshold Required To Call A Special Meeting Of Shareowners	FOR	p. 83
No. 5	Shareowner Proposal: Independent Board Chairman	AGAINST	pp. 84-86
No. 6	Shareowner Proposal: Report on Lobbying Payments and Policy	AGAINST	pp. 86-88

2017 HIGHLIGHTS

2018 | Proxy and Notice of Annual Meeting of Shareowners	| i

Proxy Summary > 2017 Highlights

LEADERSHIP Transformative and Pivotal Year in 2017 Under Darius Adamczyk
•	Successful CEO transition marked by renewed focus on organic growth, continued superior financial performance, and refocused strategic direction
•	Execution of comprehensive portfolio review, resulting in two announced tax-free spin-off transactions that will enable better focus on six key end markets and core technologies
•	Excellent performance resulting in 35% total shareowner return in 2017
•	Reinvigorating employee culture to become a software-industrial company

PORTFOLIO TRANSFORMATION Announced Homes / Global Distribution and Transportation Systems Spin-Offs
•	Spinning off ~$7.5B in sales in two tax-free spin-off transactions to be completed by end of 2018
•	Remaining Honeywell portfolio consists of high-growth businesses with strong operational and technology synergies
•	Spun businesses will be better positioned to maximize shareowner value through focused strategic decision making and tailored capital allocation

CAPITAL DEPLOYMENT Executed Balanced Capital Deployment Plan, Achieving $5B Target
•	Repurchased ~$2.9B in Honeywell shares
•	Announced a 12% increase in our dividend — since 2010, we have increased the dividend rate by 10% or more eight times
•	Deployed ~$1B to capital expenditures

CREATING VALUE FOR OUR SHAREOWNERS — CUMULATIVE TOTAL SHAREOWNER RETURN (“TSR”)

ii |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Proxy Summary > Significant Corporate Governance Actions In 2017

SIGNIFICANT CORPORATE GOVERNANCE ACTIONS IN 2017

Management Proposal to Decrease Threshold Needed to Call a Special Meeting to 15%

•	Honeywell’s Board and Management are proposing that our Certificate of Incorporation be amended to reduce the threshold needed for shareowners to call a special meeting from the current 20% to 15%.

•	The Board believes that its proposal is a thoughtful response to shareowner feedback indicating that many shareowners would appreciate the ability to call a special meeting if holders owning 15% of Honeywell shares were entitled to request a special meeting.

Recombined Roles of Chairman and CEO under Darius Adamczyk Following Dave Cote’s Retirement

•	After thorough consideration, the Board determined that shareholders are best served if the roles of Chairman and CEO are combined in current CEO Adamczyk (see page 13).

•	The Board believes that Mr. Adamczyk has the character and quality of leadership to serve in both roles and that his service as both Chairman and CEO will enhance company performance.

Changes to Our Corporate Governance Guidelines to Improve Board Refreshment

•	Before recommending re-nomination of incumbent directors, our Corporate Governance and Responsibility Committee (“CGRC”) will now evaluate whether the skills and perspectives of incumbent directors meet Honeywell’s needs, both individually and collectively.

•	We are applying greater rigor around the recruitment and selection of new Board members including a formal process for identification and prioritization of skill sets by the Chair of the CGRC, Chairman/CEO, and Lead Director.

Duncan B. Angove was recruited to the Honeywell Board in early 2018 and demonstrates the Board’s commitment to refreshment with independent nominees possessing the perspective and experience to help propel the Company’s long-term strategy of becoming a world-leading software industrial company. Mr. Angove has over 19 years of experience developing and commercializing software products and services for numerous industry verticals. Since 2010, Mr. Angove has served as a President at Infor, Inc. a provider of software solutions and platforms, as well as individual apps, that develops end-to-end operational systems and specific business processes for numerous industry verticals from chemicals to retail.

Improvements to the Board’s Self-Evaluation Process

•	We are using the self-evaluation process in a more structured way to elicit specific feedback on whether and how the Board needs to refresh its membership to better serve the long-term needs of shareowners, particularly in light of Honeywell’s evolving strategy.

•	We are reinforcing best practices to ensure that the self-evaluation process is meaningful including sharing results of director surveys and questionnaires verbatim on an anonymous basis with the entire Board and discussing the results of the annual self-evaluation with the full Board in executive session.

Strengthening of the Role of Lead Director

•	Honeywell’s Corporate Governance Guidelines were amended to add two new duties to the Lead Director’s role; specifically, making the Lead Director formally responsible for new Director recruitment and selection and jointly responsible for leading the self-evaluation process (together with the Chair of the CGRC).

Ongoing Robust Dialogue Between Our Directors and Shareowners

•	In 2017 we continued our strong tradition of meaningful engagement between our directors and largest shareowners. Our Lead Director and the Chair of the CGRC met with 11 of our shareowners in 2017 to discuss a range of pertinent governance matters, including the decision on whether to combine the roles of Chairman and CEO (see page 4). The content of these meetings is shared with the entire Board and provides an extremely valuable perspective to the Board in its decision-making.

Other Changes You Will See In This Proxy Statement

•	The Board has created a formal skills and experience matrix to help ensure that it has the right perspective to appropriately exercise its independent oversight responsibilities (see page iv).

•	We increased the mandatory retirement age for directors from 72 to 75 to ensure Board continuity during a successful CEO succession process that was architected and “owned” by the current Board and during a period in which we are executing two complex spin-off transactions that resulted from a comprehensive portfolio review process overseen by the current Board.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| iii

Proxy Summary > Executive Compensation Snapshot

Broad Set of Backgrounds and Skills*

Name	2018 Tenure	2018 Age	Senior Leader - ship	Indus- try	Global	Finan- cial	Gov’t	Other Pub. Co. Board Exper.	Risk Mgmt.	Innovation & Technology	Marketing
D. Adamczyk (President & CEO)	1	52
J. Chico Pardo (Lead Director)	18	68
D. Angove	0	51
W. Ayer	3	63
K. Burke	8	67
D.S. Davis	12	66
L. Deily	12	72
J. Gregg	7	71
C. Hollick	14	72
G. Lieblein	5	57
G. Paz	9	62
R. Washington	5	55

* Reflects anticipated composition at 2018 Annual Meeting of Shareowners

Independent and Highly Diverse Oversight*

Of the Independent Directors: • 27% are Women • 27% are Hispanic • 9% are African American • 18% are Non-U.S. Citizens

Right Balance of Institutional Knowledge
and Fresh Perspective*

EXECUTIVE COMPENSATION SNAPSHOT

2017 Total Annual Direct Compensation For Each Named Executive Officer (NEO)

The following table reflects 2017 annualized compensation amounts earned by the NEOs from the perspective of the MDCC*.

NEO	Position	Base Salary	Annual Bonus	Stock Options	2017-2019 Performance Plan-PSUs(A)	2016 Biennial- Performance RSUs(B)	2016-2017 Growth Plan(C)	Total Annual Direct Compensation
Darius Adamczyk	President & CEO	$1,414,615	$3,275,000	$3,596,400	$5,254,000	$1,671,875	$1,224,000	$16,435,890
Thomas A. Szlosek	SVP - Chief Financial Officer	$865,039	$1,100,000	$1,798,200	$2,101,600	$1,337,500	$687,500	$7,889,839
Timothy 0. Mahoney	Aerospace - President & CEO	$963,615	$1,540,000	$2,064,600	$2,232,950	$2,006,250	$450,000	$9,257,415
Krishna Mikkilineni	SVP- Engineering, Ops and IT	$785,769	$915,000	$1,798,200	$1,970,250	$1,471,250	$550,000	$7,490,469
Rajeev Gautam	PMT - President & CEO	$717,885	$1,040,000	$1,165,500	$1,576,200	$668,750	$772,500	$5,940,835
David M. Cote(D)	Executive Chairman & Former CEO	$900,962	$3,420,000	$9,990,000	$0	$0	$2,612,500	$16,923,462

*	Table reflects the view of the MDCC by annualizing 2016 biennial awards over a 2-year period (half of the award was attributed to 2016 and half to 2017), which differs from how amounts are reported on the SEC Summary Compensation Table. This is the last year reporting on this basis with normalizaton in 2018 as part of the changes to the executive compensation program.
(A)	Grant date value of the first annual award of 3-year Performance Stock Units (PSUs).
(B)	Reflects 2017 portion of the 2016 biennial Performance-based RSU grant with 100% of payout tied to Honeywell’s relative TSR performance against Compensation Peer Group over 3-years, followed by longer-term vesting period. Last such biennial RSU grant prior to compensation program changes.
(C)	Annualized amount earned from the 2016 biennial Growth Plan grant for the 2016-2017 performance cycle. Portion attributable to 2017. Plan discontinued after this payout.
(D)	Mr. Cote not included in broader compensation program changes for last full year of employment as Executive Chairman. The 2017 stock option grant to Mr. Cote, was made while in the CEO role and represented his last LTl grant from Honeywell. No other LTl was granted to Mr. Cote in 2017. Mr. Cote will receive no other compensation for the five-year consulting services arrangement included in his June 2016 CEO Continuity Agreement, which will begin when he leaves the Board in April of 2018. Earned Growth Plan award to be settled in stock, pursuant to 2016 MDCC decision to reduce value of his compensation paid in cash in response to Shareholder feedback.

See Compensation Discussion and Analysis beginning on page 31 for more details on 2017 Executive Compensation.

iv |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Sustainability and Corporate Responsibility > Highlights Of Our Environmental And Safety Achievements

PROXY STATEMENT

This proxy statement is being provided to shareowners in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of Honeywell International Inc. (“Honeywell” or the “Company”) to be held on Monday, April 23, 2018.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Honeywell takes seriously its commitment to corporate social responsibility, protection of our environment, and creation of Sustainable Opportunity everywhere it operates.

Honeywell’s Sustainable Opportunity policy is based on the principle that by integrating health, safety, and environmental considerations into all aspects of its business, Honeywell:

•	Protects its people and the environment;

•	Achieves sustainable growth and accelerated productivity;
•	Drives compliance with all applicable regulations; and

•	Develops technologies that expand the sustainable capacity of our world.

Honeywell invents and manufactures technologies that address some of the world’s most critical challenges around energy, safety, security, productivity and global urbanization.

HIGHLIGHTS OF OUR ENVIRONMENTAL AND SAFETY ACHIEVEMENTS

GREENHOUSE GAS REDUCTION AND ENERGY EFFICIENCY

Honeywell reports on its global greenhouse gas emissions publicly through CDP (formally Carbon Disclosure Project) and reports submitted to the U.S. Environmental Protection Agency and the United Kingdom Environment Agency. A qualified third party has provided limited assurance per ISO 14064-3 of Honeywell’s 2011-2016 Scope 1 and Scope 2 greenhouse gas emissions inventories.

•	Honeywell exceeded its first public goal to reduce global greenhouse gases by more than 30% and improve energy efficiency by more than 20% between 2004 and 2011.

•	A second five-year goal, set to reduce greenhouse gas emissions by an additional 15% per dollar of revenue from 2011 levels, was met three years early.

•	By 2019, Honeywell will reduce its greenhouse gas emissions per dollar of revenue from 2013 levels by an additional 10%.

WATER

Honeywell has developed a global inventory of water usage in its manufacturing operations and implements water conservation projects in areas experiencing “water stress.”

Since 2013, the Company has implemented more than 130 water conservation projects in “water stressed” areas, saving over 120 million gallons.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 1

SUSTAINABILITY AND CORPORATE RESPONSIBILITY > Highlights Of Our Environmental And Safety Achievements

SAFETY

Honeywell utilizes a comprehensive Health, Safety, Environment, Product Stewardship and Sustainability Management System based on recognized third-party standards, including ISO 14001 and OHSAS 18001, and industry best practices. The management system is fully integrated into the Honeywell Operating System, which drives continuous sustainable operational improvement. Compliance with standards and regulatory requirements is monitored through a company-wide, HSEPS-led audit process. The timely development and implementation of process improvements and corrective action plans are closely monitored.

Our global Total Case Incident Rate or “TCIR” (the number of occupational injuries and illnesses per 100 employees) was 0.45 at the end of 2017. According to the U.S. Bureau of Labor Statistics, the weighted TCIR of the industries in which Honeywell participates is over 2.0.

Honeywell has received worker safety awards from governments and organizations around the world.

Health, Safety, Environment, Product Stewardship and Sustainability (“HSEPS”) Management System

Honeywell’s HSEPS matters are managed by a global team of trained professionals with extensive knowledge and hundreds of years of collective experience in occupational health, chemistry, hydrology, geology, engineering, safety, industrial hygiene, materials management and energy efficiency.

Honeywell’s Vice President of HSEPS reports to the Company’s Senior Vice President and General Counsel and has overall responsibility for HSEPS programs. A Corporate Energy & Sustainability Team, led by the Vice President of HSEPS, the Vice President of Global Real Estate and the Director of Sustainability, helps drive the Company’s sustainability goals. Progress on these goals is reported to Honeywell’s CEO on a monthly basis and is reviewed with the Board’s Corporate Governance and Responsibility Committee at least annually.

Honeywell’s Integrity and Compliance program

Honeywell’s Integrity and Compliance program reflects our vision and values and helps our employees, representatives, contractors, consultants, and suppliers comply with a high standard of business conduct globally. At the core of the Integrity and Compliance program is the Company’s Code of Business Conduct (the “Code”) that applies across the Company in all businesses and in all countries. All employees are required to complete Code of Business Conduct training and certify that they will comply with the Code. In addition, managers and executives certify on an annual basis that they will act in accordance with the Code.

The Code is a baseline set of requirements that enables employees to recognize and be aware of how to report integrity, compliance, and legal issues. In addition, the Code outlines our pledge to recognize the dignity of each individual, respect each employee, provide compensation and benefits that are competitive, promote self-development through training that broadens work-related skills, and value diversity of perspectives and ideas. The Code provides guidance and outlines expectations in a number of key integrity and compliance areas, including how employees should treat each other, conflicts of interest, HSEPS, books and records, anti-corruption and proper business practices, trade compliance, insider trading, data privacy, respect for human rights, and the appropriate use of information technology and social media.

In addition to the Code, Honeywell’s Integrity and Compliance program provides comprehensive training on key compliance topics, develops training scenarios, provides mechanisms for employees and third parties to report concerns, and ensures timely and fair reviews of integrity and compliance concerns through a best-in-class process to report and investigate Code of Business Conduct concerns.

Moreover, the Integrity and Compliance program includes, among other elements, a supplier Code of Conduct that flows down to Honeywell’s global supply chain to reinforce Honeywell’s expectation that its suppliers will also abide by our high standards of integrity and compliance, including our Conflict Minerals, Anti-Human Trafficking, Business Integrity, and Health, Safety, and Environmental policies.

Honeywell Hometown Solutions

Honeywell demonstrates its commitment to corporate social responsibility and community involvement through Honeywell Hometown Solutions, which focuses on five important societal needs that align with Honeywell’s culture, products and people: safety and security, housing and shelter, math and science education, habitat and conservation, and humanitarian relief.

2 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Political Contributions and Activities

These programs have delivered significant and meaningful results in communities around the world, including:

•	Offering academic opportunities that inspire students to pursue careers in science, technology, engineering and math (STEM), and providing teachers with new and innovative techniques to teach STEM education;

•	Partnering with environmental organizations to provide students with unique learning opportunities and teaching tools for educators to promote environmental science in the classroom;

•	Teaching parents and children potentially life-saving lessons to help avoid abduction and preventable childhood injuries;

•	Repairing homes and community centers for low-income families, the elderly and the disabled; and

•	Helping Honeywell employees and communities recover from natural disasters such as Hurricanes Harvey, Irma, Maria, Matthew and Sandy in the U.S.; wildfires in Alberta, Canada, and Colorado Springs; flooding in Louisiana and Romania; Super Typhoon Haiyan in the Philippines; the Great Japan Earthquake and Tsunami; and earthquakes in Mexico, Haiti and China.

For more information about our sustainability and corporate citizenship programs, please visit our website at www.honeywell.com, and Corporate Citizenship at http://citizenship.honeywell.com/.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

Engagement in the political process is critical to our success. Our future growth depends on forward-thinking legislation and regulation that makes society safer and more energy efficient and improves public infrastructure. We strive to always engage responsibly in the political process and to ensure that our participation is fully consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct.

We have developed a strong team of government relations professionals based in Washington, D.C. who drive our lobbying programs and initiatives. Our government relations organization is led by the Senior Vice President, Global Government Relations. Members of the government relations organization work from a global network of offices.

MANAGEMENT AND BOARD OVERSIGHT

The law department oversees our lobbying activities. The Senior Vice President, Global Government Relations reports to the Company’s Senior Vice President and General Counsel (“General Counsel”) and also works closely with the Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations and Vice President, Global Compliance meet regularly with the Chairman and Chief Executive Officer and his leadership team about legislative, regulatory and political developments.

With respect to Board of Directors oversight, our public policy efforts, including all lobbying activities, political contributions and payments to trade associations and other tax-exempt organizations, is the responsibility of the Corporate Governance and Responsibility Committee (“CGRC”), which consists entirely of independent, non-employee directors. Each year the CGRC receives an annual report on the Company’s policies and practices regarding political contributions. The CGRC’s oversight of our political activities ensures compliance with applicable law and alignment with our policies and our Code of Business Conduct. In addition, each year the Senior Vice President, Global Government Relations reports to the CGRC on trade association political spending and to the full Board of Directors on our global lobbying and government relations program.

POLITICAL CONTRIBUTIONS

We have not made any political contributions using corporate funds since at least 2009 and have no present intention of making such political contributions in the future. Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000.

In 2013, we revised and expanded our disclosure on our policy and procedures for political activity and contributions. This disclosure is available on Honeywell’s website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

In 2017, the Center for Political Accountability (“CPA”), a non-profit, non-partisan organization, assessed our disclosure for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability (“CPA-Zicklin Index”). The CPA-Zicklin Index measures the transparency, policies, and practices of the S&P 500. Our enhanced disclosure on political lobbying and contributions ranked us in the “First Tier” of the 2017 CPA-Zicklin Index for the fourth year in a row. Our enhanced disclosure was also influenced by feedback received from our largest shareowners during our shareowner outreach initiative where we met with shareowners to discuss their views on several topics, including Honeywell’s disclosure on lobbying and political contributions.

For additional detail on Honeywell’s policies and processes on political contributions and lobbying, please see our response to Shareowner Proposal Number 6 on pages 86-88.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 3

Shareowner Outreach and Engagement

SHAREOWNER OUTREACH AND ENGAGEMENT

Understanding the issues that are important to our shareowners is critical in ensuring that we address their interests in a meaningful and effective way. It is also foundational to good corporate governance. In that light, we engage with our shareowners on a regular basis to discuss a range of topics including our performance, strategy, risk management, executive compensation, and corporate governance. We recognize the value of taking our shareowners’ views into account. Dialogue and engagement with our shareowners helps us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations.

Our shareowner and investor outreach and engagement takes many forms and is a year-round activity. We participate in numerous investor conferences and analyst meetings, hold our own investor events, some of which focus on individual businesses held at our facilities, and meet one-on-one with shareowners in a variety of contexts and forums. We also communicate with shareowners and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. We hold conference calls for our quarterly earnings releases and other major corporate events which are open to all. These calls are available in real time and as archived webcasts on our website.

Our Chairman, CEO, Chief Financial Officer, Vice President of Investor Relations and other senior management meet frequently with investors to discuss Honeywell’s strategy, financial and business performance and to update investors on key developments. In addition, members of our Board, including our Lead Director, the Chair of our Corporate Governance and Responsibility Committee (“CGRC”), and the Chair of our Management Development and Compensation Committee (“MDCC”) meet with our large shareowners to discuss a range of issues including executive compensation and corporate governance.

GOVERNANCE AND COMPENSATION OUTREACH

Given the significant changes that occurred at Honeywell in the past year, our shareowner engagement during 2017 was particularly robust. We held 36 meetings with shareowners during the course of 2017 (representing approximately 36% of the shares outstanding) to discuss a wide range of governance and compensation issues, including:

•   The ‘Say on Pay’ vote which occurred at our 2017 annual meeting;

•   Progress on the implementation of our CEO succession plan (see page 13 for a description of the Board’s decision on whether to separate the roles of Chairman and CEO);

•   The announcement in early 2017 of our intent to conduct a comprehensive portfolio review and the process we intend to employ;

•   The subsequent conclusion of that portfolio review in October 2017 when we announced our intent to spin-off two significant business units and how we reached that conclusion;

•   Significant improvements to our Corporate Governance Guidelines intended to facilitate ongoing Board refreshment which we describe on page 12; and

•   Whether to separate the roles of Chairman and CEO when our current Chairman, David M. Cote, retires in April 2018.

What we heard from our investors:

During our many shareowner interactions on the topics described above, we heard a diverse range of views. In general, our investors appreciated our transparency and the willingness by our senior executives and members of the Board to engage with, and listen to, shareowners. We summarize the feedback we heard below:

•   Near universal satisfaction with the changes we made to our executive compensation programs prior to the 2017 annual meeting of shareowners, which resulted in approximately 93% of our shareowners voting in favor of ‘Say on Pay’;

•   Support for the portfolio review process undertaken by Honeywell management and overseen by the Board, which resulted in our announcement on October 10, 2017 to spin off our Homes product portfolio and ADI global distribution business, as well as our Transportation Systems business, into two stand-alone, publicly-traded companies;

4 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Shareowner Outreach and Engagement > Governance and Compensation Outreach

•	A range of views on whether the roles of Chairman and CEO should be recombined when our current Chairman, David M. Cote, retires as Executive Chairman at the April 2018 Annual Meeting of Shareowners. The majority of shareowners expressed the view that in light of Honeywell’s past and current financial and governance performance, the Honeywell Board should decide whether to separate the roles based on its assessment of what governance structure best serves the long-term interests of shareowners. A minority expressed the view that the roles of Chairman and CEO should be separate as a matter of best practice. See page 13 for a description of the Board’s decision on whether to separate the roles of Chairman and CEO; and

•	Widespread approval of the improvements we made to our Corporate Governance Guidelines intended to facilitate ongoing Board refreshment which we describe on page 12.

COMMUNICATING WITH MANAGEMENT AND INVESTOR RELATIONS

Our Investor Relations department is the primary point of contact for shareowner interaction with Honeywell. Shareowners should write to or call:

Mark Macaluso
Vice President, Investor Relations
Honeywell
115 Tabor Road, Morris Plains, NJ 07950
Phone: +1 (973) 455-2222

Visit our website at www.investor.honeywell.com

We encourage our shareowners to visit the Investors section of our website for more information on our investor relations and corporate governance programs.

PROCESS FOR COMMUNICATING WITH BOARD MEMBERS

Shareowners, as well as other interested parties, may communicate directly with the Lead Director for an upcoming meeting, the non-employee directors as a group, or individual directors by writing to:

Honeywell
c/o Vice President and Corporate Secretary
115 Tabor Road
Morris Plains, NJ 07950

Honeywell’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product or service related inquires; junk mail or mass mailings; resumes or other job-related inquires; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 5

Proposal No. 1: Election of Directors > Director Nominations-Skills and Criteria

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Honeywell’s directors are elected at each Annual Meeting of Shareowners and hold office for one-year terms or until their successors are duly elected and qualified. Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors.

The Board has nominated 12 candidates for election as directors. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by a properly signed and returned proxy card or voted by telephone, via the Internet or by scanning the QR code will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-laws.

In 2017, the mandatory retirement age for directors was increased from 72 to 75. The retirement age increase was implemented to ensure Board continuity during a successful CEO succession process that the Board implemented in 2017 and during a period where we are undertaking a major portfolio realignment, including the spin-offs of two significant business units. As a result, directors may serve until the Annual Meeting of Shareowners immediately following their 75th birthday. For further detail on the increase in the mandatory retirement age, see “Summary of Improvements To Our Governance Guidelines in 2017” on page 12.

DIRECTOR NOMINATIONS — SKILLS AND CRITERIA

The Corporate Governance and Responsibility Committee (“CGRC”) is responsible for nominating a slate of Director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. In 2017, the Board reviewed its processes and procedures for nominating Directors to ensure that the skills, experience and perspective of the Board, and the Board’s ability to periodically refresh those attributes, keeps pace with an evolving commercial strategy focused on Honeywell becoming a world-leading software industrial company. As a result of that review, the Board updated its Corporate Governance Guidelines so that Director nominations are now subject to the following:

•	Before recommending for re-nomination a slate of incumbent Directors for an additional term, the Corporate Governance and Responsibility Committee will evaluate whether incumbent Directors possess the requisite skills and perspective, both individually and collectively.

•	With respect to the recruitment of new members, the Corporate Governance and Responsibility Committee has the responsibility for periodically identifying and recruiting new members to the Board.

•	As and when the Board considers adding new members, the Lead Director, CEO, Chairman and the Chair of the Corporate Governance and Responsibility Committee work together to identify and prioritize the specific skill sets, experience, and knowledge that candidates for election to the Board must possess.

•	Candidates are interviewed multiple times by the Chairman, CEO, Lead Director and other members of the Board to ensure that candidates not only possess the requisites skills and characteristics but also the personality, leadership traits, work ethic, and independence to effectively contribute as a member of the Board.

•	After this process, the Board nominates the successful candidate for election to the Board at the Annual Meeting of Shareowners. From time to time, the Board fills vacancies in its membership, using the same process described above, which arise between annual meetings of shareowners.

The CGRC believes that each of the nominees presented in this proxy has key personal attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board and its Committees.

The following list highlights other key experiences, qualifications and skills of our Director nominees that are relevant and important in light of Honeywell’s businesses and structure.

6 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Proposal No. 1: Election of Directors > Director Nominations-Skills and Criteria

DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive as well as hands-on leadership experience in core management areas, such as strategic and operational planning, financial reporting, compliance, risk management and leadership development provides a practical understanding of how complex organizations like Honeywell function.

Industry

Experience in industries, end-markets and growth segments that Honeywell serves, such as aerospace, automotive, construction, transportation, infrastructure, oil and gas, security and fire, energy efficiency and worker productivity and safety enables a better understanding of the issues facing our businesses.

Global Experience

Growing revenues outside of the United States, particularly in what we call “high growth regions” or “HGRs” such as China, India, Southeast Asia, Africa and Latin America is a central part of our long-term strategy for growth. Hence, exposure to markets and economies outside of the United States, particularly in HGRs, is an important qualification for our Board. This exposure can take many forms including government affairs, regulatory, managerial, commercial, linguistic or simply cultural.

Financial Expertise

We believe that an understanding of finance and financial reporting processes is important for our directors to monitor and assess the Company’s operating and strategic performance and to ensure accurate financial reporting and robust controls. Our director nominees have relevant background and experience in capital markets, corporate finance, accounting and financial reporting and several satisfy the “accounting or related financial management expertise” criteria set forth in the New York Stock Exchange (“NYSE”) listing standards.

Regulated Industries/Government Experience

Honeywell is subject to a broad array of government regulations, and demand for its products and services can be impacted by changes in law or regulation in areas such as safety, security and energy efficiency. Several of our directors have experience in regulated industries, providing them with insight and perspective in working constructively and proactively with governments and agencies globally.

Public Company Board Experience

Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO and senior management, agenda setting and succession planning.

Risk Management

In light of the Board’s role in risk oversight and our robust enterprise risk management program, we seek directors who can help manage and mitigate key risks, including cybersecurity, regulatory compliance, competition, financial, brand integrity and intellectual property risks.

Innovation and Technology

With Honeywell’s transformation to a software-industrial company in the digital age, expertise in combining software programming capabilities with leading-edge physical products and domain knowledge is critical to opening and securing new growth paths for all of Honeywell’s businesses.

Marketing

Developing new markets for our products and services is critical for driving growth. Our directors who have that expertise provide a much desired perspective on how to better market and brand our products and services.

Each of the nominees, other than Mr. Adamczyk, is independent of the Company and management. See “Director Independence” on page 21 of this proxy statement.

The CGRC also considered the specific experience described in the biographical details that follow in determining to nominate the following individuals for election as directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 7

Proposal No. 1: Election of Directors > Nominees for Election

NOMINEES FOR ELECTION

DARIUS ADAMCZYK, President and Chief Executive Officer of Honeywell International Inc.

Years of Service: 1 Age: 52

Mr. Adamczyk is the President and Chief Executive Officer of Honeywell since March 2017. Mr. Adamczyk was President and Chief Operating Officer from April 2016 to March 2017. From April 2014 to April 2016, Mr. Adamczyk served as President and CEO of Honeywell Performance Materials and Technologies (“PMT”). Prior to serving as President and CEO of PMT, Mr. Adamczyk served as President of Honeywell Process Solutions from 2012 to 2014. When he joined Honeywell in 2008, he became President of Honeywell Scanning & Mobility from 2008 to 2012. Mr. Adamczyk began at Honeywell when Metrologic, Inc., where he was the Chief Executive Officer, was acquired by Honeywell. Prior to joining Honeywell, Mr. Adamczyk held several general management assignments at Ingersoll Rand, served as a senior associate at Booz Allen Hamilton, and started his career as an electrical engineer at General Electric.

Specific Qualifications, Attributes, Skills and Experience

•	Senior leadership roles in global organizations, both large and small
•	Deep understanding of software, both technically and commercially, and a proven track record in growing software-related businesses at Honeywell
•	Demonstrated ability to deliver financial results as a leader in a variety of different industries, with disparate business models, technologies and customers
•	Strategic leadership skills necessary to grow Honeywell revenues organically and inorganically while meeting the challenges of a constantly changing environment across Honeywell’s diverse business portfolio

DUNCAN B. ANGOVE, President of Infor, Inc.

Years of Service: 0 Age: 51

Since 2010, Mr. Angove has been President of Infor, Inc., a privately-held provider of enterprise software and a strategic technology partner for more than 90,000 organizations worldwide. The software is purpose-built for specific industries, from manufacturing to healthcare, providing complete suites that are designed to support end-to-end business processes and digital transformation. Previously, Mr. Angove served as the Senior Vice-President and General Manager of the Retail Global Business Unit for Oracle Corporation, a global technology provider of enterprise software, hardware and services, from 2005 to 2010. He joined Oracle through its acquisition of Retek Inc., then a publicly-traded provider of software solutions and services to the retail industry, where he served in various roles of increasing responsibility from 1997 until 2005.

Specific Qualifications, Attributes, Skills and Experience

•	Senior technology industry leader with global operating experience including in software and digital transformation
•	Deep understanding of the trends across enterprise cloud, infrastructure software, digital, and the internet of things and skilled at driving value creation
•	Extensive experience in corporate strategy, M&A, sales, marketing and business and product development

WILLIAM S. AYER, Retired Chairman and Chief Executive Officer of Alaska Air Group, Inc. (Alaska Air Group)

Years of Service: 3 Age: 63 Board Committees: • Corporate Governance & Responsibility • Management Development & Compensation

Mr. Ayer is the retired Chairman of the Board and Chief Executive Officer of Alaska Air Group, the parent company of Alaska Airlines and its sister carrier, Horizon Air. Mr. Ayer served as Chief Executive Officer of Alaska Air Group and its subsidiaries through 2012, and as Chairman through 2013. A veteran of more than three decades in aviation, Mr. Ayer began his career with Horizon Air in 1982 where he held a variety of marketing and operations positions. He joined Alaska Airlines in 1995 as Vice President of Marketing and Planning, and subsequently held the posts of Senior Vice President, Chief Operating Officer, and President. In 2002, he became Alaska Air Group’s Chief Executive Officer, and, in May 2003, he was appointed Chairman. Mr. Ayer was a director of Puget Sound Energy, Inc. and Puget Energy, Inc. from January 2005 until January 2015 and served as Chairman from January 2009 until January 2015.

Specific Qualifications, Attributes, Skills and Experience

•	Deep aerospace industry knowledge as well as sales, marketing and operations experience through his three decades of leadership roles at Alaska Air Group, recognized for its best-in-class operating metrics among U.S. air carriers
•	Proven leadership skills in developing a business enterprise that can deliver long-term, sustained excellence based on a management style that includes a relentless focus on the customer, continuous improvement, and building a culture of safety, innovation, sustainability and diversity
•	Understanding of the U.S. public utility industry through his service as a director on the Board of Puget Energy

Leadership	Industry	Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

8 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Proposal No. 1: Election of Directors > Nominees for Election

KEVIN BURKE, Retired Chairman, President and Chief Executive Officer of Consolidated Edison, Inc. (Con Edison)

Years of Service: 8 Age: 67 Board Committees: • Audit • Retirement Plans

Mr. Burke joined Con Edison, a utility provider of electric, gas and steam services, in 1973 and held positions of increasing responsibility in system planning, engineering, law, nuclear power, construction, and corporate planning. He served as Senior Vice President from July 1998 to July 1999, with responsibility for customer service and for Con Edison’s electric transmission and distribution systems. In 1999, Mr. Burke was elected President of Orange & Rockland Utilities, Inc., a subsidiary of Con Edison. He was elected President and Chief Operating Officer of Consolidated Edison Company of New York, Inc. in 2000 and elected Chief Executive Officer in 2005. Mr. Burke served as President and Chief Executive Officer of Con Edison from 2005 through 2013, and was elected Chairman in 2006. Mr. Burke became non-executive Chairman of Con Edison in December 2013 and served in that capacity until April 2014. Mr. Burke was a member of the Board of Directors of Con Edison and a member of the Board of Trustees of Consolidated Edison Company of New York, Inc. which is a subsidiary of Con Edison, until May 2015.

Specific Qualifications, Attributes, Skills and Experience

•	Extensive management expertise gained through various executive positions, including senior leadership roles, at Con Edison
•	Wealth of experience in energy production and distribution, energy efficiency, alternative energy sources, engineering and construction, government regulation and development of new service offerings
•	Significant expertise in developing clean and renewable energy infrastructure technology used in clean energy, solar generation, and other energy efficient products and services
•	Oversaw the implementation of financial and management information systems, utility operational systems and process simulators
•	Deep knowledge of corporate governance and regulatory issues facing the energy, utility and service industries

JAIME CHICO PARDO, President and Chief Executive Officer, ENESA, S.A. de C.V. (ENESA)

Years of Service: 18 Age: 68 Lead Director Ex officio member of each Board Committee

Mr. Chico Pardo has been President and Chief Executive Officer of ENESA, a private fund investing in the Mexican energy and health care sectors since March 2010. He previously served as Co-Chairman of the Board of Telefonos de Mexico, S.A.B. de C.V. (TELMEX), a telecommunications company based in Mexico City, from April 2009 until April 2010 and as its Chairman from October 2006 to April 2009 and its Vice Chairman and Chief Executive Officer from 1995 until 2006. Mr. Chico Pardo was Co-Chairman of the Board of Impulsora del Desarrollo y el Empleo en América Latina, S.A. de C.V., a publicly listed company in Mexico engaged in investment in and management of infrastructure assets in Latin America, from 2006 until 2010. He was also Chairman of Carso Global Telecom, S.A. de C.V. from 1996 until 2010. Prior to joining TELMEX, Mr. Chico Pardo served as President and Chief Executive Officer of Grupo Condumex, S.A. de C.V. and Euzkadi/General Tire de Mexico, manufacturers of products for the construction, automotive and telecommunications industries. Mr. Chico Pardo has also spent a number of years in the international and investment banking business. Mr. Chico Pardo is a director of Grupo Bimbo, S.A.B. de C.V. He previously served as a director of AT&T (2008-2015), Grupo Carso, S.A. de C.V. and several of its affiliates (1991-2013), three mutual funds in the American Funds family of mutual funds (2011-2013) and Honeywell Inc. from September 1998 to December 1999.

Specific Qualifications, Attributes, Skills and Expertise

•	Broad international exposure through senior leadership roles in Latin American companies in the telecommunications, automotive, manufacturing, engineering and construction industries
•	Expertise in the management of infrastructure assets and international business, operations and finance focused on Latin America
•	Broad experience with investment strategies in innovation and technology to support the energy, healthcare and telecommunications industries in Mexico and Latin America
•	Enhanced perspectives on corporate governance, risk management and other issues applicable to public companies

D. SCOTT DAVIS, Retired Chairman and Chief Executive Officer of United Parcel Service, Inc. (UPS)

Years of Service: 12 Age: 66 Board Committees: • Management Development & Compensation Committee Chairperson • Audit

Mr. Davis joined UPS, a leading global provider of package delivery, specialized transportation and logistics services in 1986. He served as the non-Executive Chairman of UPS from September 2014 until May 2016. Prior to his retirement as Chief Executive Officer of UPS, Mr. Davis served as Chairman and Chief Executive Officer from January 1, 2008 to September 2014. Prior to this, he served as Vice Chairman since December 2006 and as Senior Vice President, Chief Financial Officer and Treasurer since January 2001. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting areas. During his tenure at UPS, Mr. Davis served a critical role in helping UPS to reinvent itself into a technology company as well as transportation. Prior to joining UPS, he was Chief Executive Officer of II Morrow Inc., a technology company and developer of general aviation and marine navigation instruments. Mr. Davis is a Certified Public Accountant. He is also a director of Johnson & Johnson. Mr. Davis previously served on the Board of the Federal Reserve Bank of Atlanta (2003-2009), serving as Chairman in 2009, and EndoChoice Holdings (2015-2016).

Specific Qualifications, Attributes, Skills and Experience

•	Significant expertise in management, strategy, finance and operations gained over 25 years at UPS including through senior leadership roles
•	Financial management expertise, including financial reporting, accounting and controls
•	Strong banking experience and a deep understanding of public policy and global economic indicators
•	Extensive experience in the transportation and logistics services industry
•	In-depth understanding of technology and software solutions that support automated and web-based shipping, tracking and specialized transportation Logistics

Leadership	Industry	Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 9

Proposal No. 1: Election of Directors > Nominees for Election

LINNET F. DEILY, Former Deputy U.S. Trade Representative and Ambassador

Years of Service: 12 Age: 72 Board Committees: • Corporate Governance & Responsibility Committee Chairperson • Audit

Ms. Deily was Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to 2005. From 2000 until 2001, she was Vice Chairman of The Charles Schwab Corp. Ms. Deily served as President of the Schwab Retail Group from 1998 until 2000 and President of Schwab Institutional-Services for Investment Managers from 1996 to 1998. Prior to joining Schwab, she was the Chairman of the Board, Chief Executive Officer and President of First Interstate Bank of Texas from 1990 until 1996. She is also a director of Chevron Corporation.

Specific Qualifications, Attributes, Skills and Experience

•	Unique global and governmental perspectives regarding international trade, capital markets, public policy, telecommunications, information services, corporate finance, refinery and petrochemical industries
•	Extensive experience leading international trade negotiations and detailed knowledge and insight into challenges and opportunities related to government relations
•	Broad experience managing technology platforms for investment managers and retail clients
•	Significant financial experience through senior leadership roles in banking, brokerage and financial services companies
•	Substantial experience as a Fortune 500 company director

JUDD GREGG, Former Governor and U.S. Senator of New Hampshire

Years of Service: 7 Age: 71 Board Committees: • Corporate Governance & Responsibility • Audit

Senator Gregg has spent over three decades in public office, most recently serving as the United States Senator from the State of New Hampshire from January 1993 until January 2011. During his tenure in the Senate, Senator Gregg served on a number of key Senate Committees including Budget; Appropriations; Government Affairs; Banking, Housing and Urban Affairs; Commerce, Science and Transportation; Foreign Relations; and Health, Education, Labor and Pensions. He has served as the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee as well as chairman of various sub-committees. Senator Gregg served as a chief negotiator of the Emergency Economic Stabilization Act of 2008 and was the lead sponsor of the Deficit Reduction Act of 2005, and, along with the late Senator Ted Kennedy, co-authored the No Child Left Behind Act of 2001. In March 2010, Senator Gregg was appointed to President Obama’s bipartisan National Commission on Fiscal Responsibility and Reform. From 1989 to 1993, Senator Gregg was the Governor of New Hampshire and prior to that was a U.S. Representative from 1981 to 1989. Senator Gregg was named as Dartmouth College’s first distinguished fellow and he teaches at the college and its graduate schools. He also serves as a director of Evoqua Corporation. Senator Gregg previously served as a director of Intercontinental Exchange, Inc. (2011-2013).

Specific Qualifications, Attributes, Skills and Experience

•	Deep understanding and experience in local, state, national and international issues
•	Extensive experience in government, public policy, financial regulatory reform, banking, tax, capital markets, science, renewable technology and research, environmental protection and conservation, healthcare and foreign policy
•	Significant insight into fiscal affairs, governmental relations, legislative and regulatory issues

CLIVE HOLLICK, Former Chief Executive Officer of United Business Media

Years of Service: 14 Age: 72 Board Committees: • Management Development & Compensation • Retirement Plans

Lord Hollick was Chief Executive Officer of United Business Media and its predecessor companies from 1974 to 2005. United was a London-based, international information, broadcasting, financial services and publishing group. From 2005 to 2010, he was a partner, managing director and adviser to Kohlberg Kravis Roberts & Co., a private equity firm focusing on businesses in the media and financial services sectors. Lord Hollick is a partner of GP Bullhound LLP and a member of the Advisory Board of Jefferies Inc. In addition, Lord Hollick was Chairman of the Economic Affairs Committee of the House of Lords. He previously served as a director of ProSiebenSat. 1 Media AG (2007-2014), Gogo Inc. (2013-2014), The Nielsen Company B.V. (2006-2009), Diageo plc (2001-2011), TRW Inc. (2000-2002) and BAE Systems (1992-1997).

Specific Qualifications, Attributes, Skills and Experience

•	Management expertise and diverse perspective on international and media experience gained through over 30 years as the leader of United Business Media
•	Deep knowledge of public policy and trends in the UK and European markets
•	In-depth understanding of the operating environment in the UK and Europe particularly with respect to information and financial services, broadcasting, publishing and online media, marketing and branding, technology and innovation
•	Substantial experience in mergers and acquisitions in the media and financial services sectors, including in a private equity context

Leadership	Industry	Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

10 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Proposal No. 1: Election of Directors > Nominees for Election

GRACE D. LIEBLEIN, Former Vice President-Global Quality of General Motors Corporation (GM)

Years of Service: 5 Age: 57 Board Committees: • Corporate Governance & Responsibility • Management Development & Compensation

Ms. Lieblein served as Vice President, Global Quality of GM, a company that designs, manufactures and markets cars, crossovers, trucks, and automobile parts worldwide from November 2014 to March 2016. Ms. Lieblein served as Vice President, Global Purchasing and Supply Chain from December 2012 to November 2014, the GM Brazil President and Managing Director from June 2011 until December 2012, the GM Mexico President and Managing Director from January 2009 until June 2011 and Vehicle Chief Engineer from October 2004 to January 2009. Ms. Lieblein joined GM in 1978 as a co-op student at the General Motors Assembly Division in Los Angeles and has held a variety of leadership positions at GM in engineering, product development and manufacturing. Ms. Lieblein is also a director of Southwest Airlines Co. and American Tower Corporation.

Specific Qualifications, Attributes, Skills and Experience

•	Wide-ranging management and operating experience gained through various executive positions in an extensive career at GM
•	Significant expertise in supply chain management, global manufacturing, engineering, technology and product design and development
•	International business, operations and finance experience gained through senior leadership positions in Brazil and Mexico

GEORGE PAZ, Chairman and Retired Chief Executive Officer of Express Scripts Holding Company (Express Scripts)

Years of Service: 9 Age: 62 Board Committees: • Corporate Governance & Responsibility • Audit Committee Chairperson

Mr. Paz has served as Chairman of the Board of Express Scripts, a pharmacy benefit management company, since May 2006, as Chief Executive Officer from April 2005 to May 2016 and as President from October 2003 to February 2014. He has served as a director of Express Scripts since January 2004. Mr. Paz joined Express Scripts as Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as its Chief Financial Officer following his election as President until April 2004. Mr. Paz is a Certified Public Accountant. He is also a director of Prudential Financial, Inc.

Specific Qualifications, Attributes, Skills and Experience

•	Significant management and finance experience gained through senior leadership positions at Express Scripts
•	Financial expertise, including in tax, financial reporting, accounting and controls
•	Information technology expertise in the healthcare and pharmaceutical industries and a strong track record of developing automated solutions in the healthcare marketplace
•	Developed technologies for adjudication, compliance, prior authorization and safety standards in healthcare
•	Extensive experience in corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation and employee health benefits

ROBIN L. WASHINGTON, Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc. (Gilead)

Years of Service: 5 Age: 55 Board Committees: • Audit • Retirement Plans

Ms. Washington joined Gilead, a research-based biopharmaceutical company, as Senior Vice President and Chief Financial Officer in May 2008. In her current role as Executive Vice President and Chief Financial Officer, she oversees Gilead’s Global Finance, Investor Relations and Information Technology organizations. From 2006-2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Prior to that, Ms. Washington spent nearly 10 years at PeopleSoft, a provider of enterprise application software, where she served in a number of executive positions, most recently in the role of Senior Vice President and Corporate Controller. Ms. Washington is a Certified Public Accountant. She is a director of Salesforce.com Inc. and previously served as a director of Tektronix, Inc. (acquired by Danaher Corporation) (2005-2007) and MIPS Technologies, Inc. (acquired by Imagination Technologies Group PLC) (2008-2013).

Specific Qualifications, Attributes, Skills and Experience

•	Extensive management, operational and accounting experience in the healthcare and information technology industries
•	Financial expertise, including in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets
•	Broad experience on corporate governance issues gained through public company directorships

Leadership	Industry	Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 11

Corporate Governance > Summary of Improvements to our Governance Guidelines in 2017

CORPORATE GOVERNANCE

Honeywell is committed to strong corporate governance policies, practices and procedures designed to make the Board effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, particularly the developments and activities that occurred in 2017, and the responsibilities of the Board and each of its Committees. We also review our shareowner engagement program and feedback received as a result of that engagement.

SUMMARY OF IMPROVEMENTS TO OUR GOVERNANCE GUIDELINES IN 2017

Honeywell’s Board is committed to a spirit of “continuous improvement” and is always seeking ways to improve the efficacy of its governance policies, practices and procedures. During 2017, the Board made improvements to several aspects of its Corporate Governance Guidelines (“Guidelines”) to ensure that its practices remained contemporary and aligned with the needs of Honeywell’s shareowners. These improvements were driven, in significant part, by the CEO succession plan that the Board implemented in 2017 as well as the portfolio review and the resulting refocus of the commercial strategy announced by our CEO, Darius Adamczyk, in October 2017.

The revisions to the Guidelines described in detail below sought to balance two things:

•	The need to ensure that the skills, experience and perspective of the Board, and the Board’s ability to periodically refresh those attributes, keep pace with an evolving commercial strategy focused on Honeywell becoming a world-leading software industrial company. The Board desired to improve how it went about self-evaluation and refreshment, in both cases to ensure that the collective skills and perspective of the Board continued to evolve alongside Honeywell’s commercial strategy.

•	Continuity and stability in the near term to oversee a successful CEO succession process that the current Board architected and “owns,” being particularly mindful of the importance of stability in the midst of a CEO succession process. The Board views a successful CEO succession as its number one priority. The Board was particularly cognizant that, absent a change in the mandatory retirement age, nearly a third of the Board would have departed in April 2018.

Board Composition	Annual Self-Evaluation Process

The revised Guidelines now contain a clear vision statement for the composition of Honeywell’s Board:

“The composition of Honeywell’s Board, as well as the perspective and skills of its individual members, needs to effectively support Honeywell’s growth and commercial strategy. Collectively, the Board must also be capable of overseeing risk management, capital allocation and leadership succession. Board composition and the members’ perspective and skills should evolve at an appropriate pace to meet the challenges of Honeywell’s changing commercial and strategic goals.”

Annual Assessment on Whether to Renominate Incumbents

The Corporate Governance and Responsibility Committee (“CGRC”) will evaluate annually whether incumbent Board members’ skills and perspectives meet Honeywell’s needs, both individually and collectively, before recommending re-nomination to the Honeywell Board.

Recruitment of New Members

Clear, transparent processes related to selection and recruitment of new Board members:

•   The Lead Director is now formally charged with responsibility for new director recruitment.

•   A process for formally identifying and prioritizing the skill sets needed in new members by the Chair of the CGRC, Chairman, CEO and Lead Director.

•   An emphasis on finding new members who demonstrate the right leadership traits, personality, work ethic, independence business experience and diversity of background.

Improvements to our Board’s self-evaluation process to ensure the process facilitates and enables adequate Board refreshment and an appropriate evolution of Board skills, experience and perspectives:

•   The Lead Director is now jointly responsible for leading the self-evaluation process (together with the Chair of the CGRC).

•   Changes to the self-evaluation questionnaire to elicit better feedback on whether Board skills are matched to Honeywell’s commercial and strategic needs and its risk profile.

Continuity of best practices:

•   The results of director surveys and questionnaires are shared verbatim on an anonymous basis with the entire Board.

•   The results of the self-evaluation are discussed by the full Board in executive session.

Increase in Mandatory Retirement Age

The mandatory retirement age for Board members was increased from 72 to 75.

•   Absent this increase in retirement age, up to four Board members could have departed at the 2018 annual meeting of shareowners.

•   The increase in mandatory retirement age avoids potential disruption and facilitates governance stability during the current CEO succession while the Board is recruiting new members.

12 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Corporate Governance > Board Leadership Structure

BOARD LEADERSHIP STRUCTURE

David M. Cote, our current Chairman and former CEO, will retire from the Honeywell Board at the April 2018 shareowners’ meeting. After careful consideration, Honeywell’s Board of Directors determined that it is in the best long-term interests of shareowners to appoint CEO Darius E. Adamczyk as Chairman after Mr. Cote’s retirement. The Board fully understands the importance of this Board leadership decision to its shareowners and has thoroughly explored the benefits and challenges of having Mr. Adamczyk serve as both Chairman and CEO through an open-minded and unbiased decision-making process.

In reaching its decision, the Board considered a wide range of factors more fully described on pages 85-86 where we respond in detail to a shareowner proposal on the need for an independent board chairman. The key factors influencing the Board’s decision to combine the roles of Chairman and CEO under Mr. Adamczyk are as follows:

•	The benefits of a unified leadership structure during a period when Honeywell is in the process of both a major portfolio realignment, including the spin-off of two significant business units, and strategic shift designed to focus resources and management’s attention on high-growth businesses in six attractive industrial end markets where we can deploy our core technological strengths related to software, data analytics and the industrial internet of things.

•	An evaluation of the strength of Mr. Adamczyk’s character, the quality of his leadership, and the likelihood that Mr. Adamczyk’s service as both Chairman and CEO will enhance company performance. The Board does not believe that an independent Chairman will enhance company performance or improve governance effectiveness under Mr. Adamczyk’s leadership.

•	Our longstanding track record of outperformance under a unified leadership structure in which the roles of Chairman and CEO were combined.

•	The highly independent nature of our board where, following Mr. Adamczyk’s appointment to Chairman, there will only be one non-independent director.

•	Steps taken by Honeywell’s Board to strengthen the role of Lead Director and demonstrated ability of the Lead Director to effectively lead the Board, particularly with respect to the CEO succession process and comprehensive portfolio review, the results of which were announced in October 2017.

As part of its deliberations, the Board carefully weighed the views of its shareholders. Our Lead Director, Mr. Jaime Chico Pardo, and the Chair of the Corporate Governance and Responsibility Committee, Ms. Linnet Deily, extended meeting invitations to 14 of our largest shareowners, representing approximately 32.29% of the shares entitled to vote at our Annual Meeting of Shareowners, for one-on-one meetings to discuss, among other things, the decision on whether to recombine the roles of Chairman and CEO under Mr. Adamczyk. During those meetings, we heard a range of views. Most of our shareowners had confidence that the Honeywell Board understands the importance of good corporate governance and has demonstrated the ability to make the right decision regarding its leadership structure, specifically the determination of whether and when to separate and combine the roles of Chairman and CEO. We more fully describe our robust shareowner engagement program on pages 4-5.

Lead Director

Honeywell’s Lead Director plays an important role in our governance structure, serving as the de facto leader of the independent directors and the single focal point charged with ensuring that the Board as a whole is providing appropriate independent oversight of management. Over the past several years, the Board has continually sought to strengthen the role of Lead Director, including in our most recent amendment to the Corporate Governance guidelines when we formalized the role of the Lead Director in the recruitment and selection of new Board members and the annual self-evaluation process.

The Lead Director is selected biennially by Honeywell’s independent directors. Mr. Jaime Chico Pardo’s first two-year term will expire at the April 2018 shareowners’ meeting. The Board has unanimously decided to re-elect Mr. Chico Pardo for a second two-year term. Before re-electing Mr. Chico Pardo, the Board carefully considered the Lead Director Selection Criteria memorialized in our Corporate Governance Guidelines. Below, we summarize those criteria and the ways in which Mr. Chico Pardo satisfies those criteria.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 13

Corporate Governance > Board Leadership Structure

Lead Director Selection Criteria	How Mr. Chico Pardo Satisfies Our Criteria

• Able to commit the time and level of engagement required to fulfill the substantial responsibilities of the role.	• Mr. Chico Pardo has worked tirelessly on behalf of Honeywell including assisting Honeywell in its efforts to increase organic sales growth in Mexico and across Latin America, meeting with shareowners, often in person, and participating in various external governance and lead director programs to stay current on best practices and investor concerns.
• Effective communication skills to facilitate discussions among Board members, including between the non-management directors and the CEO/Chairman, and engage with key stakeholders.	• Mr. Chico Pardo spends significant time soliciting the views of Board members on sensitive issues and sharing those views with Mr. Adamczyk and other Board members. Mr. Chico Pardo also proved himself to be an effective communicator in his numerous meetings with shareowners, both with respect to the significant changes made to our executive compensation programs in 2016 and governance changes in 2017.
• Strong rapport with other members of the Board.	• Mr. Chico Pardo is extremely well regarded by his fellow Board members for, among other things, his encyclopedic knowledge of Honeywell, listening and communication skills, excellent judgment and ability to build consensus for informed decision making.
• High personal integrity and ethical character.	• Mr. Chico Pardo has demonstrated a track record of conducting himself with the highest ethical standards, both in his long business career and as a Honeywell Board member.

•   Skills and experience broadly in line with Honeywell’s corporate strategy, including, as relevant:

○   Leadership experience within a large, complex organization;

○   International experience and exposure to a variety of markets; and

○   Expertise aligned with key growth initiatives.

•   Qualifies as independent, in accordance with the Company’s bylaws and relevant listing standards.

•   Mr. Chico Pardo’s skills and experience are well suited for his service as Honeywell’s Lead Director. He has led large, complex business enterprises in a wide range of industries that are complementary to Honeywell’s businesses and its customers. His business and leadership activities have been truly global including managing significant business activities in North and Latin America.

•   Mr. Chico Pardo is independent in accordance with our bylaws and NYSE listing standards and, more importantly, with respect to his willingness to constructively challenge management with alternative perspectives and opinions.

GOVERNANCE BEST PRACTICES

Board Practices and Procedures

•	The Board’s Committees—Audit, Corporate Governance and Responsibility, Management Development and Compensation, and Retirement Plans—undertake extensive analysis and review of the Company’s activities in key areas such as financial reporting, risk management, internal controls, compliance, corporate governance, succession planning and executive compensation.

•	The Board and its Committees perform an annual review of the agenda and topics to be considered for each meeting. During that review, each Board and Committee member is free to raise topics that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.

14 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Corporate Governance > Governance Best Practices

•	Each director is provided in advance written material to be considered at every meeting of the Board and has the opportunity to provide comments and suggestions.

•	The Board and its Committees provide feedback to management, and management is required to answer questions raised by the directors during Board and Committee meetings.

•	Each of the Lead Director and the Chair of the Corporate Governance and Responsibility Committee is permanently empowered and authorized to call special meetings of the Board at any time and for any reason.

Honeywell’s Code of Business Conduct applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees. Amendments to or waivers of the Code of Business Conduct granted to any of Honeywell’s directors and executive officers will be published on our website.

Governance Highlights

Our Board of Directors oversees management performance on behalf of the shareowners to ensure that the long-term interests of the shareowners are being served, to monitor adherence to Honeywell standards and policies, and to promote the exercise of responsible corporate citizenship.

2017 Corporate Governance Actions

•	Changed our Corporate Governance Guidelines to improve Board refreshment

•	Improved the Board’s self-evaluation process

•	Strengthened role of Lead Director

•	Instituted a formal Board skills and experience matrix

•	Increased Board retirement age to ensure Board continuity through CEO succession and portfolio realignment

•	Nominated a new director for election to the Board of Directors by the shareowners under improved recruitment process

•	Recombined Chair and CEO roles (2018 action)

•	Proposed reduction to the ownership threshold to call a special meeting of shareowners from 20% to 15% at 2018 Annual Meeting

•	All director nominees are independent other, than the CEO.

•	An Independent Lead Director whose role has continually been expanded and strengthened.

•	A diverse Board of our independent directors, 27% are women, 27% are Hispanic, 9% are African American and 18% are non-U.S. citizens, as of the 2018 Annual Meeting of Shareowners.

•	Strong commitment to corporate social responsibility and sustainability.

•	Robust year-round shareowner engagement, including frequent discussions between larger shareowners and directors.

•	Risk oversight by full Board and Committees, including strengthened cybersecurity oversight by the Audit Committee and full Board.

•	All Board Committees are independent.

•	Annual election of directors.

•	Majority voting in uncontested elections.

•	Adopted proxy access By-law amendment.

•	Chair of the Corporate Governance and Responsibility Committee or Lead Director can call special meetings of the Board at any time for any reason.

•	Three Audit Committee members are designated “audit committee financial experts.”

•	Simple majority vote requirements to amend charter and approve mergers and acquisitions.

•	No poison pill in place; Board will seek shareowner approval if a shareowner rights plan is adopted.

•	Regular executive sessions of independent directors.

•	No use of corporate funds for political contributions and careful oversight of political lobbying activities.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 15

Corporate Governance > Where Shareowners Can Find More Information

WHERE SHAREOWNERS CAN FIND MORE INFORMATION

KEY CORPORATE GOVERNANCE DOCUMENTS

Please visit our website at www.honeywell.com (see “Investors/Corporate Governance”) to view the following documents:

•	Corporate Governance Guidelines

•	Code of Business Conduct

•	Board Committees and Charters

•	Charter and By-laws of Honeywell

These documents are available free of charge on our website or by writing to Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950, c/o Vice President and Corporate Secretary.

BOARD MEETINGS

The Board of Directors held seven meetings during 2017. The average attendance at meetings of the Board and Board Committees during 2017 was 97%. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which each such director served.

BOARD COMMITTEES

The Board currently has the following Committees: Audit; Corporate Governance and Responsibility; Management Development and Compensation; and Retirement Plans. Each Committee consists entirely of independent, non-employee directors. Each Committee operates under a written charter which is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Board Committees”).

Committee Membership

The table below lists the current membership of each Committee and the number of Committee meetings held in 2017.

Name	Audit	Corporate Governance and Responsibility	Management Development and Compensation	Retirement Plans
Mr. Ayer		X	X
Mr. Burke	X			X
Mr. Chico Pardo(a)	X	X	X	X
Mr. Davis	X		Chair
Ms. Deily	X	Chair
Mr. Gregg	X	X
Mr. Hollick			X	X
Ms. Lieblein		X	X
Mr. Paz	Chair	X
Dr. Sheares			X	Chair
Ms. Washington	X			X
2017 Meetings	9	6	6	3

(a)	Lead Director and ex officio member of each Committee.

(b)	Upon Dr. Sheares’ retirement from the Board at the 2018 Annual Meeting, Ms. Washington shall become Chair of the Retirement Plans

16 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Corporate Governance > Board Committees

Board Committees and Responsibilities

The primary functions of each of the Board Committees are described below.

Board Committees	Responsibilities

AUDIT COMMITTEE

Committee Chair:

  George Paz*

Additional Committee Members:

Kevin Burke
D. Scott Davis*
Linnet Deily
Judd Gregg
Robin Washington*
Jaime Chico Pardo
  (ex officio member)

*   Audit Committee Financial Expert

Meetings Held in 2017: 9

•   All Members Independent

•   Has oversight responsibility for our independent accountants

See further detailed information following this chart.

•   Appoint (subject to shareowner approval), and be directly responsible for, the compensation, retention and oversight of, the firm that will serve as independent accountants to audit our financial statements and to perform services related to the audit; this includes resolving disagreements between management and the independent accountants regarding financial reporting;

•   Review the scope and results of the audit with the independent accountants;

•   Consider the accountants’ independence;

•   Review with management and the independent accountants, prior to filing, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q;

•   Consider the adequacy and effectiveness of our internal control over financial reporting and auditing procedures;

•   Review, approve and establish procedures for the receipt, retention and treatment of complaints received by Honeywell regarding accounting, internal control over financial reporting or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•   Review material legal and compliance matters and the effectiveness of the Company’s integrity and compliance program; and

•   Together with the full Board, exercise oversight over management’s enterprise risk management (“ERM”) process and assess whether mitigation strategies for the risks identified through the ERM process are adequate, including for such risks as cybersecurity, import-export compliance and foreign corrupt practices.

CORPORATE GOVERNANCE AND RESPONSIBILITY COMMITTEE

Committee Chair:

  Linnet Deily

Additional Committee Members:

William Ayer
Judd Gregg
Grace Lieblein
George Paz
Jaime Chico Pardo
  (ex officio member)

Meetings Held in 2017: 6

•   All Members Independent

•   Also serves as the Nominating Committee

•   Identify and evaluate potential director candidates and recommend to the Board the nominees to be proposed by the Company for election to the Board;

•   Review and make a recommendation to the Board regarding whether to accept a resignation tendered by a Board nominee who does not receive a majority of votes cast for his or her election in an uncontested election of directors;

•   Review annually and recommend changes to the Corporate Governance Guidelines;

•   Lead the Board in its annual review of the performance of the Board and its Committees;

•   Review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between Honeywell and any person or entity affiliated with a director, and the structure and composition of Board Committees; and

•   Review Honeywell’s policies and programs relating to health, safety and environmental matters, political contributions and lobbying, equal employment opportunity and such other matters, including the Company’s Code of Business Conduct, as may be brought to the attention of the Committee regarding Honeywell’s role as a responsible corporate citizen.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 17

Corporate Governance > Board Committees

Board Committees	Responsibilities

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (“MDCC”)

Committee Chair:

  D. Scott Davis

Additional Committee Members:

William Ayer
Clive Hollick
Grace Lieblein
Bradley Sheares
Jaime Chico Pardo
  (ex officio member)

Meetings Held in 2017: 6

•   All Members Independent

•   Administers Honeywell’s executive compensation program

See further detailed information following this chart.

•   Evaluate and approve executive compensation plans, policies and programs, including review and approval of executive compensation-related corporate goals and objectives;

•   Sole authority to retain and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation;

•   Review and approve the individual goals and objectives of the Company’s executive officers;

•   Evaluate the CEO’s performance relative to established goals and objectives and, together with the other independent directors, determine and approve the CEO’s compensation level;

•   Review and determine the annual salary and other remuneration (including incentive compensation and equity-based plans) of all other officers;

•   Review and discuss with management, the Compensation Discussion and Analysis and other executive compensation disclosure included in this proxy statement;

•   Produce the annual Committee Report included in this proxy statement;

•   Review the management development program, including executive succession plans; and

•   Review or take such other action as may be required in connection with the bonus, stock and other benefit plans of Honeywell and its subsidiaries.

Compensation Committee Interlocks And Insider Participation

During fiscal year 2017, all of the members of the MDCC were independent directors, and no member was an employee or former employee of Honeywell. No MDCC member had any relationship requiring disclosure under “Certain Relationships and Related Transactions” on pages 26-27 of this proxy statement. During fiscal year 2017, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the MDCC.

RETIREMENT PLANS COMMITTEE

Committee Chair:

Bradley Sheares
(To be succeeded by Ms. Washington as of April 23, 2018)

Additional Committee Members:

Kevin Burke
Clive Hollick
Robin Washington
Jaime Chico Pardo
  (ex officio member)

Meetings Held in 2017: 3

•   All Members Independent

•   Appoint the trustees for funds of the employee pension benefit plans of Honeywell and certain subsidiaries;

•   Review funding strategies;

•   Review investment policy for fund assets; and

•   Oversee members of management that direct the investment of pension fund assets.

18 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Corporate Governance > Board Committees

Board Committee Oversight of Independent Accountants

The Audit Committee seeks to ensure the exercise of appropriate professional skepticism by the independent accountants by reviewing and discussing, among other things, management and auditor reports regarding significant estimates and judgments and the results of peer quality review and PCAOB inspections of the independent accountants. They also review and pre-approve all audit and non-audit services provided to Honeywell by the independent accountants in order to determine that such services would not adversely impact auditor independence and objectivity. The Audit Committee also holds separate executive sessions at each in-person meeting with representatives of our independent accountants, and with Honeywell’s Chief Financial Officer and Vice President-Corporate Audit. The Board has determined that Messrs. Paz, Burke, and Davis, and Mses. Deily and Washington satisfy the “accounting or related financial management expertise” requirements set forth in the NYSE listing standards, and has designated each of Mr. Paz, Mr. Davis and Ms. Washington as the Securities and Exchange Commission (“SEC”) defined “audit committee financial expert.” See page 81 for the Audit Committee Report.

Board Committee Retention of the Outside Compensation Consultant

The Management Development and Compensation Committee (“MDCC”) has sole authority to retain a compensation consultant to assist the MDCC in the evaluation of director, CEO or senior executive compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the MDCC is directly responsible for approving the consultant’s compensation, evaluating its performance, and terminating its engagement. Under the MDCC’s established policy, its consultant cannot provide any other services to Honeywell. Since October 2009, the MDCC has retained Pearl Meyer (“PM”) as its independent compensation consultant.

The MDCC regularly reviews the services provided by its outside consultants and performs an annual assessment of the independence of its compensation consultant to determine whether the compensation consultant is independent. The MDCC conducted a specific review of its relationship with PM in 2017, and determined that PM is independent in providing Honeywell with executive compensation consulting services and that PM’s work for the MDCC did not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards.

In making this determination, the MDCC reviewed information provided by PM on the following factors:

•	Any other services provided to Honeywell by PM;

•	Fees received by PM from Honeywell as a percentage of PM’s total revenue;

•	Policies or procedures maintained by PM to prevent a conflict of interest;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship and any MDCC member;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship, or PM itself, and Honeywell’s executive officers; and

•	Any Honeywell stock owned by PM or the individual PM consultants assigned to the Honeywell relationship.

In particular, the MDCC noted that PM did not provide any services to the Company or its management other than service to the MDCC, and its services were limited to executive compensation consulting. Specifically, it does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing. The MDCC will continue to monitor the independence of its compensation consultant on a periodic basis.

PM compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Honeywell and its “Compensation Peer Group” (see pages 41-42 of this proxy statement for further detail regarding the Compensation Peer Group) and analyzes the relative performance of Honeywell and the Compensation Peer Group with respect to stock performance and the financial metrics generally used in the programs. PM also provides information regarding emerging trends and best practices in executive compensation. In addition to information compiled by PM, the MDCC also reviews general survey data compiled and published by third parties. Neither the MDCC nor Honeywell has any input into the scope of or the companies included in these third-party surveys.

While the MDCC reviews information provided by PM regarding compensation paid by the Compensation Peer Group, as well as third-party survey data, as a general indicator of relevant market conditions, the MDCC does not target a specific competitive position relative to the market in making its compensation determination.

PM reports to the MDCC Chair, has direct access to MDCC members, attends MDCC meetings either in person or by telephone, and meets with the MDCC in executive session without management present.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 19

Corporate Governance > Board’s Role in Risk Oversight

Compensation Input From Senior Management

The MDCC considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers.

As part of Honeywell’s annual planning process, the CEO, CFO and Senior Vice President—Human Resources, Procurement and Communications develop targets for Honeywell’s incentive compensation programs and present them to the MDCC. These targets are reviewed by the MDCC to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO recommends base salary adjustments and cash and equity incentive award levels for Honeywell’s other executive officers. These recommendations are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance.

Each year, the CEO presents to the MDCC and the full Board his evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions, and reviews succession plans for each of the executive officers.

BOARD’S ROLE IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. Relevant Board Committees review specific risk areas, as enumerated below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through regular updates on the financial and operating results of Honeywell, as well as the annual operating and five-year strategic plans of each Strategic Business Group (“SBG”), management provides the Board with its view of the key commercial and strategic risks faced by each business unit. During those presentations, the Board is able to provide management with feedback on whether management has identified the key risks and is taking appropriate actions to mitigate risk. In addition, management reports to the Board and each Committee periodically on specific, material risks as they arise or as requested by individual Board members.

In addition, the Board uses the Enterprise Risk Management or ERM program as a key tool for understanding the inherent risks facing Honeywell as well as assessing whether management’s processes, procedures and practices for mitigating those risks are effective. Both the Audit Committee and full Board review the results of the annual ERM assessment. Honeywell’s CFO and General Counsel jointly present the results of the ERM assessment and the presentations are designed to provide full visibility into the risks facing Honeywell and how management is mitigating those risks, thereby enabling the Board to effectively exercise its oversight function. The ERM assessment deployed by management is robust, based on both an enterprise-wide “top down” and “bottom up” view of commercial, strategic, legal, compliance, cyber and reputational risks and strategies for mitigating those risks.

In addition, every three years one-on-one meetings are held with each Board member and the CFO, General Counsel, Controller and Vice President, Internal Audit to solicit feedback on Honeywell’s ERM process to ensure that the universe of risks and how management ranks those risks, in terms of likelihood of occurrence and financial impact, is both realistic and appropriate. Feedback from the one-on-one interviews with the individual Board member is presented to the full Board and incorporated in our ERM program and risk mitigation efforts. In 2018, one-on-one interviews will be scheduled with each Board member.

The specific risk areas of focus for the Board and each of its Committees are summarized below. In addition, the Audit Committee and the MDCC meet in executive session with key management personnel (for example, the Vice President, Internal Audit meets in executive session with the Audit Committee) and in certain instances representatives of outside advisors (for example, the Audit Committee regularly meets in executive session with the Company’s independent auditors).

Board/Committee	Primary Areas of Risk Oversight
Full Board	• General commercial risks such as new product launch, capital spend, raw material price increases, foreign currency fluctuation, diminished customer demand, technology obsolescence, reductions to government spending, and a slowdown in economic growth. Each of the Presidents and CEOs of our SBGs reviews these risks as part of his annual strategic review with the Board of Directors.
• M&A integration and the M&A competitive landscape
• Legal risks arising from litigation, intellectual property infringement, health, safety, and environment, regulatory issues such as Foreign Corrupt Practices Act (“FCPA”), antitrust, conflict minerals, and product liability
• Cybersecurity including protection of customer and employee data, trade secrets and other proprietary “crown jewel” information, ensuring the security of data on the cloud, persistent threats, and cyber risks associated with our own software products

20 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Corporate Governance > Director Independence

Audit Committee	• Cybersecurity including protection of customer and employee data, trade secrets and other proprietary “crown jewel” information, ensuring the security of data on the cloud, persistent threats, and cyber risks associated with our own software products
• Accounting, controls, and financial disclosure
• Tax and liquidity management
• Compliance matters associated with import/export, International Traffic in Arms Regulations (“ITAR”) and FCPA
• Certain kinds of employee misconduct
• Catastrophic risks such as pandemics, natural disasters, and plant accidents
Corporate Governance and	• Labor compliance and progress in implementing our diversity goals and objectives
Responsibility Committee	• Political contributions and lobbying
• Health, safety, environmental, product stewardship and sustainability
Management Development and	• Senior management succession planning
Compensation Committee	• Executive compensation plans, programs and arrangements
Retirement Plans Committee	• Employee pension and saving plans

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines state that the “Board intends that, at all times, a substantial majority of its directors will be considered independent under relevant NYSE and SEC guidelines.” The Corporate Governance and Responsibility Committee conducts an annual review of the independence of the directors and reports its findings to the full Board.

Based on the report and recommendation of the Corporate Governance and Responsibility Committee, the Board has determined that each of the non-employee nominees standing for election to the Board at the Annual Meeting—Messrs. Angove, Ayer, Burke, Chico Pardo, Davis, Gregg, Hollick, and Paz and Mses. Deily, Lieblein and Washington—satisfies the independence criteria in the applicable NYSE listing standards and SEC rules (including the enhanced criteria with respect to members of the Audit Committee and the MDCC). Each Board Committee member qualifies as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Honeywell, either directly as a partner, shareowner or officer of an organization that has a relationship with Honeywell, other than as a director and shareowner. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director or nominee receives any direct compensation from Honeywell other than under the director compensation program described on pages 24-26 of this proxy statement.

•	No immediate family member (within the meaning of the NYSE listing standards) of any non-employee director or nominee is an employee of Honeywell or otherwise receives direct compensation from Honeywell.

•	No non-employee director or nominee is affiliated with Honeywell or any of its subsidiaries or affiliates.

•	No non-employee director or nominee is an employee of Honeywell’s independent accountants and no non-employee director or nominee (or any of their respective immediate family members) is a current partner of Honeywell’s independent accountants, or was within the last three years, a partner or employee of Honeywell’s independent accountants and personally worked on Honeywell’s audit.

•	No non-employee director or nominee is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Honeywell.

•	No Honeywell executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•	No non-employee director or nominee (or any of their respective immediate family members) is indebted to Honeywell, nor is Honeywell indebted to any non-employee director or nominee (or any of their respective immediate family members).

•	No non-employee director or nominee serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Honeywell.

•	Honeywell has commercial relationships (purchase and/or sale of products and services) with companies at which our directors serve or have served as officers (Mr. Ayer—Alaska Air Group, Mr. Burke—Consolidated Edison, Mr. Davis—UPS, Ms. Lieblein—General Motors and Southwest Airlines, Mr. Paz—Express Scripts, and Ms. Washington—Gilead Sciences). In each case:

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 21

Corporate Governance > Identification and Evaluation of Director Candidates

(i)	The relevant products and services were provided on terms and conditions determined on an arm’s-length basis and consistent with those provided by or to similarly situated customers and suppliers;

(ii)	The relevant director did not initiate or negotiate the relevant transaction, each of which was in the ordinary course of business of both companies; and

(iii)	The combined amount of such purchases and sales was less than 0.8% of the consolidated gross revenues of each of Honeywell and the other company in each of the last three completed fiscal years. This level is significantly below the requirements of the NYSE listing standards for director independence, which uses a 2% of total revenue threshold and applies it to each of purchases and sales rather than the combination of the two.

•	While a non-employee director’s or nominee’s service as an outside director of another company with which Honeywell does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Honeywell and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

The above information was derived from Honeywell’s books and records and responses to questionnaires completed by the director nominees in connection with the preparation of this proxy statement.

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES

The Corporate Governance and Responsibility Committee (“CGRC”) also serves as the Board’s Nominating Committee. The CGRC consists entirely of independent directors under applicable SEC rules and NYSE listing standards. The composition of the Board, as well as the perspective and skills of its individual members, needs to effectively support Honeywell’s growth and commercial strategy. Collectively, the Board must also be capable of overseeing risk management, capital allocation and leadership succession. Board composition and the members’ perspective and skills should evolve at an appropriate pace to meet the challenges of Honeywell’s changing commercial and strategic goals. The identification and evaluation of director candidates is an essential part of this evolutionary process.

The CGRC has primary responsibility for identification and evaluation of director candidates. In addition, included among the Honeywell Lead Director’s duties is the responsibility of working with the CEO, Chairman, CGRC and the full Board to help identify and prioritize the specific skill sets, experience, and knowledge that director candidates must possess. Potential director candidates meeting the criteria established by the CGRC and Lead Director are then identified either by reputation, existing Board members or shareowners. Director candidates are principally identified and evaluated in anticipation of upcoming director elections and other potential or expected Board vacancies.

The CGRC is also authorized, at the expense of Honeywell, to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. Search firms retained by the CGRC shall be provided guidance as to the particular experience, skills or other characteristics that the Board is then seeking. The CGRC may delegate responsibility for day-to-day management and oversight of a search firm engagement to the Chairman of the Board and/or the Honeywell’s Senior Vice President—Human Resources, Procurement and Communications.

Candidates are interviewed multiple times by the Chairman, CEO, Lead Director and other members of the Board to ensure that candidates not only possess the requisites skills and characteristics but also the personality, leadership traits, work ethic, and independence of thought to effectively contribute as a member of the Board.

In addition to the specific criteria and priorities developed collectively, director candidates are considered by the CGRC in light of a range of more general criteria:

•	their exemplification of the highest standards of personal and professional integrity;

•	their independence from management under applicable securities law, listing regulations and Honeywell’s corporate governance guidelines;

•	their experience and industry background, particularly in light of the principal current and anticipated businesses of Honeywell and the strategic challenges facing Honeywell as a whole and the industries in which it participates;

•	their potential contribution to the composition, diversity and culture of the Board;

•	their age, educational background and relative skills and characteristics;

•	their ability to devote sufficient time to performing their duties in an effective manner; and

•	their ability and willingness to constructively challenge management through active participation in Board and committee meetings and to otherwise devote sufficient time to Board duties.

22 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Corporate Governance > Director Orientation and Continuing Education

While Honeywell’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the CGRC considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.

After this process, the Board nominates the successful candidate for election to the Board at the Annual Meeting of Shareowners. From time to time, the Board fills vacancies in its membership, using the same process described above, which arise between annual meetings of shareowners.

To ensure that the Board continues to evolve and be refreshed in a manner that serves the changing business and strategic needs of Honeywell, before recommending for re-nomination a slate of incumbent directors for an additional term, the CGRC evaluates whether incumbent Directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the annual review it performs with the Board of the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole, and the results of the Board’s annual self-evaluation.

This year, one director, Duncan B. Angove, is nominated for election to the Board of Directors who has not previously stood for election to the Board by the shareowners. Mr. Angove was identified by a third-party search firm and was elected to the Board, effective February 14, 2018.

Shareowners wishing to recommend a director candidate to the CGRC for its consideration should write to the CGRC, in care of Vice President and Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the above criteria. Shareowners wishing to nominate a director should follow the procedures set forth in the Company’s By-laws and described under “Director Nominations” on page 92 of this proxy statement.

Honeywell did not receive any recommendation of a director candidate from a shareowner, or group of shareowners, that beneficially owned more than 3% of Honeywell’s common stock (“Common Stock”) for at least three years as of the date of recommendation.

OUR COMMITMENT TO BOARD DIVERSITY

While Honeywell’s Corporate Governance Guidelines do not prescribe a diversity policy or standards, as a matter of practice, the CGRC is committed to enhancing both the diversity of the Board itself and the perspectives and values that are discussed in Board and Committee meetings. Our current Board composition reflects this approach and the Board’s commitment to diversity.

BOARD TENURE

We believe that electing directors with a mix of tenures facilitates effective Board oversight. Hence, careful consideration is made to achieve the appropriate balance. Directors with many years of service to Honeywell provide the Board with a deep knowledge of our Company, while newer directors lend fresh perspectives.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

As part of Honeywell’s director orientation program, new directors participate in one-on-one introductory meetings with Honeywell business and functional leaders and are given presentations by members of senior management on Honeywell’s strategic plans, financial statements and key issues, policies and practices. Directors may enroll in director continuing education programs at Honeywell’s expense on corporate governance and critical issues associated with a director’s service on a public company board. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our SBGs. The Board also periodically participates in site visits to Honeywell’s facilities.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Honeywell has no specific policy regarding director attendance at its Annual Meeting of Shareowners. Generally, however, Board and Committee meetings are held immediately preceding and following the Annual Meeting of Shareowners, with directors attending the Annual Meeting. All of the directors attended last year’s Annual Meeting of Shareowners.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 23

Corporate Governance > Director Compensation

DIRECTOR COMPENSATION

The CGRC reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Honeywell receive no compensation for service on the Board. Honeywell’s director compensation program is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise and accountability required of active Board membership.

Annual Compensation

In general, the CGRC and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareowners and, by vesting over time, to create an incentive for continued service on the Board.

Board of Directors’ Annual Compensation
Board Retainer	$100,000 paid in quarterly installments
Lead Director	$35,000 per annum
Board Committee Membership of the Audit Committee).	$10,000 for each Board Committee membership ($15,000 for members)
Board Committee Chairs receive an additional cash retainer of $20,000.
Common Stock Equivalents
These amounts are credited annually but payment is deferred until termination of Board service. Payments are made in cash, as either a lump sum or in equal annual installments.	At the commencement of each year, $60,000 in Common Stock equivalents is automatically credited to each director’s account in the Deferred Compensation Plan for Non-Employee Directors. Dividend equivalents are credited with respect to these amounts.
Annual Equity Grants
Stock options vest in equal annual installments over the four years following the grant date. The options also become fully vested at the earliest of the director’s retirement from the Board on or after the mandatory retirement age set by the Board and in effect on the date of grant (currently age 75), death, disability or change in control, as set forth in the 2016 Stock Plan for Non-Employee Directors of Honeywell (the “Non-Employee Director Plan”) and the relevant award agreements.	Each non-employee director receives an annual equity grant with a target value of $100,000 consisting of 50% restricted stock units (“RSUs”) and 50% options to purchase shares of Common Stock at a price per share equal to the fair market value of a share of Common Stock on the date of grant, which is the date of the Annual Meeting of Shareowners.
The RSUs will vest on the earliest of the third anniversary of the date of grant, the director’s death or disability, or change in control.

Deferred Compensation

A non-employee director may elect to defer all or any portion of his or her annual cash retainers and fees, until a specified calendar year or termination of Board service. Compensation is credited to their account in the Deferred Compensation Plan for Non-Employee Directors. Amounts credited either accrue interest (2.69% for 2017) or are valued as if invested in a Honeywell Common Stock fund or one of the other funds available to participants in our employee savings plan. The unit price of the Honeywell Common Stock fund is increased to take dividends into account. In addition to payments at the termination of Board service, upon a change of control, as defined in the Non-Employee Director Plan, a director may receive, pursuant to a prior election, a lump-sum payment for amounts deferred before 2006.

Mr. Chico Pardo participates in the legacy Honeywell Inc. Non-Employee Directors Fee and Stock Unit Plan. The last fee deferral under this plan occurred on December 1, 1999. Since that date, deferred amounts are increased only by dividend equivalents. Payment will be made to the participating director in whole shares of Common Stock following the earlier of a change in control or the director’s termination of Board service for any reason, in one payment or annual installments, as elected by the director.

Other Benefits

Non-employee directors are also provided with $350,000 in business travel accident insurance. They are also eligible to elect to receive $100,000 in term life insurance. Directors elected to the Board after September 2008 are responsible for paying premiums for term life insurance which they elect to receive. In 2017, Mr. Hollick and Ms. Lieblein were also eligible to

24 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Corporate Governance > Director Compensation

participate in company provided medical plans under a legacy arrangement not available to other directors. Honeywell also matches, dollar for dollar, any charitable contribution made by a director to any charity, up to a maximum of $25,000 in the aggregate per director, per calendar year. In addition, directors may utilize available Company aircraft for travel to and from Board and Committee meetings.

Restricted Stock Unit Grant Upon Election to Board

New non-employee directors receive a one-time grant of 3,000 RSUs upon their election to the Board that vest on the earliest of the fifth anniversary of continuous Board service, death, disability or change in control. During this period, the director will receive dividend equivalents that will be automatically reinvested into additional RSUs which vest according to the same schedule as the underlying RSUs to which they relate. The director may defer the receipt of the RSUs on substantially the same terms and conditions as Honeywell officers with respect to new grants of RSUs.

Stock Ownership Guidelines

Director stock ownership guidelines have been adopted under which each non-employee director, while serving as a director of Honeywell, must hold Common Stock (including restricted shares and RSUs and/or Common Stock equivalents) with a market value of at least five times the annual cash retainer (or $500,000). They must hold net gain shares from option exercises for one year. “Net gain shares” means the number of shares obtained by exercising the option, less the number of shares the director sells to cover the exercise price of the options and pay applicable taxes. Directors have five years from election to the Board to attain the prescribed ownership threshold. All current directors have attained the prescribed ownership threshold.

DIRECTOR COMPENSATION-FISCAL YEAR 2017

Director Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)(3)	Option Awards($)(2)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation($)(6)	Total($)
William Ayer	$180,000	$50,006	$50,008	$0	$25,004	$305,018
Kevin Burke	$185,000	$50,006	$50,008	$0	$25,004	$310,018
Jaime Chico Pardo	$215,000	$50,006	$50,008	$0	$27,139	$342,153
D. Scott Davis	$205,000	$50,006	$50,008	$5,648	$1,831	$312,493
Linnet Deily	$205,000	$50,006	$50,008	$0	$34,463	$339,477
Judd Gregg	$185,000	$50,006	$50,008	$0	$25,004	$310,018
Clive Hollick	$180,000	$50,006	$50,008	$6,239	$41,813	$328,066
Grace Lieblein	$180,000	$50,006	$50,008	$0	$15,004	$295,018
George Paz	$205,000	$50,006	$50,008	$0	$25,004	$330,018
Bradley Sheares	$200,000	$50,006	$50,008	$11,875	$26,201	$338,090
Robin Washington	$185,000	$50,006	$50,008	$0	$25,004	$310,018
(1)	Includes all fees earned, whether paid in cash or deferred under the Deferred Compensation Plan for Non-Employee Directors (including amounts treated as deferred in the Honeywell Common Stock Fund).
(2)	The following table reflects all outstanding stock awards and option awards held at December 31, 2017 by each of the listed individuals.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 25

Certain Relationships and Related Transactions > Applicable Policies and Procedures

Director Name	Outstanding Stock Awards at 12/31/17	Outstanding Option Awards at 12/31/17
Mr. Ayer	4,582	9,047
Mr. Burke	1,370	27,524
Mr. Chico Pardo	1,370	37,580
Mr. Davis	1,370	22,496
Ms. Deily	1,370	27,524
Mr. Gregg	1,370	22,496
Mr. Hollick	1,370	27,524
Ms. Lieblein	1,370	14,526
Mr. Paz	1,370	32,552
Dr. Sheares	1,370	22,496
Ms. Washington	4,696	14,526
(3)	The amounts set forth in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The fair value of each stock award is estimated on the date of grant by averaging the high and low of the Company’s stock price on the day of grant. Stock awards of 386 shares were made to non-employee directors in April 2017 with a value of $129.55 per share.
(4)	The amounts set forth in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Option awards of 2,879 shares were made to non-employee directors in April 2017 with a Black-Scholes value of $17.37 per share. A more detailed discussion of the assumptions used in the valuation of option awards made in fiscal year 2017 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2017.
(5)	Amounts included in this column reflect above-market earnings on deferred compensation. Amounts invested in cash under the Deferred Compensation Plan for Non-Employee Directors are credited with the same rate of interest that applies to executives under the Honeywell Salary and Incentive Award Deferral Plan for Selected Employees. Deferrals for the 2006 plan year and later earn a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. The rate is subject to change annually. For 2017, this rate was 2.69%, and is set at 3.38% for 2018. Deferrals for the 2005 plan year earn a rate of interest, compounded daily, which was set at an above-market rate before the beginning of the plan year and is subject to change annually. Deferrals for the 2004 plan year and prior plan years earn a rate of interest, compounded daily, that was set at an above-market rate before the beginning of each plan year. This rate is fixed until the deferral is distributed.
(6)	See “Director Compensation—Other Benefits” above for a description of the items included in the All Other Compensation column for 2017. Honeywell matched charitable contributions in the amounts of:

Director Name	Matched Charitable Contributions
Mr. Ayer	$25,000
Mr. Burke	$25,000
Mr. Chico Pardo	$25,000
Ms. Deily	$25,000
Mr. Gregg	$25,000
Mr. Hollick	$25,000
Ms. Lieblein	$15,000
Mr. Paz	$25,000
Dr. Sheares	$25,000
Ms. Washington	$25,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Applicable Policies and Procedures

Honeywell has written policies and procedures for approval or ratification of related person transactions. Article EIGHTH of Honeywell’s Amended and Restated Certificate of Incorporation provides that a related or interested party transaction shall not be void or voidable if such transaction is duly authorized or ratified by a majority of the disinterested members of the Board of Directors. Consistent with SEC rules, a related or interested party transaction includes a transaction between the Company and a director, director nominee or executive officer of the Company or a beneficial owner of more than 5% of the Company’s Common Stock or any of their respective immediate family members. Furthermore, the Honeywell Code of Business Conduct requires that each director and executive officer report to the Board of Directors on an ongoing basis any relationship or transaction that may create or appear to create a conflict between the personal interests of those individuals (or their immediate family members) and the interests of the Company. A conflict, or appearance of a conflict, might arise, for example, by accepting gifts or loans from a current or potential customer, supplier or competitor, owning a financial interest

26 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Stock Ownership Information > Five Percent Owners of Company Stock

in, or serving in a business capacity with, an outside enterprise that competes with or does or wishes to do business with the Company, serving as an intermediary for the benefit of a third party in transactions involving the Company or using confidential Company information or other corporate assets for personal profit.

If a conflict of interest or related party transaction is of a type or a nature that falls within the scope of oversight of a particular Board Committee, it is referred to that Committee for review. The Board or the responsible Committee must review any potential conflict and determine whether any action is required. This includes whether to authorize, ratify or direct the unwinding of the relationship or transaction under consideration, as well as ensure that appropriate controls are in place to protect Honeywell and its shareowners. In making that determination, the Board or responsible Committee considers all relevant facts and circumstances, such as:

•	The benefits of the transaction to Honeywell;

•	The terms of the transaction and whether they are arm’s-length and in the ordinary course of the Company’s business;

•	The direct or indirect nature of the related person’s interest in the transaction;

•	The size and expected term of the transaction; and

•	Other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Each director and officer also completes and signs a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Honeywell. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.

Related Person Transactions

Mr. John Cote, the son of Mr. David Cote, is the founder, majority owner and chief executive officer of Industrial Inspection & Analysis, Inc. (“IIA”). IIA acquired QC Group, LLC in November 2015. QC Group provides metrology/dimensional inspection services to one of Honeywell’s businesses as part of Honeywell’s quality control processes. The services are provided on arm’s length terms and conditions. QC Group received approximately $500,000 from Honeywell in 2017 for payment of services. QC Group and Honeywell entered into the services arrangement prior to IIA’s acquisition of QC Group.

STOCK OWNERSHIP INFORMATION

FIVE PERCENT OWNERS OF COMPANY STOCK

The following table lists information about those holders known to Honeywell to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of December 31, 2017.

Name and Complete Mailing Address	Number of Shares		Percent of Common Stock Outstanding
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	51,357,383	(1)	6.74%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	47,575,017	(2)	6.3%
(1)	The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2018. The Vanguard Group and certain related entities have sole voting power in respect of 1,054,244 shares and sole dispositive power in respect of 50,153,579 shares.
(2)	The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2018. BlackRock, Inc. has sole voting power in respect of 41,087,639 shares and sole dispositive power in respect of 47,575,018 shares.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 27

Section 16(a) Beneficial Ownership Reporting Compliance

[For illustrative purposes, the stock ownership numbers set forth below are provided as of January 15, 2018, and include restricted stock units and stock options vesting within 60 days of the record date, February 23, 2018. To be updated prior to filing the definitive Proxy Statement.]

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists information as of [February 23, 2018] about the beneficial ownership of Common Stock by each director or director nominee, each executive officer named in the Summary Compensation Table, and by all directors (including nominees) and executive officers of Honeywell as a group. Except as otherwise noted, the individuals listed in the following table have the sole power to vote or transfer the shares reflected in the table.

	Components of Beneficial Ownership (Number of Shares)
Name(1)	Common Stock Beneficially Owned	Right To Acquire(2)	Other Stock-Based Holdings(3)	Total Number of Shares(4)
Darius Adamczyk	38,383	583,509	0	621,892
William S. Ayer	0	3,055	2,198	5,253
Kevin Burke	13,310	21,532	8,324	43,166
Jaime Chico Pardo	36,064	31,588	31,827	99,479
David M. Cote	1,774,399	3,745,461	26,853	5,546,713
D. Scott Davis	19,963	16,504	16,662	53,129
Linnet F. Deily	4,077	21,532	14,880	40,489
Judd Gregg	8,006	16,504	11,150	35,660
Clive Hollick	4,654	21,532	22,286	48,472
Grace D. Lieblein	4,338	8,534	5,322	18,194
George Paz	5,995	26,560	10,809	43,364
Bradley T. Sheares	3,310	16,504	18,740	38,554
Robin L. Washington	994	11,552	7,199	19,745
Thomas A. Szlosek	6,612	523,572	49,213	579,397
Timothy O. Mahoney	168,551	779,004	77,690	1,025,245
Krishna Mikkilineni	102,191	597,744	1,969	701,904
Rajeev Gautam	29,123	89,245	2,026	120,394
All directors, nominees and executive officers as a group, including the above-named persons (22 people)	2,374,588	7,209,891	349,439	9,933,918
(1)	c/o Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950.
(2)	Includes shares which the named individual or group has the right to acquire through the exercise of vested stock options, and shares which the named individual or group has the right to acquire through the vesting of performance shares, RSUs and stock options within 60 days of February 23, 2018.
(3)	Includes shares and/or share-equivalents in deferred accounts, as to which no voting or investment power exists.
(4)	The total beneficial ownership for any individual is less than 1% and the total for the group is approximately [1.30]% of the shares of Common Stock outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based on the information available to us during fiscal year 2016, we believe that all applicable Section 16(a) filing requirements were met on a timely basis, other than a late Form 4 filing for Jaime Chico Pardo due to administrative error.

SEC FILINGS AND REPORTS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at www.honeywell.com under the heading “Investor Relations” (see “SEC Filings & Reports”) immediately after they are filed with or furnished to the SEC.

28 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

EXECUTIVE COMPENSATION

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 29

Executive Compensation > Proposal No. 2: Advisory Vote to Approve Executive Compensation

Proposal No. 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Honeywell seeks a non-binding advisory vote from its shareowners to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning on page 31 and the Compensation Tables section beginning on page 61. This vote is commonly known as “Say-on-Pay,” and the Board has adopted a policy of providing for an annual Say-on-Pay vote.

We encourage you to read the Compensation Discussion and Analysis and Compensation Table sections to learn more about our executive compensation programs and policies and the changes being made in response to shareowner feedback. The Board believes that its 2017 compensation decisions and our executive compensation programs align the interests of shareowners and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term objectives.

This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the Named Executive Officers. Because the Say-on-Pay vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

The Board recommends that shareowners vote in favor of the following resolution:

“RESOLVED, that the Company’s shareowners approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Shareowners pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”

Your Board of Directors unanimously recommends a vote FOR this proposal.

NOTES AND DEFINITIONS TO COMPENSATION DISCUSSION AND ANALYSIS

All Honeywell Earnings Per Share (“EPS”) results exclude pension mark-to-market adjustment. 2016 EPS and net income also exclude 4Q16 debt refinancing charges. 2017 EPS and net income also exclude separation costs related to spin-offs of the Homes and Global Distribution business and Transportation Systems business (“separation costs”) and provisional charges related to the Tax Cuts and Jobs Act of 2017 (“Tax Reform”). 2017 EPS and net income V% exclude pension mark-to-market adjustment, 4Q16 debt refinancing charges, separation costs, provisional charges related to Tax Reform, and 2016 divestitures.

[Peer group data as of February 13, 2018. To be updated prior to filing definitive Proxy Statement.]

Peer Median Reflects Compensation Peer Group Median; Multi-Industry Peer Median Includes EMR, GE, MMM, and UTX.

Peer Median Net Income, EPS, EBITDA Reflect Adjusted (Non-GAAP) Results.

Peer Results Reflect Fiscal Years Indicated.

ROIC = Adjusted Net Income Before Interest ÷ Net Investment (2-Point Average)

Adjusted Net Income Before Interest = Non-GAAP Net Income + After-Tax Interest

Net Investment = Book Value Of Equity + Total Debt

Free Cash Flow = Cash Flow From Operations Less Capital Expenditures

ROA = Adjusted Net Income ÷ Total Assets (2-Point Average)

ROE = Adjusted Net Income ÷ Total Shareowner Equity (2-Point Average)

30 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Our 2017 Named Executive Officers (“NEOs”):

Darius Adamczyk President & CEO	Thomas A. Szlosek Senior Vice President Chief Financial Officer	Timothy O. Mahoney President & CEO Aerospace	Krishna Mikkilineni Senior Vice President Engineering, Ops & IT	Rajeev Gautam President & CEO PMT	David M. Cote Executive Chairman

PERFORMANCE SUMMARY

Honeywell Continued Our Track Record of Performance In 2017

In 2017, Honeywell continued to successfully execute on its commitments and deliver superior results. We continued to build on our record of performance as evidenced by our performance against the key metrics we use as part of our executive compensation programs. The table below shows our performance on these metrics over the past three years (2015-2017):

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 31

Executive Compensation > Compensation Discussion And Analysis

Honeywell Delivered High-Quality Earnings Growth In 2017

Honeywell is proud of the high-quality earnings per share growth we delivered in 2017. The majority of our year-over-year earnings growth came from improved operational performance. Excluding the 14-cent contribution in 2016 from 2016 divestitures, we achieved more than 10% earnings per share growth. This was driven by our commercial excellence processes, which are driving higher sales at better margins; the deployment of the Honeywell Operating System, or HOS Gold; and continued rigor on our productivity initiatives.

Honeywell Made Significant Strategic Progress In 2017, Better Positioned For Long-Term Sustainable Growth

The past year was particularly significant for Honeywell in terms of executive leadership succession and portfolio changes that set the stage for many years of sustainable growth and financial outperformance:

•	Darius Adamczyk became our new CEO in April 2017. Mr. Adamczyk’s succession to the CEO role was highly successful both in terms of continued quarter-to-quarter financial performance and the refocused strategic direction he established that aims to make Honeywell the world’s leading software-industrial company, while also enhancing its organic growth rate.

•	Mr. Adamczyk and his management team led a thorough, comprehensive portfolio review that resulted in the October 10, 2017 announcement of our intention to spin our Homes product portfolio and ADI global distribution business, as well as our Transportation Systems business, into two stand-alone, publicly-traded companies. The stand-alone businesses will be better positioned to maximize shareowner value through focused strategic decision making and capital allocation tailored for their end markets.

•	As part of that portfolio review, Mr. Adamczyk refocused Honeywell’s strategy to take better advantage of our core technology and software strengths in high-growth businesses that participate in six attractive industrial end markets. Each of these end markets is characterized by favorable global mega trends, including the emerging middle class in high growth regions, productivity, energy efficiency, infrastructure investment, urbanization, and safety. The ongoing portfolio of businesses is best positioned to leverage Honeywell’s capabilities in technology, operating systems, and financial and business models.

•	We continued to demonstrate that outstanding financial outperformance can be accomplished while holding aggregate annual bonus payments to executives (ICP – Incentive Compensation Plan) relatively flat. Since 2003, Honeywell’s management team has nearly doubled sales and more than quadrupled earnings per share while reducing the number of executives. Our total shareowner return has grown by 817% since 2003, while our incentive compensation has only grown 13% over that period.

32 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

Our Capital Allocation Strategy Appropriately Balances Near Term Financial Performance With Sustainable Growth

Our recent financial performance and smart capital deployment decisions will benefit shareowners in the long term. In 2017, we continued to execute a balanced capital deployment strategy:

•	Repurchased nearly $2.9 billion in Honeywell shares;

•	Restructured and refinanced over $1.6 billion of our debt;

•	Announced a 12% increase in our dividend — since 2010, we have increased the dividend rate by 10% or more eight times; and

•	Deployed approximately $1 billion to capital expenditures and continued efforts to identify acquisitions that meet our disciplined return metrics.

PAY FOR PERFORMANCE

Honeywell Consistently Outperforms Our Peers

In ensuring alignment between pay and performance, the Management Development and Compensation Committee of the Board of Directors (“MDCC”) assesses Honeywell’s financial performance against two sets of peer data: 1) a group of 16 companies that we call our “Compensation Peer Group,” and 2) a smaller subset of the Compensation Peer Group we call our “Multi-Industry Peer Group” made up of Emerson Electric (“EMR”), General Electric (“GE”), 3M Corporation (“MMM”), and United Technologies (“UTX”), against whom we frequently compete for investor dollars. Each of these four companies is a multi-industrial company that has broadly overlapping institutional ownership, is covered by the same set of Wall Street research analysts that cover Honeywell, and operates in a similarly diverse set of end markets on a global basis. See page 41 for a description of how the MDCC selected the Compensation Peer Group and page 42 for a description of how the MDCC uses certain non-GAAP financial information for both Honeywell and its peers in making compensation decisions.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 33

Executive Compensation > Compensation Discussion And Analysis

For both the Compensation Peer Group and Multi-Industry Peer Group, the MDCC considers four primary indicators of relative financial performance: sales growth, earnings per share growth, net income growth, and return on invested capital. The charts below summarize our performance against both the Compensation Peer Group and the Multi-Industry Peer Group.

The MDCC is also mindful of financial metrics used by institutional investors, third-party analysts and the broader financial community to compare Honeywell’s performance against our peers. The following graphs show our performance versus the median of each of the Compensation Peer Group and the Multi-Industry Peer Group for three metrics over a three-year period ending in 2017.

The MDCC also carefully considers several different ratios that are important measures of Honeywell’s earnings performance compared to both the Compensation Peer Group Median and the Multi-Industry Peer Group Median. Shareowners have told us that they regard ROIC as a particularly important metric because it shows how well management is balancing delivery of short-term results against long-term sustainable growth. Honeywell’s three-year ROIC was 16.8%, which significantly outperformed both the Multi-Industry Peer Group Median and the Compensation Peer Group Median.

NOTE: Reconciliation, notes and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this proxy statement, other than as part of disclosure of target levels, can be found on page 30 or in Appendix B.

34 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

Over the last five years, our EPS performance has been particularly impressive because it was accomplished during a period when many companies used share repurchase programs to boost their EPS. As the chart below demonstrates, net income growth significantly lagged EPS growth for the Multi-Industry Peer Group and the Compensation Peer Group, indicating that EPS growth was to some extent achieved by decreasing the number of shares outstanding through share buybacks. Specifically, the chart shows that Honeywell’s EPS compound annual growth rate exceeded each of the Multi-Industry Peer Companies and the median of the Compensation Peer Group over a five-year period even though we repurchased far fewer shares. Moreover, the strong correlation between net income and EPS growth at Honeywell is important because it means that our growth is more reflective of our true operational performance. Also significant is that Honeywell grew EPS faster than the Multi-Industry Peer Group while maintaining balance sheet capacity for future capital deployment.

We Continue To Create Value For Our Shareowners

Another important indicator of performance for the MDCC is our relative TSR performance. The following graph displays our annual and five-year cumulative TSR performance relative to the median of the Compensation Peer Group and the Multi-Industry Peer Group, as well as the S&P 500. Honeywell’s five-year cumulative TSR is more than triple the Multi-Industry Peer Group Median, and more than double the Compensation Peer Group Median.

[1]	Percentile Rank Represents Honeywell TSR Relative To 16-Company Compensation Peer Group Over 5 Years; As of Market Close on December 31, 2017

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 35

Executive Compensation > Compensation Discussion And Analysis

ENGAGEMENT WITH SHAREOWNERS ON COMPENSATION

We routinely engage with our shareowners to better understand their views on our governance and compensation practices. Our Lead Director and MDCC Chair often participate in these engagements. The feedback we received from shareowners enabled the Board to better understand shareowners’ perspectives on our executive compensation programs, which resulted in significant changes to those programs. This led to 93% of shareowners voting in favor of ’Say on Pay’ for 2017.

The table below summarizes the feedback we received from shareowners and the changes we have made:

	What We Heard From Some Shareowners	Design Changes (for CEO and the entire Leadership Team*)	Change Takes Effect
ICP (Annual Incentive Compensation Plan)	Want better visibility into how financial metrics and discretion factor into determining awards.	80% of target ICP awards to be based on performance against pre-established goals for EPS and Free Cash Flow. 20% based on qualitative assessment of individual performance.	Completed. In effect for 2016 ICP Awards (paid March 2017).
	Prefer resetting baseline to target each year over using the prior year actual award as the baseline.	Reset annual baseline award to each leadership team member’s annual target ICP award as a percentage of base pay.	Completed. In effect for 2017 ICP Awards.

Growth Plan (multi-year)	The 2-year non-overlapping performance cycle viewed as too short, even with the delayed payout feature.

Replace the biennial cash-based Growth Plan with an annual share-based Performance Plan (i.e., PSUs) with 3-year overlapping performance cycles. Plan is 100% formulaic with performance measured against key financial metrics and relative TSR. Reporting full value in year of grant will eliminate lumpy reporting.

With respect to Mr. Cote’s 2016-2017 Growth Plan award, the MDCC retroactively changed the form of payout from all cash to all shares.

Completed. Initial grant of new 3-year PSUs awarded in 2017. Annual grants to be made thereafter.
The whole 2 years of value must be reported in the 2nd year, which leads to lumpy reporting.
Prefer long-term performance awards to be share-based instead of cash.
Desire a relative metric, such as TSR, to be added to the plan.

Form and Mix of Long-Term Incentive (“LTI”) Awards	Investors prefer heavier weighting in performance-based equity other than stock options.	Reduce weighting for stock options to ~25% of target LTI over two annual compensation cycles. Increase weighting for PSUs to 50%+ of target mix. RSUs will represent the remaining 25% of target LTI.	Transition commenced in 2017 and will be completed in 2018.
	RSUs granted every other July gives impression they are “one off” vs. part of regular program.	All annual LTI awards will be granted at the same time each year, generally in February. Relative TSR performance requirements added to 100% of the biennial RSU awards made in 2016.	No RSU grants made in 2017. Starting in 2018, annual RSU grants to be made with weighting at ~25% of target LTI.

*	Design changes apply to the CEO and all his executive direct reports (i.e., the “Leadership Team”). Mr. Cote was excluded from the LTI design changes in his final year with the Company as Executive Chairman.

36 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

EVOLUTION OF OUR COMPENSATION PROGRAM AND LINK TO BUSINESS STRATEGY AND PERFORMANCE

Over the period of 2016-2018, our compensation program is evolving from a program weighted more heavily in stock options to a program majority-weighted in Performance Stock Unit (“PSU”) awards, with all LTI grants to be made on an annual basis.

The table below provides an overview of our evolution, and demonstrates the strong link between each of our direct compensation elements and our business strategy and performance.

EXECUTIVE COMPENSATION PROGRAM EVOLUTION — 2017 ACTIONS

•	80% of the Annual Bonus was determined on a formulaic basis; 20% was qualitative

•	Shifted mix of Leadership Team LTI to be more heavily weighted in PSU awards; lower weight in options

•	Granted 3-year PSUs under the Performance Plan, which replaced the 2-year cash-based Growth Plan

•	Added Relative TSR as a metric in the Performance Plan

Timeline for Implementation of Executive Compensation Changes

	2016	2017	2018	LINK TO STRATEGY & PERFORMANCE

Base Salary	Base salaries are determined based on scope of responsibility, years of experience and individual performance.			To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation.

Annual Incentive Compensation Program (“ICP”)	Cash award; 80% based on formulaic determination against pre-established financial metrics. 20% based on assessment of individual performance. Prior year actual award as baseline	80% based on formulaic determination against pre-established financial metrics. 20% based on assessment of individual performance.

		Reset annual baseline award to their annual target ICP as a percentage of base pay.		To motivate and reward executives for achieving annual corporate, SBG and functional goals in key areas of financial and operational performance.

Long Term Incentive Compensation (“LTI”)*

Stock Options:

•   CEO: 66% of LTI

•   Other NEOs: 48% of LTI

Biennial Growth Plan Units:

•   CEO: 34% of LTI

•   Other NEOs: 24% of LTI

Performance Restricted Stock Units:

•   CEO: None

•   Other NEOs: 28% of LTI

•   3-Year Relative TSR

Stock Options:

•   Reduce weighting:

- CEO: 31% of LTI

- Other NEOs: 30% of LTI

3-Year Performance Plan:

•   Stock-based PSUs

•   Added relative TSR along with financial metrics

•   Ramp up weighting:

- CEO: 45% of LTI

- Other NEOs: 35% of LTI

Restricted Stock Units:

•   None issued

2017 annualized value of 2016 biennial Growth Plan and Performance RSU grants:

-   CEO: 24% of LTI

-   Other NEOs: 35% of LTI

Stock Options:

•   CEO and the whole Leadership Team: ~ 25% of annual LTI

3-Year Performance Plan

•   Stock-based PSUs

•   Relative TSR along with
financial metrics

•   CEO and the whole
Leadership Team: ~ 50%
of annual LTI

Restricted Stock Units:

•   CEO and whole
Leadership Team: ~ 25%
of annual LTI

Directly aligns the interest of our executives with shareowners. Options only have value for executives if the operating performance results in stock price appreciation.

Focuses executives on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans.

Encourages key executive retention.

*	References to “CEO” and “Other NEOs” based on executive in the position as of December 31 for the year noted. For 2017 & 2018, “Other NEOs” excludes Mr. Cote in his interim role of Executive Chairman of the Board. 2016 and 2017 LTI weighting from MDCC perspective: annualizes 2016 biennial grants of Performance RSUs and Growth Plan units, which covered a 2-year period. Because of the shift to annual equity LTI grants from this point forward, 2017 is the last year this annualization treatment is required.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 37

Executive Compensation > Compensation Discussion And Analysis

CEO SUCCESSION

On March 31, 2017, Mr. Darius Adamczyk succeeded Mr. David Cote as the Company’s President and Chief Executive Officer (“CEO”). Mr. Cote retained the position of Executive Chairman of the Board, which shareowners approved through April 2018.

The MDCC approved the following compensation arrangement for Mr. Adamczyk upon his promotion to CEO:

•	An initial base salary of $1,500,000.

•	A target annual incentive compensation opportunity of 175% of base salary.

•	An initial LTI award with a target value of $12,000,000.

•	Beginning in 2018, no less than 50% of his target annual LTI value will be in the form of Performance Stock Units.

•	Participation in the Severance Plan for Designated Officers, which would provide 36 months of base salary continuation and target bonus if his employment is involuntarily terminated for a reason other than cause.

Mr. Adamczyk did not enter into a formal employment contract in connection with his promotion to CEO.

SUMMARY DESCRIPTION OF 2017 COMPENSATION DECISIONS FOR NEOS

The table below summarizes the 2017 compensation actions, which reflect the changes to the compensation program described above and are consistent with our commitment to align pay with company performance and the interests of our shareowners. Details about the compensation decisions made in 2017 are more fully discussed later in this Compensation Discussion and Analysis or “CD&A.”

Other NEOs
Pay Element	CEO (Mr. Adamczyk)	(excluding CEO & Chairman)	Comments
Base Salary	Base salary was increased to $1,500,000 as a result of his promotion to CEO in April 2017.	Merit increases averaging 4.7% were approved. Base increases to Messrs. Mahoney and Szlosek were their first increases since March 2015.

•  Consistent with Mr. Cote’s 2016 CEO Continuity Agreement, his base salary was reduced from $1.89M to $500,000, when he stepped down as CEO and continued as Executive Chairman of the Board.

•  Mr. Gautam is a first-year NEO.

Annual Incentive Compensation Program (“ICP”)	ICP Target as CEO set at 175% of base salary. Earned award paid at 131% of target, reflecting strong performance for his first year as CEO.	Average earned award paid at 132% of individual target awards.

•  80% of payout based on company performance against the two pre-established ICP metrics of EPS and Free Cash Flow. For Messrs. Mahoney and Gautam, performance against SBG-level goals of Net Income and Free Cash Flow count toward half of their calculated award.

•  20% of payouts were determined based on the MDCC’s qualitative assessment of individual performance and accomplishments (pages 46-48).

•  As Executive Chairman, Mr. Cote’s 2017 ICP award was paid at 50% of his prior year actual ICP award.

Stock Options – annual	Option grant represented initial grant as CEO. Represented 31% of annualized LTI for 2017.	Option grant sizes reduced from 2016 consistent with planned changes to the compensation program. In the aggregate, represented 30% of annualized LTI for 2017.

•  Over 2017 and 2018, the MDCC will be lowering the target LTI weighting in stock options to ~25% of total LTI value.

•  Final stock option grant was made to Mr. Cote as CEO prior to transitioning to the Executive Chairman role. Reflects potential impact of his leadership on future stock appreciation. No other equity was granted to Mr. Cote in 2017.

Performance Plan Stock Units (PSUs) – annual	Initial annual grant made under the 2017-2019 Performance Plan. Represented 45% of annualized LTI for 2017.	Initial annual grant made under the 2017-2019 Performance Plan. Represented 35% of annualized LTI for 2017.

•  New three-year stock-based PSU Plan introduced in 2017 as part of compensation program changes. Will represent 50% of target LTI beginning in 2018.

•  Earned awards will be determined at the end of the three-year performance period based on four equally weighted metrics: total revenue, average return on investment (“ROI”), average segment margin rate and total shareowner return relative to the Compensation Peer Group.

38 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

Pay Element	CEO (Mr. Adamczyk)	Other NEOs (excluding CEO & Chairman)	Comments
Growth Plan Units (GPUs) – biennial	No award issued in 2017. 2016 grant earned at 61% of target for last biennial performance cycle. Represented 10% of annualized LTI for 2017.	No awards issued in 2017. 2016 grants earned at 62% of target, on average, for last biennial performance cycle. Represented 11% of annualized LTI for 2017.

•  2016 was the last year that biennial cash-based GPU awards were made. No Growth Plan grant was made in 2017, but MDCC attributed half the 2016 award value to 2017. The Growth Plan has now been replaced by the stock-based PSU Plan.

•  Earned awards under the 2016-2017 Growth Plan were determined based on performance against three pre-established financial targets measured over the two-year performance cycle: total revenue, return on investment (“ROI”) expansion and segment margin expansion.

Performance Restricted Stock Units (RSUs) – biennial	No award issued in 2017. Annualized value of 2016 biennial grant represented 14% of annualized LTI for 2016.	No awards issued in 2017. Average annualized value of 2016 biennial grants represented 24% of annualized LTI for 2017.

•  2016 was the last year of biennial RSU grants. No RSUs were granted in 2017, but MDCC attributed half the 2016 award value to 2017. Beginning in 2018, time-based RSUs will be granted annually as part of the regular LTI mix.

•  100% of the 2016 Performance RSUs will be earned based on cumulative Total Shareowner Return (“TSR”) relative to the Compensation Peer Group performance over a 3-year period, followed by an extended time-vesting period.

2017 Compensation Summary:

Total Annual Direct Compensation For Each Named Executive Officer (NEOs)

The following table reflects 2017 annualized compensation amounts earned by the NEOs from the perspective of the MDCC*.

					2017-2019	2016 Biennial-		Total Annual
		Base	Annual	Stock	Performance	Performance	2016-2017	Direct
NEO	Position	Salary	Bonus	Options	Plan-PSUs(A)	RSUs(B)	Growth Plan(C)	Compensation
Darius Adamczyk	President & CEO	$1,414,615	$3,275,000	$3,596,400	$5,254,000	$1,671,875	$1,224,000	$16,435,890
Thomas A. Szlosek	SVP - Chief Financial Officer	$865,039	$1,100,000	$1,798,200	$2,101,600	$1,337,500	$687,500	$7,889,839
Timothy 0. Mahoney	Aerospace - President & CEO	$963,615	$1,540,000	$2,064,600	$2,232,950	$2,006,250	$450,000	$9,257,415
Krishna Mikkilineni	SVP- Engineering, Ops and IT	$785,769	$915,000	$1,798,200	$1,970,250	$1,471,250	$550,000	$7,490,469
Rajeev Gautam	PMT - President & CEO	$717,885	$1,040,000	$1,165,500	$1,576,200	$668,750	$772,500	$5,940,835
David M. Cote(D)	Executive Chairman & Former CEO	$900,962	$3,420,000	$9,990,000	$0	$0	$2,612,500	$16,923,462

*	Table reflects the view of the MDCC by annualizing 2016 biennial awards over a 2-year period (half of the award was attributed to 2016 and half to 2017), which differs from how amounts are reported on the SEC Summary Compensation Table. This is the last year reporting on this basis with normalizaton in 2018 as part of the changes to the executive compensation program.
(A)	Grant date value of the first annual award of 3-year Performance Stock Units (PSUs).
(B)	Reflects 2017 portion of the 2016 biennial Performance-based RSU grant with 100% of payout tied to Honeywell’s relative TSR performance against Compensation Peer Group over 3-years, followed by longer-term vesting period. Last such biennial RSU grant prior to compensation program changes.
(C)	Annualized amount earned from the 2016 biennial Growth Plan grant for the 2016-2017 performance cycle. Portion attributable to 2017. Plan discontinued after this payout.
(D)	Mr. Cote not included in broader compensation program changes for last full year of employment as Executive Chairman. The 2017 stock option grant to Mr. Cote, was made while in the CEO role and represented his last LTl grant from Honeywell. No other LTl was granted to Mr. Cote in 2017. Mr. Cote will receive no other compensation for the five-year consulting services arrangement included in his June 2016 CEO Continuity Agreement, which will begin when he leaves the Board in April of 2018. Earned Growth Plan award to be settled in stock, pursuant to 2016 MDCC decision to reduce value of his compensation paid in cash in response to Shareholder feedback.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 39

Executive Compensation > Compensation Discussion And Analysis

OUR COMPENSATION PHILOSOPHY & APPROACH

Our executive compensation program creates long-term shareowner value through four key objectives:

1.	Attract and Retain World-Class Leadership Talent with the ability and experience necessary to develop and execute business strategies; drive superior financial results; and nimbly adapt and react to constantly evolving end market conditions in an enterprise with our scale, breadth, complexity, and global footprint;

2.	Emphasize Variable, At-Risk Compensation with an appropriate balance of near-term and long-term objectives that align executive and shareowner interests;

3.	Pay for Superior Results and Sustainable Growth by rewarding and differentiating among executives based on the achievement of enterprise, business unit, and individual objectives as well as efforts to advance Honeywell’s long-term growth initiatives; and

4.	Manage Risk through Oversight and Compensation Design features and practices that balance short-term and long-term incentives, are not overly leveraged, and cap maximum payments.

Each year, the MDCC reviews each NEO’s four-year compensation history in total and each element of total annual direct compensation. The MDCC also reviews projected benefit payments under Honeywell’s retirement and deferred compensation plans, and any previously granted awards or grants. This enables the MDCC to understand how each element of compensation interacts with the other elements and to see how current compensation decisions may affect future wealth accumulation and executive retention.

Some of the key factors that shape the MDCC’s overall assessment of performance and appropriate levels of compensation include (in no particular order):

•	Operational and financial performance — for the entire corporation and the relevant business group;

•	Aggressiveness of each executive’s financial goals and targets compared to peers as well as the business/macroeconomic conditions in which our businesses operate;

•	Each executive’s long-term leadership potential and associated retention risk;

•	The extent which each executive made decisions or took actions that adversely impacted the current year’s financial performance but represented an investment that will benefit financial performance in future years;

•	The senior executive succession plan;

•	Stock price performance and total shareowner return;

•	Trends and best practices in executive compensation; and

•	Peer group comparisons, including performance, pay levels and related practices.

The MDCC reviews these factors over various time frames during the year to ensure a strong linkage between pay and performance.

Honeywell’s senior executives are recognized as industry leaders with backgrounds, depth of experience, and management skills that are highly attractive to competitors. The MDCC prefers to address critical retention and succession risks through the existing compensation program. It reserves the right, if deemed necessary, to take appropriate compensation actions that it believes are in the best interest of the Company and its shareowners to strengthen the succession plan and guard against the loss of key talent, especially during critical transition periods.

40 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

HOW COMPENSATION DECISIONS ARE MADE

Decision making over executive compensation rests with the MDCC, which holds six regularly scheduled meetings each year. Each meeting includes an executive session comprised solely of independent directors, and those meetings are attended by the MDCC’s independent compensation consultant. Meeting agendas contain items proposed by either management or the MDCC members.

In carrying out its responsibilities, the MDCC balances a number of important considerations, including:

•	The importance of aligning pay with Company and individual performance;

•	The need to attract, retain and reward executives with a proven track record of delivering consistent financial results and driving “seed-planting” initiatives that will create sustainable long-term shareowner value;

•	The complex multi-industry and global nature of our businesses and the importance of growth outside of the United States for future success;

•	The positioning of pay relative to the competitive market; and

•	The importance of maintaining and executing on a thorough and rigorous succession planning process.

To create long-term shareowner value, the MDCC believes that Honeywell’s compensation programs must be financially competitive and structured to drive sustained performance against our strategic and financial goals and objectives. The MDCC is focused on maintaining a compensation program for Honeywell that emphasizes variable, at-risk compensation and has an appropriate balance of near-term and long-term objectives. The MDCC also considers shareowner feedback and the results of the annual advisory vote on executive compensation in making determinations about the structure of Honeywell’s pay program.

OUR COMPETITIVE MARKET — COMPENSATION PEER GROUP

The MDCC believes it is important to understand the relevant market for executive talent to ensure that Honeywell’s executive compensation program supports the attraction and retention of highly-qualified leaders. Our independent compensation consultant compiles compensation data on the Compensation Peer Group and presents this data to the MDCC on an annual basis.

This review includes a comparison of each element of compensation for Honeywell’s executive officers (including the NEOs) with that of comparable positions in each Compensation Peer Group company. The intent is to provide the MDCC with an understanding of Honeywell’s pay positioning relative to the competitive marketplace.

The MDCC also reviews the Compensation Peer Group on an annual basis with a focus on companies that have one or more of the following attributes:

•	Business operations in the industries and markets in which Honeywell participates;

•	Similar revenue and/or market capitalization;

•	Similar breadth of portfolio and complexity;

•	Global scope of operations and/or diversified product lines; and

•	Demonstrated competitor for executive talent.

The following provides a view of the multi-industry profile of Honeywell’s businesses in 2017:

In 2016, the MDCC made changes to the Compensation Peer Group to better reflect Honeywell’s evolving portfolio of businesses. This included adding Schlumberger Limited and Phillips 66 to better reflect Honeywell’s significant position in oil and gas industry through its UOP and HPS strategic business units.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 41

Executive Compensation > Compensation Discussion And Analysis

In 2017, the MDCC made one adjustment to the Compensation Peer Group by removing E.I Dupont de Nemours and Dow Chemical as a result of their planned merger and articulated plan to then split into three separate companies. This transformational activity would make financial comparisons difficult and less comparable during their transitions. It should also be noted that in comparing the financial performance of Honeywell to both the Compensation Peer Group and the Multi-Industry Peer Group, the MDCC uses certain non-GAAP financial information that both Honeywell and each peer company utilizes in its financial disclosure and investor presentations.

COMPENSATION PEER GROUP - 2017

Company Name	Mkt Cap (Current $M)	Total Assets ($M)	Revenue ($M)	# Employees	Total Shareholder Return (12/31/2017)
					1 Year	3 Years	5 Years	10 Years
HONEYWELL INTL INC	$115,159	$59,387	$40,534	131,000	35%	64%	170%	220%
Multi-Industry Peer Group
3M CO	$140,188	$37,987	$31,657	91,536	35%	55%	186%	262%
EMERSON ELECTRIC CO	$44,506	$19,589	$15,264	76,500	29%	25%	54%	68%
GENERAL ELECTRIC CO	$151,328	$377,900	$122,092	295,000	-43%	-24%	-2%	-32%
UNITED TECHNOLOGIES	$101,874	$96,920	$59,837	205,000	19%	19%	75%	112%
Honeywell Percentile Rank	45%	45%	44%	45%	100%	100%	95%	91%
Honeywell Rank Order	3	3	3	3	1	1	2	2
Other Comp Peers
BOEING CO	$175,642	$92,333	$93,392	140,800	95%	147%	345%	339%
CATERPILLAR INC	$93,750	$76,962	$45,462	98,400	75%	92%	105%	191%
DEERE & CO	$50,593	$65,786	$29,738	60,500	55%	91%	105%	112%
EATON CORP PLC	$34,812	$32,600	$20,404	96,000	22%	29%	71%	124%
GENERAL DYNAMICS CORP	$60,747	$35,046	$30,973	98,600	20%	57%	225%	189%
ILLINOIS TOOL WORKS INC	$57,163	$16,780	$14,314	50,000	39%	88%	205%	299%
INGERSOLL-RAND PLC	$22,286	$18,173	$14,198	46,000	21%	49%	155%	186%
JOHNSON CONTROLS	$35,268	$51,884	$30,172	121,000	-5%	0%	55%	160%
LOCKHEED MARTIN CORP	$92,056	$46,521	$51,048	100,000	32%	81%	307%	325%
PHILLIPS 66	$51,739	$52,712	$104,622	14,800	21%	54%	118%	N/A
RAYTHEON CO	$54,305	$30,860	$25,348	64,000	34%	86%	267%	304%
SCHLUMBERGER LTD	$93,353	$71,987	$30,440	115,000	-17%	-15%	9%	-18%

Honeywell Percentile Rank	93%	68%	70%	96%	65%	48%	57%	63%
Honeywell Rank Order	2	5	5	2	5	7	6	5

ALL COMPENSATION PEERS
Honeywell Percentile Rank	82%	63%	64%	83%	74%	62%	63%	67%
Honeywell Rank Order	4	7	7	4	5	7	7	6

Note: In August 2016, MSCI and S&P Global changed in Honeywell’s sub-industry GICs code from “Aerospace & Defense” to “Industrial Conglomerates” to better reflect the Company’s more diversified set of businesses with activities in multiple sectors.

42 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

COMPENSATION PROGRAM DESCRIPTION

ELEMENTS OF 2017 TOTAL ANNUAL DIRECT COMPENSATION

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 43

Executive Compensation > Compensation Discussion And Analysis

PROGRAM ELEMENTS AND RELATED 2017 COMPENSATION DECISIONS

Annual Incentive Compensation Plan (“ICP”)

In 2017, the MDCC fully implemented changes in the methodology for determining annual ICP awards based on feedback received from some shareowners in 2016. Specific changes requested were that some portion of the annual bonus be formulaic and that baseline ICP amounts be reset to target each year (instead of using prior year actual payouts as the baseline, a discontinued prior practice). For 2017, ICP awards were determined by having 80% formulaic based on financial targets established by the MDCC at the beginning of 2017. 20% of the award was determined based on the MDCC’s qualitative assessment of individual performance against objectives for 2017 and the significant accomplishments listed on pages 46-48. The attainment percentage for both the formulaic and individual qualitative portions of the award can range from 0% to 200%.

The individual 2017 ICP Target Amounts for Messrs. Adamczyk, Szlosek, Mahoney, Mikkilineni, and Gautam were determined by multiplying their 2017 calendar year base salary by their individual ICP target award percentage. Individual ICP target percentages in 2017 were:

–	Mr. Adamczyk: 175%

–	Mr. Mahoney: 115%

–	Messrs. Szlosek, Mikkilineni and Gautam: 100%.

As part of the CEO transition and for continued performance as Executive Chairman, Mr. Cote’s 2017 ICP Target Amount was set at $2,850,000, equal to half of his actual 2016 ICP payout.

ICP Formulaic Portion (80% of Target Award)

2017 ICP Goals:

The table below includes a description of each of the financial ICP targets and the relative weighting percentage for each target that is included in the formulaic portion of the ICP payout (i.e., 80%) for each NEO. The MDCC approved these targets in February 2017. The company-wide (“Total Honeywell”) targets for EPS and Free Cash Flow (“FCF”) were based on the midpoint of the external guidance that was communicated to our shareowners during our December 2016 outlook call.

For Messrs. Adamczyk, Szlosek, and Mikkilineni (the “Corporate NEOs”), the formulaic portion of their ICP award was based on Total Honeywell EPS and FCF. For Mr. Mahoney and Mr. Gautam (the “SBG-Level NEOs”), in addition to Total Honeywell EPS and FCF, the MDCC also established financial targets for Net Income and FCF for their SBGs of Aerospace and Performance Materials and Technologies (“PMT”), respectively.

Metric	Significance	ICP Weighting (formulaic)

		Corporate NEOs	SBG-Level NEO
Earnings Per Share (“EPS”)	Viewed as the most important measure of near-term profitability that has a direct impact on stock price and shareowner value creation.	50%	25%
SBG-Level Net Income	Business unit measure of near-term profitability and contribution to overall company performance.	-	25%
Free Cash Flow (Total Honeywell)	Reflects quality of earnings and incremental cash generated from operations that may be reinvested in our businesses, used to make acquisitions, or returned to shareowners in the form of dividends or share repurchases.	50%	25%
SBG-Level Free Cash Flow	Business unit contribution to overall company FCF performance.	-	25%
		100%	100%

44 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

2017 ICP Goals: Quantitative Targets:

Total Honeywell:

ICP Goal	2016 Actual*	2017 ICP Goal (Target)	v. 2016 Actual*	Basis for 2017 Goals	2017 Threshold (50% Payout)	2017 Maximum (200% Payout)
EPS	$6.46	$6.975	+8.0%	Midpoint of initial guidance range communicated to investors in December 2016.	$5.58	$8.37
Honeywell FCF	$4,291 million	$4,650 million	+8.4%		$3,720 million	$5,580 million

Actual Performance against 2017 ICP Goals:

Total Honeywell:

ICP Goal	2017 ICP Goal (Target)	2017 Actual Performance	Achievement %	2017 Performance	Metric Payout Percentage	Corporate NEO Weighting	Calculated Payout Percentage
EPS	$6.975	$7.11	101.9%	Exceeded the Target ICP Goal for 2017. Represented a 10.1% increase over 2016 Actual.* New record-level of performance for the Company.	109.7%	50%	54.84%
Free Cash Flow	$4,650 million	$4,935 million	106.1%	Exceeded the Target ICP Goal for 2017. Represented a 15.0% increase over 2016 Actual.* New record-level of performance for the Company.	130.6%	50%	65.32%

				Total Calculated (Formulaic) Payout: Corporate NEOs			120.16%

* 2016 Actual restated to exclude impact of 2016 HTSI divestiture and the 2016 spin of the Resins & Chemicals business.

Aerospace:

Mr. Mahoney’s formulaic payout portion of ICP (80% of ICP) was based on performance against 2017 ICP goals for both Total Honeywell and Aerospace as follows:

ICP Goal	2017 ICP Goal (Target)	2017 Actual Performance	Achievement %	Metric Payout Percentage	SBG-Level Weighting	Calculated Payout Percentage
EPS	$6.975	$7.11	101.9%	109.7%	25%	27.42%
Total Honeywell Free Cash Flow	$4,650 million	$4,935 million	106.1%	130.6%	25%	32.66%
Aerospace Net Income	$2,210 million	$2,488 million	112.6%	162.9%	25%	40.72%
Aerospace Free Cash Flow	$2,436 million	$2,506 million	102.9%	114.4%	25%	28.59%

		Total Calculated (Formulaic) Payout: Mr. Mahoney				129.40%

PMT:

Mr. Gautam’s formulaic payout portion of ICP (80% of ICP) was based on performance against 2017 ICP goals for both Total Honeywell and PMT as follows:

ICP Goal	2017 ICP Goal (Target)	2017 Actual Performance	Achievement %	Metric Payout Percentage	SBG-Level Weighting	Calculated Payout Percentage
EPS	$6.975	$7.11	101.9%	109.7%	25%	27.42%
Total Honeywell Free Cash Flow	$4,650 million	$4,935 million	106.1%	130.6%	25%	32.66%
PMT Net Income	$1,446 million	$1,444 million	99.8%	99.6%	25%	24.90%
PMT Free Cash Flow	$1,203 million	$1,442 million	119.8%	199.2%	25%	49.79%

		Total Calculated (Formulaic) Payout: Mr. Gautam				134.78%

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 45

Executive Compensation > Compensation Discussion And Analysis

ICP-Individual Qualitative Portion (20% of Target Award)

General Assessment:

The MDCC conducted a qualitative assessment to determine the individual qualitative portion of the ICP award payout, which accounted for 20 percent of the target award. The MDCC first reviewed overall industry conditions for each business segment and noted general 2017 accomplishments that were significant to understanding individual NEO performance. The following summarizes key aspects of that analysis:

Honeywell’s 2017 Performance And Critical Business Transformation Activities

4%	70 bps	10%	35%	12%
Organic	Margin	EPS	1-Year	FCF
Growth	Expansion	Growth	TSR	Growth

•	Completed successful CEO transition: continued superior financial performance, refocused strategic direction
•	Completed portfolio review and announced spin-offs that are anticipated to enhance value
•	Completed successful acquisition integrations (Intelligrated, Movilizer, RSI, Xtralis)
•	Expanded P/E multiple from 16.5x on January 1, 2017 to 21.6x at year-end, closing the gap with our Multi-Industry Peer Group
•	Grew segment profit more than two times the 2015/2016 average while funding nearly $350 million in restructuring
•	Completed the NextNine and SCAME Sistemi acquisitions and FLUX Information Technology joint venture in China

Honeywell 2017 Performance Relative To Peers

•	Net income growth of 9.6% vs. multi-industry peer median of 2.4%
•	Earnings per share growth of 10.1% vs. multi-industry peer median of 4.2%
•	Return on invested capital of 16.2% vs. multi-industry peer median of 11.8% and compensation peer median of 12.3%

Individual Assessments:

The MDCC then reviewed and considered the key 2017 activities and accomplishments for Mr. Adamczyk and each of the other NEOs, some of which are summarized below:

Mr. Adamczyk—Qualitative Considerations—President and CEO

•	Successfully transitioned into the role of CEO after our long-serving former CEO David M. Cote stepped down in April 2017.

•	Led Honeywell through an outstanding year of financial outperformance during which we delivered EPS growth of 10%, organic revenue growth of 4%, margin expansion of 70 basis points, and free cash flow growth of 12%. Our EPS growth, organic revenue growth, and free cash flow growth all exceeded the high-end of our initial guidance.

•	Under Mr. Adamczyk’s leadership, our financial performance exceeded that of our Multi-Industry Peers in organic sales, EPS, net income, and free cash flow growth.

•	Led a comprehensive strategic review of Honeywell’s business portfolio that resulted in our October 2017 announcement that Honeywell intends to separately spin off its Homes product portfolio and ADI global distribution business, as well as its Transportation Systems business, into two stand-alone, publicly-traded companies. As part of that portfolio review, Mr. Adamczyk engineered the transition and integration of our Smart Energy business unit, previously part of Home and Building Technologies, into the Process Solutions unit within Honeywell Performance Materials and Technologies.

•	Continued to deepen and strengthen Honeywell’s transformation into a software-industrial company through a focused organic and inorganic investment strategy across our business portfolio. Key accomplishments in 2017 in this regard include ongoing organic investments in the Honeywell Sentience platform for all software efforts; equity investment and creation of a joint venture with FLUX Information Technology in China (to accelerate the growth of our connected solutions to serve the needs of operators and workers in the supply chain); the acquisition of NextNine, a leading cyber-security software provider; the acquisition of SCAME Sistemi, a leading provider of fire and gas safety systems; and the launch of a $100 million investment fund that will invest in early-stage, high-growth technology companies that are strategically aligned to our portfolio and software capabilities. Our Connected software sales for the year were up 23%.

•	Launched a focused effort to improve Commercial Excellence, including driving improvements in strategic planning, strategy development, and execution of breakthrough initiatives; revitalizing our Velocity Product Development process; improving the effectiveness of our salesforce; and enhancing customer decision-making abilities through the use of the Honeywell User Experience and digital tools.

•	Continued to invest in business unit restructuring actions across all of our reporting segments. In 2017, we funded nearly $350 million toward portfolio restructuring actions that will contribute to our ability to deliver ongoing margin expansion for the years ahead.

46 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

Mr. Szlosek — Qualitative Considerations — Finance

•	Led Honeywell’s financial reporting, analysis and planning organization and delivered EPS growth of 10%, organic revenue growth of 4%, margin expansion of 70 basis points, and free cash flow growth of 12%.

•	EPS, free cash flow, and organic revenue growth exceeded the high end of our initial guidance.

•	Among our Multi-Industry Peers, ranked No. 1 for free cash flow growth and No. 2 for EPS growth.

•	Provided key leadership in Honeywell’s strategic business portfolio review.

•	Built the Transportation Systems and Homes spin-off models and established transition teams and plans, including a roadmap for stranded cost elimination.

•	Significantly reduced Honeywell’s global effective tax rate to 21.0%, excluding the impact of the fourth quarter provisional charge related to the Tax Cuts and Jobs Act of 2017.

•	Executed a series of debt capital market transactions that enabled Honeywell to take advantage of historically low interest rates, lower its annual interest rate expense, and extend the tenure of its outstanding indebtedness.

•	Maintained Honeywell’s solid investment grade credit rating and sterling reputation in the debt capital markets.

Mr. Mahoney — Qualitative Considerations — Aerospace

•	Delivered strong Aerospace performance with a 2% increase in organic sales growth and a 10% increase in segment profit.

•	Led several successful platform and airline pursuits and certifications, including the selection of Honeywell’s 131-9 auxiliary power unit as standard technology on the Airbus A320, and the critical certifications of the Textron Longitude engine and integrated avionics certifications on the Embraer E2, Pilatus PC-24, and Gulfstream G500.

•	Continued to grow our Connected Aircraft business by double digits, driven by JetWave revenue growth of 63%; completed over 20 aircraft certifications; and delivered the first defense platform installation with the Royal Australian Air Force.

•	Drove significant commercial aviation aftermarket growth of 6% on the strength of software and services through our GoDirect offerings supporting maintenance, fuel efficiency and cabin services. These offerings were selected for the Dassault Falcon Connect and major global airlines, including Cathay Pacific, KLM, Japan Airlines, Tiger Airways, and Royal Jordanian.

•	Oversaw manufacturing excellence improvements and footprint consolidation efforts that generated over 5% factory productivity while improving quality, product producibility, and consistency of delivery, and contributing to substantial fixed-cost reduction.

•	Led successful new product introductions, including the new Primus Epic Touch Screen cockpit and Primus Elite LCD displays. Launched new breakthrough business offerings for Industrial Inertial Measurement Units and Unmanned Aerial Vehicles for use in adjacent, non-aerospace markets.

•	Continued to expand in High Growth Regions. Achieved double digit growth in China and helped enable the successful first flight of the COMAC C919 platform. Established a new business and distribution center in Malaysia that will help drive significant revenue growth in the region.

Mr. Mikkilineni — Qualitative Considerations — Engineering, Ops and IT

•	Oversaw Honeywell Technology Solutions (“HTS”), which was involved in 35-40% of Honeywell’s global new product introductions (“NPI”) and continues to provide Honeywell a competitive advantage in product development. Expanded HTS global capability to Latin America.

•	Drove significant cost savings initiatives while maintaining high levels of customer satisfaction through centralization of the IT function and the deployment of process/data standards while ensuring a robust cyber-safety discipline.

•	Attained Honeywell Operating System (“HOS”) world-class performance for five sites globally based on results and maturity. Improved end-to-end improvement in integrated supply chain performance via the introduction of a new order-to-cash operating system.

•	Established a center of excellence (“COE”) focused on company-wide logistics and material management to drive consolidation of Honeywell’s warehouse and distribution footprint and reducing logistics and distribution spend.

•	Opened a new U.S.-based connected software center in Atlanta that is now fully operational. Recruited top-calibre software resources into the company, leveraging a formal evaluation system called multiplier assessment.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 47

Executive Compensation > Compensation Discussion And Analysis

Mr. Gautam — Qualitative Considerations — Performance Materials & Technologies

•	Delivered strong PMT organic revenue growth of 8%, exceeding the peer group and outperforming in a slow oil and gas market recovery.

•	Grew segment profit 4% in 2017, with consistent performance across PMT’s strategic business units driven by productivity and commercial excellence initiatives.

•	Positioned PMT for success into 2018 by expanding long-cycle backlog 8%, driven by significant orders growth. Won key global oil and gas projects in China and the Middle East.

•	Achieved 24% growth in breakthrough growth initiatives such as Connected Plant and Cyber Security.

•	Oversaw successful launches of key growth capex initiatives, including the Solstice plant in Geismar, LA, enabling double-digit Solstice® revenue growth.

•	Led performance in High Growth Regions, including double-digit growth in China and India, driven by sales force deployment and localization.

•	Acquired NextNine, an industry leader in security solutions and secure remote service capabilities, which enhances Honeywell’s existing range of innovative cyber security technologies and significantly increases Honeywell’s Connected Plant cyber security customer base.

Mr. Cote — Qualitative Considerations — Executive Chairman (CEO through March 30, 2017)

•	Delivered strong Q1 results and set the stage for Honeywell’s strong financial performance in 2017.

•	Assisted Mr. Adamczyk in his transition to CEO in April 2017 which was widely regarded as one of the most successful CEO transitions in the Multi-Industrial space as noted by analysts and investors.

•	Conducted extensive outreach to investors in the US and abroad, participating in numerous investor events leading up to and after Mr. Adamczyk’s appointment to CEO.

•	Ensured leadership continuity in his role of Executive Chairman-provided counsel and direction to Mr. Adamczyk and the Leadership Team during the comprehensive strategic review of Honeywell’s business portfolio.

Approved ICP Payout Amounts

After applying the formulaic payout percentages described above (80% weight) and deciding individual performance attainment percentages for each NEO based on their qualitative assessment (20% weight), the MDCC approved 2017 ICP payments as follows:

	FormulaicPortion(2)					Qualitative Portion(2)					Total Individual		Target ICP		Actual 2017
				Payout	+				Payout	=	ICP Payout	x	Award	=	ICP Award
	Attainment	x	Weight	%		Attainment	x	Weight	%		Percentage		Amount(5)		(rounded)
Mr. Adamczyk	120.16%		80%	96.1%		175.3%		20%	35.1%		131.2%		$2,496,986		$3,275,000
Mr. Szlosek	120.16%		80%	96.1%		154.3%		20%	30.9%		127.0%		$866,466		$1,100,000
Mr. Mahoney	129.40%	(3)	80%	103.5%		176.2%		20%	35.2%		138.7%		$1,110,034		$1,540,000
Mr. Mikkilineni	120.16%		80%	96.1%		100.2%		20%	20.0%		116.1%		$787,808		$915,000
Mr. Guatam	134.77%	(4)	80%	107.8%		184.3%		20%	36.9%		144.7%		$718,904		$1,040,000
Mr. Cote	120.16%		80%	96.1%		119.5%		20%	23.9%		120.0%		$2,850,000		$3,420,000

(1)	Attainment based on performance against 2017 ICP Goals and application of leverage table. Attainment can range from 0% to 200%.

(2)	Attainment based on MDCC assessment. Attainment can range from 0% to 200%. Payout % can range from 0% to 40%.

(3)	Formulaic attainment percentage for Mr. Mahoney includes 50% of award based on full year Aerospace performance against Aerospace ICP goals.

(4)	Formulaic attainment percentage for Mr. Gautam includes 50% of award based on full year PMT performance against PMT ICP goals.

(5)	Target ICP award amounts are equal to each NEOs 2017 calendar year base salary multiplied by their individual Target ICP award percentage, except for Mr. Cote, whose target award amount was fixed at $2,850,000 (50% of his prior year actual ICP payout). Details for others:

	2017 Base		Individual Target		Target ICP
	Salary(1)	x	ICP Award %	=	Award Amount
Mr. Adamczyk	$1,426,849		175%		$2,496,986
Mr. Szlosek	$866,466		100%		$866,466
Mr. Mahoney	$965,247		115%		$1,110,034
Mr. Mikkilineni	$787,808		100%		$787,808
Mr. Guatam	$718,904		100%		$718,904
(1) Reflects the ICP applicable base salary for the 2017 calendar year

48 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

Maximum Aggregate and Individual ICP Award Caps

Aggregate Spending Caps: The maximum aggregate amount of ICP awards that can be paid to all senior executive employees, including the NEOs, is 2.0% of the Company’s consolidated earnings. The actual spending was well under the permitted cap.

Individual Caps: The maximum individual ICP award that can be paid to the CEO is 0.4% of Consolidated Earnings. The maximum individual ICP award that can be paid to any other employee is 0.2% of Consolidated Earnings. Individual ICP awards are also capped at 200% of each NEO’s individual Target ICP award amount. Actual 2017 ICP awards to the NEOs were significantly below the individual caps.

LONG-TERM INCENTIVE COMPENSATION (“LTI”)

The mix of LTI awards to the NEOs for 2017 reflects the evolution of our LTI program, with full implementation of the new program mix to occur in 2018.

In 2017, the NEOs were granted Performance Stock Units (“PSUs”) under the new Performance Plan for the 2017-2019 performance period along with a reduced number of Stock Options (with lower weight in the mix). The MDCC also attributed half of the biennial Performance RSUs and Growth Plan awards granted to the NEOs in 2016 as compensation for 2017, as these grants covered a 2-year period. After 2017, all LTI will be granted on an annual basis, as biennial grants are now phased out.

The following reflects the shift in LTI to a program more heavily weighted toward PSUs, as described earlier on page 37.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 49

Executive Compensation > Compensation Discussion And Analysis

Description of 2017 LTI Program Elements

2017-2019 Performance Plan

The Performance Plan is a share-based long-term incentive plan introduced in 2017, under which a target number of PSUs were issued to each NEO (except Mr. Cote as Executive Chairman) for the performance period January 1, 2017 through December 31, 2019. The actual number of PSUs earned by each NEO will be determined at the end of the three-year period based on Company performance as measured by the following four equally weighted performance metrics:

3-year Cumulative Revenue (25% weight)	•	Measures the effectiveness of our organic growth strategies, including new product introduction and marketing and sales effectiveness, as well as projected growth in our end markets.
	•	Performance Plan targets were developed from a 2016 revenue baseline of $38.8B, which reflects the inclusion of pre-2017 acquisitions and the removal of pre-2017 divestitures for the full year.
	•	Reported revenue will be adjusted to exclude the impact of corporate transactions (e.g., acquisitions, divestitures, spin-offs) and fluctuations in foreign currency rates.

3-Year Average Segment Margin Rate (25% weight)	•	Focuses executives on driving continued operational improvements and delivering synergies from recent corporate actions and acquisitions.
	•	Performance Plan targets were developed from a 2016 baseline of 18.1%, which reflects the inclusion of pre-2017 acquisitions and the removal of pre-2017 divestitures for the full year.

	•	Results will not be adjusted for foreign currency changes over the cycle.

3-Year Average ROI (25% weight)	•	Focuses leadership on making investment decisions that deliver a high level of profitability.
	•	Performance Plan targets were developed from a 2016 ROI baseline of 19.7%, which reflects the inclusion of pre-2017 acquisitions and the removal of pre-2017 divestitures for the full year.
	•	Results will not be adjusted for foreign currency changes over the cycle.

Relative TSR (25% weight)	•	Measures Honeywell’s three-year cumulative TSR relative to the 2017 Compensation Peer Group over the Plan’s three-year performance plan.
	•	The beginning point for TSR determination (all companies) will be based on 30 trading days from the beginning of the measurement period. The ending point will be based on 30 days leading up to the end of the measurement period.

In February 2017, the MDCC established the actual performance goals for the 2017-2019 performance period. Goals were set for the total Company (“Total Company”) and separately for each of the SBGs. For Corporate NEOs, including the CEO, awards are earned based on performance against the performance metrics stated above. For SBG-level NEOs (i.e., SBG Presidents), the financial goals portion of the award (75% at target) is based 50% on performance against goals set for their respective SBG and 50% against the Total Company goals.

The table below sets out each metric at the Total Company level, their respective goals for the three-year period, and the number of PSUs that would be earned at each specified level of performance. No PSUs will be earned for a metric if performance falls below the noted threshold. If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage of PSUs earned shall be determined by linear interpolation. The total number of PSUs that may be earned can range from 0% to 200% of the target number of PSUs originally awarded.

Performance Goals for 2017-2019 PSU Awards

	3-YEAR CUMULATIVE REVENUE ($M)	% of PSUs	3-YEAR AVERAGE SEGMENT MARGIN RATE	% of PSUs	3-YEAR AVERAGE ROI	% of PSUs	3-YEAR RELATIVE SHAREHOLDER RETURN	% of PSUs	TOTAL % of PSUs
No payout	below $113,809	0%	below 18.80%	0%	below 20.4%	0%	below 35th Percentile	0%	0%
Threshold	-		-		-		35th Percentile*	6.25%	6.25%
	$113,809	12.5%	18.8%	12.5%	20.4%	12.5%	40th Percentile	12.5%	50%
Target	$117,937	25%	19.3%	25%	21.1%	25%	50th Percentile	25%	100%
	$120,000	37.5%	19.55%	37.5%	21.5%	37.5%	60th Percentile	37.5%	150%
Maximum	$122,064	50%	19.8%	50%	21.9%	50%	>= 75th Percentile	50%	200%
	* Represents Threshold for the relative TSR metric.

50 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

The targets for each of the three operational metrics of the 2017-2019 Performance Plan were established based on levels of performance contemplated in the Company’s 2017 annual operating plan (“AOP”), external guidance, and its five-year strategic plan (“STRAP”). Targets also reflect expectations about the external environment, changes in the portfolio, historical trends, and performance versus peers. Cumulative revenue targets were based on the midpoint of external revenue guidance for 2017, which also aligned with 2016 world GDP growth. The 2018 and 2019 revenues were based on 2014-2016 average actual organic growth. Average margin targets were based on the midpoint of external margin guidance for 2017, which was at the high end of multi-industry peer group, and incremental growth in both 2018 and 2019 adjusted for the expected foreign currency headwind from 2017 hedges. For average ROI targets, net income before interest (“NIBI”)-the ROI numerator-was based on the after-tax profit dollars implied in the revenue and margin targets and the same level of after-tax, below-the-line cost included in 2017 EPS guidance. Net Investment-the ROI denominator-was based on AOP and STRAP depreciation, amortization, capex, and working capital improvement adjusted to drive more than 2 percentage points of ROI expansion through 2019. The MDCC believes the growth reflected in these targets is expected to motivate performance that will continue to drive high levels of total shareowner returns relative to our peers.

2017-2019 Performance Plan Awards to NEOs

PSUs were awarded to the NEOs (other than Mr. Cote) for the 2017-2019 performance period in the first quarter of 2017:

	# of PSUs	Grant Date Value*
Mr. Adamczyk	40,000	$5,254,000
Mr. Szlosek	16,000	$2,101,600
Mr. Mahoney	17,000	$2,232,950
Mr. Mikkilineni	15,000	$1,970,250
Mr. Gautam	12,000	$1,576,200

*	Grant Date Value of $131.35 determined based on the fair market value of Honeywell stock on the date of grant of $124.99 for the three internal financial metrics, and a value of $150.44 for the TSR metric, based on a multifactor Monte Carlo simulation conducted by an independent valuation service provider.

At the end of the three-year performance period, the total number of PSUs earned for each NEO shall be determined on a strictly formulaic basis. Dividend equivalents applied during the vesting period as additional PSUs will be adjusted based on the final number of PSUs earned. 50% of the resulting PSUs earned will be converted to shares of Company common stock and issued to each NEO, subject to the holding period requirements for officers (see page 58). The remaining 50% shall be converted to cash based on the fair market value of a share of Honeywell stock on the last day of the performance period and paid to each NEO in the first quarter following the end of the performance period.

Stock Options

As part of the transitional changes to the overall compensation program in response to prior year shareowner feedback, stock options granted to the NEOs in 2017 represented a lower percentage of the overall LTI mix and will ramp down again in 2018 to represent approximately 25% of the total LTI mix (other than to Mr. Cote). The MDCC believes that stock options continue to be an important element for focusing executives on actions that drive long-term stock appreciation.

Award to Mr. Adamczyk: In February 2017, the MDCC granted Mr. Adamczyk 216,000 stock options, with an exercise price of $124.99 and a grant date value of $3,596,400.

In setting the Stock Option grant size for Mr. Adamczyk, the MDCC considered the overall value and mix of long-term incentive awards being made to CEOs in the Compensation Peer Group companies along with the grant date value of his 2017 Performance Plan PSU grant and the annualized value of the 2017 portion of his biennial Growth Plan award and Performance RSU grant made in 2016. On this basis, Mr. Adamczyk’s 2017 stock option grant represented 31% of his total LTI for 2017.

Stock options granted to Mr. Adamczyk, and all the other NEOs, vest 25% per year over four years, and have a 10-year term to exercise. The strike price for the 2017 annual stock options is $124.99, which was the fair market value of Honeywell stock on the date of grant (February 28, 2017). The grant date value was determined using a Black-Scholes value of $16.65 per share as provided by a third-party valuation company.

Awards to other NEOs: For each of the other NEOs, the MDCC considered various factors in determining grant sizes, such as:

•	Each NEO’s leadership impact and expected contribution toward the overall success of Honeywell.

•	The size of previous grants of stock options awarded to each NEO.

•	The transitional reduction in percentage of LTI delivered as stock options in 2017 vs. 2016, consistent with the ramp down of stock options in the overall LTI mix.

•	The amount of vested and unvested equity each NEO holds.

•	The annualized value of the 2017 portion of each NEO’s biennial Growth Plan award and Performance RSU grant made in 2016.

•	The value and mix of long-term incentive awards granted to comparable named executive officers at the Compensation Peer Group companies.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 51

Executive Compensation > Compensation Discussion And Analysis

The following table presents the number of stock options granted to the other NEOs along with their respective grant date values.

	# of Stock Options Awarded	Grant Date Value
Mr. Szlosek	108,000	$1,798,200
Mr. Mahoney	124,000	$2,064,600
Mr. Mikkilineni	108,000	$1,798,200
Mr. Gautam	70,000	$1,165,500
Mr. Cote	600,000	$9,990,000

Granted on February 28, 2017. The grant date value was determined using a Black-Scholes value of $16.65 per share.

The 2017 stock option grant to Mr. Cote was made while in the CEO role and represented his last LTI grant from Honeywell. The MDCC considered this grant in the context of the overall CEO succession activities and the expected impact on future stock appreciation from his continued leadership as Executive Chairman and post-retirement availability as a consultant. No other LTI was granted to Mr. Cote in 2017. Mr. Cote will receive no other direct compensation or consulting fees for the five-year consulting services arrangement included in his June 2016 CEO Continuity Agreement, which will begin when he leaves the Board in April 2018.

2016-2017 Growth Plan

Our Growth Plan was a long-term incentive plan that provided performance-contingent, cash-based incentive awards to focus executives on achievement of objective, two-year financial metrics. In response to shareowner feedback received in 2016, the MDCC determined in 2017 that Growth Plan Unit (“GPU”) awards granted in 2016 for the 2016-2017 Growth Plan performance cycle would be the last biennial cycle awards under the Growth Plan, and that the new 3-year, share-based Performance Plan (discussed on pages 50-51) would be implemented in its place.

Summary of Growth Plan (now discontinued)
GPUs were granted every other year (non-overlapping cycles). The 2016-2017 cycle grant was made in February 2016.
Each GPU had a 2-year target value of $100 ($50 when annualized).
Performance was measured against three equally weighted internal performance metrics. For each metric, a required minimum level of achievement (i.e. threshold) needed to be attained before the plan would fund for that metric.
Goals for each metric were established at the total company level (“Total HON”) and for each SBG.
At the end of the 2-year performance cycle, payouts were determined on a purely formulaic basis.
Individual earned amounts were paid in cash in two installments. 50% was paid in March of the year following the completion of the performance cycle, with the remaining 50% paid a year later as a retention tool.

At the beginning of 2016, the MDCC set goals for the 2016-2017 Growth Plan based on financial metrics which were directly aligned with long-term strategic goals of the Company.

At the end of the performance cycle, calculated payouts for executives working in an SBG were based 50% on Total HON performance and 50% based on the performance of their SBG against separate SBG-level Growth Plan goals. An executive who transferred between SBGs at any time during the two-year performance cycle, had their earned payout prorated based on the time spent in each respective SBG.

52 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

Performance Summary:

The following table presents the rigorous performance goals that were set for the 2016-2017 biennial Growth Plan performance cycle, and how the Company performed against those goals at the Total HON level:

Note: Growth Plan results exclude the impact of items not contemplated in the targets including mid-cycle acquisitions, divestitures and spin-offs, incremental restructuring, changes in accounting, changes in pension, and impact of significant and unusual or infrequently occurring items such as tax reform.

Calculated payments for the SBGs were: Aerospace 36%, PMT 103%, HBT 43%, and SPS 48%. The “low level” of pay out for this performance cycle underscores the formulaic basis and pay-for-performance alignment of the compensation program.

Recap: Awards under the 2016-2017 Growth Plan cycle were earned at a low level based on a combination of factors. Performance was weighed down significantly by a very challenging macroeconomic environment in 2016, especially in Aerospace. The cumulative Total Revenue target required 2% and 3% organic growth in 2016 and 2017 which, given market conditions, proved to be too aggressive. The 2017 revenue performance also put pressure on the 2017 segment margin performance. Growth Plan margins partially recovered in 2017 from the slowed momentum in 2016, landing just at the 50% achievement threshold for performance against that metric.

The following table presents the target number of GPUs granted to each NEO in February 2016, and the annualized value of the final earned awards attributed to 2017:

	# of GPUs Awarded for 2016-2017 Performance Cycle	x	Annualized Growth Plan Unit Value at ($100/2) [1]	=	Annualized Target Award Value [2]	x	Final Pay Out Percentage (based on Business Unit)	=	Earned Award Attributable to 2017 2 3	Reported on Summary Compensation Table [5]
Mr. Adamczyk	40,000		$50		$2,000,000		61.2%		$1,224,000	$2,448,000
Mr. Szlosek	25,000		$50		$1,250,000		55%		$687,500	$1,375,000
Mr. Mahoney	25,000		$50		$1,250,000		36%		$450,000	$900,000
Mr. Mikkilineni	20,000		$50		$1,000,000		55%		$550,000	$1,100,000
Mr. Gautam	15,000		$50		$750,000		103%		$772,500	$1,545,000
Mr. Cote[4]	95,000		$50		$4,750,000		55%		$2,612,500	$5,225,000
[1] -	Represents the target value of one GPU shown on an annualized basis (i.e., $100 unit value divided by 2) consistent with MDCC’s approach for biennial awards.
[2] -	Consistent with how the MDCC assigns value when planning NEO compensation, which considers the Growth Plan as being earned 50% in the first year of the performance cycle (2016) and 50% in the second year of the performance cycle (2017).
[3] -	Represents the portion of the earned award under the biennial Growth Plan attributable to 2017. The full earned award is shown in the column to the right. 50% of the full earned award was paid in March 2018 and the remaining 50% will be paid in March 2019, subject to continued employment with the Company.
[4] -	The earned award to Mr. Cote is being settled in shares of Honeywell stock which must be held for at least one year, in accordance with a decision by the MDCC in 2016 to reduce the portion of his compensation paid in cash.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 53

Executive Compensation > Compensation Discussion And Analysis

5 -	As a cash-based award, SEC rules require that the full amount of the 2016-2017 Growth Plan earned award for the two-year performance cycle be reported on the Summary Compensation Table as a component of Non-Equity Compensation for 2017. This treatment is inconsistent with how the MDCC has historically viewed the Growth Plan when planning NEO compensation (see note 2 above). As a result of the discontinuance of the biennial Growth Plan in 2017 and the implementation of annual stock-based awards under the Performance Plan, this inconsistency between reporting and planning NEO compensation will be eliminated beginning in 2018.

Mr. Adamczyk’s 2016-2017 Growth Plan earned award was determined on prorated basis using the PMT payout percentage for the number of days he worked in PMT in 2016 and using the Total HON payout percentage for the number of days he worked in Corporate in 2016 and 2017 as both COO and CEO.

Messrs. Szlosek, Mikkilineni and Cote, who worked in Corporate for the full performance cycle, had their 2016-2017 Growth Plan earned awards determined based on the Total HON performance.

Messrs. Mahoney and Gautam, who each worked in the same SBG for the full performance cycle, had 50% of their 2016-2017 Growth Plan earned award determined based on the Total HON performance and 50% based on the performance of their respective SBGs.

Growth Plan — Timing of Payouts

Historically, grants under the Growth Plan were made every other year and earned awards were then paid in two installments after the end of the performance cycle to normalize payouts and provide an additional retention incentive. Due to the planned discontinuance of the Growth Plan, in 2017 there was a one-year transitional overlap of the 2016-2017 Growth Plan with the 2017-2019 Performance Plan to avoid a gap year in payout opportunity and facilitate the transition to the revised compensation structure that will be fully implemented in 2018. The following table shows the performance and payout cycle of the new Performance Plan and how the transitional overlap with the final Growth Plan will work.

Performance Restricted Stock Units (“Performance RSUs”)

No Performance RSUs were granted to the NEOs in 2017. As part of the broader changes in the overall executive compensation program that will be fully implemented in 2018, the MDCC determined that 2016 would be the final year of issuing biennial Performance RSU grants. Beginning in 2018, RSUs will be reintroduced and granted annually as part of the regular LTI mix. As was the case with the biennial Growth Plan, because the Performance RSUs granted in 2016 covered two years, the MDCC attributed half of the grant date value to 2017 when planning compensation for the NEOs.

In response to feedback from shareowners, in 2016, the MDCC made 100% of the biennial Performance RSU awards contingent on relative TSR performance. Prior biennial performance-based RSU grants to officers had 30% of the payout linked to relative TSR performance.

The target number of Performance RSUs issued to the NEOs in 2016 is shown in the table below. The actual number of shares earned will be determined based on Honeywell’s relative TSR performance against the Compensation Peer Group over a three-year period (August 1, 2016 - July 31, 2019). The target number of shares will be earned if Honeywell’s TSR is at the 50th percentile versus our Compensation Peer Group. No shares will be earned unless Honeywell’s relative TSR performance is at least 35th percentile.

54 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

The complete payout matrix related to the Performance RSUs follows:

Honeywell’s Relative TSR Percentile Rank	Shares Earned as % of Target
>=75th	200%
60th	150%
50th	100%
40th	50%
35th	25%
<35th	0%

Extrapolate payout % for intermediate relative TSR points on matrix.

Beginning point for TSR determination based on 30 trading days from beginning of 3-year measurement period.

Ending point based on 30 trading days to end of measurement period.

After the three-year performance-period is over, earned shares will be subject to an additional time vesting period, which may vary by NEO. The table below shows the target number of Performance RSUs that were granted to each NEO in 2016 and the related vesting periods. The extended vesting periods are intended to strengthen the retention of these key executives in support of the company’s management development and succession plans.

2016 Performance RSU Awards

NEO	Target # of Shares(1)*	Grant Date Value(2)	Vesting(3)	Attributed to 2017 by MDCC(4)
Mr. Adamczyk	25,000	$3,343,750	33% in 3 years; 33% in 5 years; 34% in 7 years	$1,671,875
Mr. Szlosek	20,000	$2,675,000	33% in 3 years; 33% in 5 years; 34% in 7 years	$1,337,500
Mr. Mahoney	30,000	$4,012,500	50% in 3 years; 50% in 5 years	$2,006,250
Mr. Mikkilineni	22,000	$2,942,500	33% in 3 years; 33% in 5 years; 34% in 7 years	$1,471,250
Mr. Gautam	10,000	$1,337,500	50% in 3 years; 50% in 5 years	$668,750
Mr. Cote	No grant	$0		$0
(1)	Performance RSUs with 100% of payout tied to Honeywell’s relative TSR performance against Compensation Peer Group over three years, followed by longer-term vesting period.
(2)	Based on grant date value of $133.75, which reflects performance features. Valuation conducted by independent valuation company.
(3)	Reflects longer time-vesting period. First three years corresponds with the relative-TSR performance period.
(4)	Reflects annualized value attributed to the 2017 Compensation year by the MDCC. This is the last cycle with this treatment prior to program design changes.
*	Prior to adjustment made pursuant to the spinoff of AdvanSix Inc. from Honeywell on October 1, 2016. The impact of this adjustment, and applied dividend equivalents, are reflected in the outstanding stock awards reported on the Outstanding Equity Awards table on page 64.

Note: Because these equity awards were granted in 2016, the full grant date value was reported as Stock Awards for 2016 in the prior year’s Proxy Statement. Amounts are discussed in this CD&A because the MDCC attributes half the value to 2017. Beginning in 2018, as part of the changes to the overall compensation program, this treatment will be discontinued.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 55

Executive Compensation > Compensation Discussion And Analysis

OTHER COMPENSATION & BENEFIT PROGRAMS

RETIREMENT PLANS

We offer various retirement benefits to our NEOs. Specifically, depending upon when and where they joined the Company, some NEOs may participate in broad-based plans, including a defined benefit pension plan and a 401(k) savings plan that provides matching Company contributions. We also maintain an unfunded supplemental retirement plan to replace the portion of an executive’s pension benefit that cannot be paid under the broad-based plans because of Internal Revenue Service (“IRS”) limitations. More information on retirement benefits can be found beginning on page 67.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Executive officers (including the NEOs) may choose to participate in certain nonqualified deferred compensation plans to permit retirement savings in a tax-efficient manner. Executive officers can elect to defer up to 100% of their annual ICP awards. In addition, executive officers may also participate in the Honeywell Supplemental Savings Plan to defer base salary that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. These amounts are matched by the Company only to the extent required to make up for a shortfall in the available match under the 401(k) savings plan due to IRS limitations. Deferred compensation balances earn interest at a fixed rate based on the Company’s 15-year cost of borrowing, which is subject to change on an annual basis. Consistent with the long-term focus of the executive compensation program, matching contributions are treated as if invested in Company Common Stock. These plans are explained in detail beginning on page 70.

BENEFITS AND PERQUISITES

Our NEOs are entitled to participate in Honeywell-wide benefits such as life, medical, dental, and accidental death and disability insurance that are competitive with other similarly-sized companies. The NEOs participate in these programs on the same basis as the rest of our salaried employees. We maintain excess liability coverage for executive-level personnel, including the NEOs. Mr. Cote also receives additional life insurance benefits agreed at his time of hire in 2002 to replace lost benefits from his prior employer. Our security policy requires the CEO and Executive Chair to use Honeywell aircraft for all air travel (business or personal) to ensure the personal security of these officers and protect the confidentiality of our business. The security plan for the CEO and Executive Chair also provides for home security and back-up power systems. From time to time, we also permit other executive officers to use Honeywell aircraft for personal or business use.

56 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

COMPENSATION PRACTICES & POLICIES

BEST PRACTICES

The MDCC regularly reviews best practices in governance and executive compensation and has revised Honeywell’s policies and practices over time, as follows:

GOVERNANCE AND EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Shareowner Engagement

•	Directors and management participate in direct engagement with shareowners.

Upon a Change in Control

•	No excise tax gross-ups for any new officers since 2009.

•	No right to single trigger accelerated vesting of options, RSUs and GPUs.

•	Pay ICP awards at the time they would typically be paid (no acceleration) and base on business performance rather than target.

Balanced use of Performance Metrics to align pay with performance

•	Use different sets of operational metrics for ICP and performance-based LTI to drive top and bottom-line growth over multiple time frames, aligned with our goal of sustained long-term performance.

•	Added three-year relative TSR to performance stock awards beginning in 2016.

Eliminated perquisites

•	Eliminated annual cash flexible perquisite allowance for executive officers.

•	No tax gross-ups on perquisites for officers and directors.

Compensation Recovery (Clawbacks)

•	Permit the recapture of incentive compensation from senior executives in the event of a significant financial restatement.

•	Permit the cancellation and recovery of gains attributable to equity awards from employees who leave the Company to join a competitor.

Stock Ownership and other requirements for executive officers

•	Require executive officers to hold and maintain Common Stock equal in value to at least four times their base salary (six times for the CEO).

•	Require executive officers to hold the net shares from vesting of RSU and PSU grants and the net gain shares from option exercises for at least one year.

•	Require automatic reinvestment of dividend equivalents on RSU/PSU awards into additional RSUs/PSUs, which vest according to the same schedule as the underlying awards to which they relate.

•	Prohibit granting of stock options with an exercise price less than the fair market value of Honeywell’s Common Stock on the date of grant.

•	Prohibit repricing (reduction in exercise price or exchange for cash or other consideration) or reloading of stock options.

•	Prohibit hedging and pledging of shares by our executive officers and directors.

Independent Compensation Consultant

•	Employ an independent compensation consultant to review and advise the MDCC on executive compensation.

•	Prohibit this consultant from performing any other services for Honeywell.

•	Regularly review the independence of any outside advisors as a component of the MDCC’s charter.

Guard the Company against competitive harm

•	Obtain enhanced restrictive covenants in connection with annual equity grants and certain succession planning actions.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 57

Executive Compensation > Compensation Discussion And Analysis

RISK OVERSIGHT CONSIDERATIONS

The MDCC believes that balancing the various elements of Honeywell’s executive compensation program:

•	Supports the achievement of competitive revenue, earnings, and cash performance in variable economic and industry conditions without undue risk; and

•	Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company’s long-term business strategy and destroy shareowner value.

The following compensation design features guard against unnecessary or excessive risk-taking:

RISK OVERSIGHT AND COMPENSATION DESIGN FEATURES

Robust processes for developing strategic and annual operating plans, approval of capital investments, and internal controls over financial reporting and other financial, operational, and compliance policies and practices.

Diversity of the Company’s overall portfolio of businesses with respect to industries and markets served (types, long cycle / short cycle), products and services sold, and geographic footprint.

MDCC review and approval of Corporate, SBG and individual executive officer objectives to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk /reward balance, and do not encourage unnecessary or excessive risk taking.

Executive Compensation features that guard against unnecessary or excessive risk-taking include:

•	Pay mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions that are in the Company’s long-term best interests;
•	Base salaries are positioned to be consistent with executives’ responsibilities so they are not motivated to take excessive risks to achieve financial security;
•	Incentive awards are determined based on a review of a variety of performance indicators, thus diversifying the risk associated with any single performance indicator;
•	Design of long-term compensation program rewards executives for driving sustainable, profitable, growth for shareowners;
•	Vesting periods for equity compensation awards encourage executives to focus on sustained stock price appreciation; and
•	Incentive plans are not overly leveraged with maximum payout caps and design features that are intended to balance pay for performance with an appropriate level of risk taking. The MDCC also has discretionary authority to adjust annual ICP payments, which further reduces the potential for negative business risk associated with such plans.

Adoption of “clawback” policies, which provide for the recoupment of incentive compensation paid to senior executives if there is a significant restatement of Company financial results. “Clawback” provisions in the Company’s current stock plan also allow the Company to cancel shares or recover gains realized by an executive if non-competition provisions are violated.

Prohibition on hedging and pledging of shares by our executive officers and directors.

Ownership thresholds in the Company’s stock ownership guidelines for officers that require NEOs to hold shares of Common Stock equal to four times their current annual base salary (six times for the CEO), as detailed in the Stock Ownership Guidelines.

•	Officers must also hold the net shares from vesting of RSUs and PSUs and the net gain shares from option exercises for at least one year.

Based upon the MDCC’s risk oversight and compensation policies, the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Honeywell’s operations or results. A full discussion of the role of the Board of Directors in the risk oversight process begins on page 20 of this proxy statement.

STOCK OWNERSHIP GUIDELINES

The MDCC believes that our executives more effectively pursue our shareowners’ long-term interests if our executives hold substantial amounts of stock. Accordingly, the MDCC adopted minimum stock ownership guidelines in May 2003 for all executive officers.

Under these guidelines, the CEO must hold shares of Common Stock equal in value to six times his current annual base salary. Other executive officers are required to own shares equal in value to four times their current base salary. Shares used in determining whether these guidelines are met include shares held personally, equivalent shares held in qualified and nonqualified retirement accounts, outstanding RSUs, and 50% of outstanding Performance Plan PSUs. All NEOs maintain ownership levels well above these minimum requirements, as shown in the following table.

58 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Compensation Discussion And Analysis

NAMED EXECUTIVE OFFICER STOCK OWNERSHIP (3/1/2018)

Mr. Adamczyk	Other NEOs (average)*
REQUIRED 6x base pay	REQUIRED 4x base pay

ACTUAL 20× base pay	ACTUAL 30× base pay*
* Excludes Mr. Cote as Executive Chairman

High levels of stock ownership reflect long-term focus and commitment of leadership team.

In addition, the stock ownership guidelines require officers to hold for at least one year the “net shares” obtained from RSUs or PSUs or the “net gain shares” from the exercise of stock options. “Net shares” means the number of shares issued when RSUs vest or PSUs are earned, less the number of shares withheld or sold to pay applicable taxes. “Net gain shares” means the number of shares obtained from exercising stock options, less the number of shares needed to cover the option exercise price and applicable taxes.

After the one-year holding period, officers may sell net shares or net gain shares; however after the sale, they must continue to meet the prescribed minimum stock ownership guideline level.

RECOUPMENT/CLAWBACK

Our Corporate Governance Guidelines provide for the recoupment (or “clawback”) of incentive compensation paid to senior executives if there is a significant restatement of financial results (a “Restatement”). Under the guidelines, the Board can seek recoupment if and to the extent that:

(i)	the amount of incentive compensation was calculated based upon the achievement of financial results that were subsequently reduced due to a Restatement;

(ii)	the senior executive engaged in misconduct; and

(iii)	the amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

The complete text of the Corporate Governance Guidelines is posted on our website at www.honeywell.com (see “Investors/Corporate Governance/Guidelines”).

In addition, if during the two-year period following an executive officer’s termination of employment with Honeywell, he or she commences employment with, or otherwise provides services to a Honeywell competitor without the MDCC’s prior approval, then the Company reserves the right, for awards issued under the 2003, 2006, 2011, and 2016 Stock Incentive Plans, to:

•	Cancel all unexercised options; and

•	Recover any gains attributable to options that were exercised, and any value attributable to GPUs, RSUs, and PSUs that were paid, during the period beginning six months before and ending two years after the executive officer’s termination of employment.

We have entered into non-competition agreements with our executive officers that preclude them from going to work for a competitor for up to two years after termination of employment. The list of competitors and the duration of the non-competition covenant has been tailored, in each case, to the executive officer’s position and the competitive threat this represents. Because money damages cannot adequately compensate Honeywell for violations of these non-competition covenants, we have a full range of equitable remedies at our disposal to enforce these agreements, including the ability to seek injunctive relief.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Beginning in 2018, Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for annual individual compensation to $1 million for the NEOs, subject to a transition rule for written binding contracts in effect on November 2, 2017 and not materially modified after that date. In the past, Section 162(m)’s deduction limit included an exception for “performance-based” compensation. The Company’s compensation programs were generally designed to qualify for this performance-based exception. To accomplish this, the Company previously asked shareholders to approve equity and incentive compensation plans that included limitations and provisions required to be included under Section 162(m). Now that the performance-based compensation exception is no longer available, the Company will no longer include Section 162(m)-related limitations or provisions or request shareholder approval for this purpose, and may not generally attempt to meet the requirements previously included in our plans related to the exception; however, the Company intends to comply with the transition rule for November 2, 2017, for written binding contracts as long as the Committee determines that to be in the Company’s best interest.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 59

Executive Compensation > Compensation Discussion And Analysis

PLEDGING AND HEDGING TRANSACTIONS IN COMPANY SECURITIES

Executive officers and directors are prohibited from pledging Honeywell’s securities or using Honeywell’s securities to support margin debt. All other employees must exercise extreme caution in pledging Honeywell’s securities or using Honeywell’s securities to support margin debt.

Hedging by directors, executive officers, and employees on our restricted trading list is prohibited and is strongly discouraged for all other employees. For this purpose, hedging means purchasing financial instruments (including forward sale contracts, swaps, collars, and interests in exchange funds) that are designed to offset any decrease in the market value of Company stock held, directly or indirectly by them, whether the stock was acquired as part of a compensation arrangement or otherwise.

All employees and directors are prohibited from engaging in short sales of Honeywell securities. Also, selling or purchasing puts or calls or otherwise trading in or writing options on Honeywell’s securities by employees, officers and directors is also prohibited.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The MDCC reviewed and discussed Honeywell’s Compensation Discussion and Analysis with management. Based on this review and discussion, the MDCC recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Form 10-K for the year ended December 31, 2017.

The Management Development and Compensation Committee

D. Scott Davis, Chair

William S. Ayer

Clive Hollick

Grace D. Lieblein

Bradley T. Sheares

Jaime Chico Pardo
(ex officio member)

60 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Summary Compensation Table

SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position	Year	Salary($)	Bonus($)(2)	Stock Awards($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compen- sation($)(7)	SEC Total Compensation
Darius Adamczyk(1) President & Chief Executive Officer (April 2017)	2017	$1,414,615	—	$5,254,000	$3,596,400	$5,723,000	$307,401	$204,737	$16,500,153
	2016	$1,120,383	$1,450,000	$3,343,750	$3,896,000	$0	$349,933	$95,888	$10,255,954
Thomas A. Szlosek Senior Vice President, Chief Financial Officer	2017	$865,039	—	$2,101,600	$1,798,200	$2,475,000	$220,964	$76,966	$7,537,769
	2016	$840,000	$850,000	$2,675,000	$2,337,000	$0	$240,715	$51,400	$6,994,115
	2015	$829,077	$850,000	$0	$2,153,750	$3,000,000	$200,277	$56,812	$7,089,916
Timothy O. Mahoney President & Chief Executive Officer, Aerospace	2017	$963,615	—	$2,232,950	$2,064,600	$2,440,000	$1,383,760	$58,817	$9,143,742
	2016	$917,019	$850,000	$4,012,500	$2,726,500	$0	$998,274	$56,021	$9,560,314
	2015	$907,462	$900,000	$0	$3,015,250	$3,725,000	$924,036	$55,448	$9,527,196
Krishna Mikkilineni(1) Senior Vice President, Engineering, Operations & Information Technology	2017	$785,769	—	$1,970,250	$1,798,200	$2,015,000	$1,869,471	$48,146	$8,486,836
	2016	$717,678	$725,000	$2,942,500	$2,181,200	$0	$1,183,040	$43,915	$7,793,333
Rajeev Gautam(1) President & Chief Executive Officer, PMT	2017	$717,885	—	$1,576,200	$1,165,500	$2,585,000	$575,729	$44,073	$6,664,387
David M. Cote Chairman of the Board and Former Chief Executive Officer	2017	$900,962	—	$0	$9,990,000	$8,645,000	$788,013	$631,564	$20,955,539
	2016	$1,890,000	$5,700,000	$0	$9,348,000	$0	$3,632,959	$690,542	$21,261,501
	2015	$1,890,000	$5,700,000	$0	$10,338,000	$14,250,000	$1,421,493	$927,851	$34,527,344

Footnotes to Summary Compensation Table:

(1)	Mr. Gautam first reported as NEO for 2017 compensation year. Messrs. Adamczyk and Mikkilineni first reported as NEOs for 2016 compensation year (2017 proxy filing).
(2)	Amounts for 2015 and 2016 reflect ICP awards in year earned. For 2017, annual ICP awards are included as Non-Equity Incentive Plan Compensation (see note 5 below) as awards were determined under a pre-set formulaic methodology beginning in 2017.
(3)	2017 Stock Awards represent PSU awards under the 2017-2019 Performance Plan at a grant date fair value of $131.35. This value was calculated based on the weighted average of (a) the fair market value of Honeywell stock on the date of grant (February 28, 2017) for the three quarters of the award tied to performance against internal metrics, and (b) a multifactor Monte Carlo simulation of Honeywell’s stock price and TSR relative to each of the other companies in the Compensation Peer Group, determined in accordance with FASB ASC Topic 718, for the one quarter of the award with payout determined based on three-year TSR relative to the Compensation Peer Group.
(4)	The 2017 Option Awards shown reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model at the time of grant, with the expected-term input derived from a risk-adjusted Monte Carlo simulation of the historical exercise behavior and probability-weighted movements in Honeywell’s stock price over time. The 2017 annual Option Awards were awarded on February 28, 2017, with a Black-Scholes value of $16.65 per share at the time of grant. A discussion of the assumptions used in the valuation of option awards made in fiscal year 2017 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2017.
(5)	The 2017 “Non-Equity Incentive Plan Compensation” values for each NEO represent the sum of their:
Named Executive Officer	2017 ICP Award(a)	2016-2017 Growth Plan Earned Award(b)
Darius Adamczyk	$3,275,000	$2,448,000
Thomas A. Szlosek	$1,100,000	$1,375,000
Timothy O. Mahoney	$1,540,000	$900,000
Krishna Mikkilineni	$915,000	$1,100,000
Rajeev Gautam	$1,040,000	$1,545,000
David M. Cote	$3,420,000	$5,225,000
(a)	2017 ICP based on pre-set formulaic methodology.
(b)	2016-2017 Growth Plan amount reflects total earned amount for full two-year cycle (final cycle).

(1) ICP award for the 2017 plan year determined using the pre-set formulaic methodology discussed on page 44 of the CD&A, and (2) the full earned award under the last cycle of the Growth Plan for the 2016-2017 performance cycle discussed on pages 52-54 of the CD&A, reported in a single year as required by applicable SEC rules. Actual payments of earned Growth Plan awards are made in two equal installments following the performance period. The first 2016-2017 Growth Plan performance cycle payment was made in March 2018 and the second payment will be made in March 2019. The earned award to Mr. Cote is being settled in shares of Common Stock, to be delivered in two installments in March 2018 and March 2019, based on a retroactive decision by the MDCC in 2016 to reduce the portion of his compensation paid in cash.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 61

Executive Compensation > Summary Compensation Table

(6)	Represents (i) the aggregate change in the present value of each Named Executive Officer’s accumulated benefit under the Company’s pension plans from December 31, 2016, to December 31, 2017 (as disclosed in the Pension Benefits table on page 67 of this proxy statement) and (ii) interest earned in 2017 on deferred compensation that is considered “above-market interest” under SEC rules (as discussed beginning on page 72 of this proxy statement).
Named Executive Officer	Change in Pension Value(a)		NQDC Interest
Darius Adamczyk	$307,401		$0
Thomas A. Szlosek	$196,386		$24,578
Timothy O. Mahoney	$1,308,880		$74,880
Krishna Mikkilineni	$1,869,471		$0
Rajeev Gautam	$575,729		$0
David M. Cote	$0	(b)	$788,013
(a)	Change in aggregate pension value amounts include a change in discount rate from 4.20% as of December 31, 2016, to 3.68% at December 31, 2017.
(b)	In 2017, Mr. Cote received a lump-sum distribution of SERP benefits upon his “separation from service” as defined under in the underlying SERP and his contractual arrangement. As a result, his Change in Pension Value is shown as zero as SEC rules do not permit the recording of a negative number on the Summary Compensation Table.

(7)	For 2017, “All Other Compensation” consists of the following:
Item	Mr. Adamczyk	Mr. Szlosek	Mr. Mahoney	Mr. Mikkilineni	Mr. Gautam	Mr. Cote
Excess liability insurance(a)	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Executive life insurance(b)	$—	$—	—	—	—	$62,000
Matching contributions(c)	$84,877	$51,902	$57,817	$47,146	$43,073	$40,448
Personal use of Company aircraft(d)	$98,158	$24,064	—	—	$—	$430,060
Security systems(e)	$12,284	$—	—	—	$—	$72,113
Tax, legal and financial planning	$4,413	$—	—	—	—	$21,186
Honeywell products/services(f)	$4,005	$—	—	—	$—	$4,757
Totals	$204,737	$76,966	$58,817	$48,146	$44,073	$631,564
(a)	Represents the annual premiums paid by the Company to purchase excess liability insurance coverage for each Named Executive Officer.
(b)	Under the terms of Mr. Cote’s 2002 employment agreement, the Company is obligated to provide Mr. Cote with $10 million in life insurance coverage at the Company’s cost. The Company reimbursed Mr. Cote a total of $62,000 for life insurance premiums paid by him in 2017.
(c)	Represents total Company matching contributions to each Named Executive Officer’s accounts in the tax-qualified Honeywell Savings and Ownership Plan and the non-tax-qualified Supplemental Savings Plan.
(d)	For security reasons, Messrs. Cote and Adamczyk are required by Company policy to use Company aircraft for all business and personal travel (in the case of Mr. Adamczyk, the requirement to use Company aircraft for specific personal travel may be waived at the discretion of Honeywell’s security personnel). Other NEOs may have access to available corporate aircraft for personal travel, from time to time, if approved by the CEO. The amount shown for each Named Executive Officer represents the aggregate incremental cost of personal travel by the Named Executive Officer. This amount is calculated by multiplying the total number of personal flight hours by the average direct variable operating costs (e.g., expenses for aviation employees, variable aircraft maintenance, telecommunications, transportation charges, including but not limited to hangar and landing fees, aviation fuel, and commissaries) per flight hour for Company aircraft. In 2017, 95% of the use of Company aircraft was for business purposes.
(e)	In accordance with the Company’s CEO and Executive Chairman security plan, represents the total cost paid by the Company in 2017 for equipment, installation, and expenses relating to personal residential security provided to protect Messrs. Adamczyk and Cote.
(f)	Represents the incremental cost of Honeywell products and services provided for personal use.

62 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Grants of Plan-Based Awards

GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2017

									All Other
									Option		Closing
									Awards:	Exercise	Price on
			Estimated Future			Estimated Future			Number of	or Base	Date of	Grant Date
			Payouts Under Non-Equity			Payouts Under Equity			Securities	Price	Grant of	Fair Value
			Incentive Plan Awards			Incentive Plan Awards(3)			Underlying	of Option	Option	of Stock
Named	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards	and Option
Executive Officer	Type(1)	Date	($)(2)	($)	($)	(#)(2)	(#)	(#)	(#)(4)	($/Sh)	($/Sh)	Awards(5)
Darius Adamczyk	ICP		$499,397	$2,496,986	$4,993,972
	NQSO	Feb 28 2017							216,000	$124.99	$124.50	$3,596,400
	PSU	Feb 28 2017				2,500	40,000	80,000				$5,254,000
Thomas A. Szlosek	ICP		$173,293	$866,466	$1,732,932
	NQSO	Feb 28 2017							108,000	$124.99	$124.50	$1,798,200
	PSU	Feb 28 2017				1,000	16,000	32,000				$2,101,600
Timothy O. Mahoney	ICP		$222,007	$1,110,034	$2,220,068
	NQSO	Feb 28 2017							124,000	$124.99	$124.50	$2,064,600
	PSU	Feb 28 2017				1,063	17,000	34,000				$2,232,950
Krishna P. Mikkilineni	ICP		$157,562	$787,808	$1,575,616
	NQSO	Feb 28 2017							108,000	$124.99	$124.50	$1,798,200
	PSU	Feb 28 2017				938	15,000	30,000				$1,970,250
Rajeev Gautam	ICP		$143,781	$718,904	$1,437,808
	NQSO	Feb 28 2017							70,000	$124.99	$124.50	$1,165,500
	PSU	Feb 28 2017				750	12,000	24,000				$1,576,200
David M. Cote(6)	ICP		$2,850,000	$2,850,000	$5,700,000
	NQSO	Feb 28 2017							600,000	$124.99	$124.50	$9,990,000
(1)	Award Type:
ICP = Incentive Compensation Plan (Annual Bonus Paid in 2018, for 2017 Performance Year)
NQSO = Nonqualified Stock Option
PSU = Performance Stock Unit (3-year Performance Plan award)
(2)	Represents the minimum level of performance that must be achieved for any amount to be payable
(3)	The amount in the Target column represents the number of PSUs awarded to the Named Executive Officer in 2017 under the 2016 SIP. Actual earned award may range from 0% to 200% based on performance over a three-year performance period ending December 31, 2019. Awards vest 100% in February 2020. 50% of the total number of PSUs earned will be converted to, and paid in, cash. 50% of the earned PSUs shall be paid in shares subject to a minimum one-year holding period.
(4)	NQSO awards in this column represent the number of annual stock options awarded to the Named Executive Officers on the grant date. These stock options vest in equal annual instalments over a period of four years.
(5)	The grant date fair value of each NQSO in this column was $16.65, calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option valuation model at the time of grant.
(6)	Threshold and Target ICP award for Mr. Cote equal to 50% of his prior year actual ICP award under the terms of the 2016 CEO Continuity Agreement.

DESCRIPTION OF PLAN-BASED AWARDS

All NQSO awards granted to the Named Executive Officers in fiscal year 2017 were granted under the Company’s 2016 Stock Incentive Plan and are governed by and subject to the terms and conditions of the 2016 Stock Incentive Plan and the relevant award agreements. A detailed discussion of these long-term incentive awards can be found beginning on page 51 of this proxy statement.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 63

Executive Compensation > Outstanding Equity Awards at 2017 Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

		Option Awards					Stock Awards
		Number of	Number of				Number of		Market Value
		Securities	Securities				Shares or		of Shares
		Underlying	Underlying				Units of		or Units
		Unexercised	Unexercised		Option	Option	Stock That		of Stock
	Grant	Options(#)	Options(#)		Exercise	Expiration	Have Not		That Have
Name	Year	Exercisable	Unexercisable		Price($)	Date	Vested(#)		Not Vested($)(1)
Darius Adamczyk	2017	0	216,000	(2)	$124.99	2/27/2027	40,589	(8)	6,224,729
	2016	25,143	75,429	(3)	$112.18	4/3/2026	—		—
	2016	37,714	113,144	(4)	$103.07	2/24/2026	25,932	(9)	3,976,932
	2015	75,429	75,429	(5)	$103.31	2/25/2025	—		—
	2014	105,601	35,200	(6)	$93.44	2/26/2024	18,837	(10)	2,888,842
	2013	40,228	—		$69.38	2/26/2023	—		—
	2012	93,029	—		$59.53	2/28/2022	38,639	(11)	5,925,677
	2011	11,565	—		$56.73	2/24/2021	3,944	(12)	604,852
	2010	5,028	—		$39.95	2/25/2020	—		—
	Total	393,737	515,202				127,941		$19,621,032
Thomas A. Szlosek	2017	0	108,000	(2)	$124.99	2/27/2027	16,235	(8)	2,489,800
	2016	37,714	113,144	(4)	$103.07	2/24/2026	20,745	(9)	3,181,453
	2015	62,857	62,858	(5)	$103.31	2/25/2025	—		—
	2014	75,429	25,143	(6)	$93.44	2/26/2024	18,113	(10)	2,777,810
	2013	25,143	—		$73.04	4/8/2023	—		—
	2013	40,228	—		$69.38	2/26/2023	—		—
	2012	100,572	—		$59.53	2/28/2022	—		—
	2011	40,228	—		$56.73	2/24/2021	—		—
	2010	20,114	—		$39.95	2/25/2020	—		—
	Total	402,285	309,145				55,093		$8,449,063
Timothy O. Mahoney	2017	0	124,000	(2)	$124.99	2/27/2027	17,250	(8)	2,645,460
	2016	44,000	132,001	(4)	$103.07	2/24/2026	31,117	(13)	4,772,103
	2015	88,000	88,001	(5)	$103.31	2/25/2025	—		—
	2014	132,001	44,000	(6)	$93.44	2/26/2024	21,735	(10)	3,333,280
	2013	201,144	—		$69.38	2/26/2023	—		—
	2012	150,858	—		$59.53	2/28/2022	17,272	(14)	2,648,834
	Total	616,003	388,002				87,374		$13,399,677
Krishna Mikkilineni	2017	0	108,000	(2)	$124.99	2/27/2027	15,221	(8)	2,334,293
	2016	35,200	105,601	(4)	$103.07	2/24/2026	22,819	(9)	3,499,522
	2015	55,314	55,315	(5)	$103.31	2/25/2025	—		—
	2014	75,429	25,143	(6)	$93.44	2/26/2024	14,491	(10)	2,222,340
	2013	20,114	0		$73.04	4/8/2023	—
	2013	80,457	0		$69.38	2/26/2023	—		—
	2012	80,457	—		$59.53	2/28/2022	9,595	(14)	1,471,489
	2011	85,486	—		$56.73	2/24/2021	—		—
	2010	50,286	—		$39.95	2/25/2020	—		—
	Total	482,743	294,059				62,126		$9,527,644
Rajeev Gautam	2017	0	70,000	(2)	$124.99	2/27/2027	12,176	(8)	1,867,311
	2016	12,571	37,715	(7)	$113.70	5/1/2026	10,373	(13)	1,590,803
	2016	5,531	16,594	(4)	$103.07	2/24/2026	3,848	(15)	590,129
	2015	10,057	10,057	(5)	$103.31	2/25/2025	3,559	(16)	545,808
	2014	12,822	4,275	(6)	$93.44	2/26/2024	—		—
	2013	8,548	0		$69.38	2/26/2023	—		—
	2012	4,022	0		$59.53	2/28/2022	—		—
	2011		—		$56.73	2/24/2021	3,944	(12)	604,852
	Total	53,551	138,641				33,900		$5,198,903

64 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Outstanding Equity Awards at 2017 Fiscal Year-End

		Option Awards					Stock Awards
		Number of	Number of				Number of	Market Value
		Securities	Securities				Shares or	of Shares
		Underlying	Underlying				Units of	or Units
		Unexercised	Unexercised		Option	Option	Stock That	of Stock
	Grant	Options(#)	Options(#)		Exercise	Expiration	Have Not	That Have
Name	Year	Exercisable	Unexercisable		Price($)	Date	Vested(#)	Not Vested($)(1)
David M. Cote	2017	0	600,000	(2)	$124.99	2/27/2027	—	—
	2016	150,858	452,576	(4)	$103.07	2/24/2026	—	—
	2015	301,717	301,717	(5)	$103.31	2/25/2025	—	—
	2014	452,575	150,859	(6)	$93.44	2/26/2024	—	—
	2013	754,293	—		$69.38	2/26/2023	—	—
	2012	704,006	—		$59.53	2/28/2022	—	—
	2011	779,436	—		$56.73	2/24/2021	—	—
	Total	3,142,885	1,505,152				0	$0
(1)	Market value determined using the closing market price of $153.36 per share of Common Stock on December 31, 2017.
(2)	2017 option grants vest in four annual installments at the rate of 25% per year. Installments vested on February 27, 2018, and will vest on February 27, 2019, February 27, 2020, and February 27, 2021.
(3)	2016 promotional option grant that vests in four annual installments at the rate of 25% per year. The first installment vested on April 4, 2017. The remaining installments will vest on April 4, 2018, April 4, 2019 and April 4, 2020.
(4)	2016 option grants vest in four annual installments at the rate of 25% per year. The first two installments vested on February 25, 2017 and February 25, 2018. The remaining installments will vest on February 25, 2019 and February 25, 2020.
(5)	2015 option grants vest in four annual installments at the rate of 25% per year. The first three installments vested on February 26, 2016, February 26, 2017 and February 26, 2018. The remaining installment will vest on February 26, 2019.
(6)	2014 option grants vest in four annual installments at the rate of 25% per year. The installments vested on February 27, 2015, February 27, 2016, February 27, 2017 and February 27, 2018.
(7)	2016 promotional option grant that vests in four annual installments at the rate of 25% per year. The first installment vested on May 2, 2017. The remaining installments will vest on May 2, 2018, May 2, 2019 and May 2, 2020.
(8)	Represents PSUs issued under the 2017-2019 Performance Plan. Actual payout will be based on final performance against plan metrics for the full 3-year cycle. The number of PSUs reflected here includes dividend equivalents applied on the target number of shares through December 31, 2017 which were reinvested as additional unvested PSUs that will be adjusted and vest on the same basis as the underlying PSUs to which they relate.
(9)	100% of these Performance RSUs are subject to an upward or downward adjustment based on Honeywell’s TSR performance relative to the Compensation Peer Group over a three-year period of August 1, 2016-July 31, 2019. These Performance RSUs also contain extended vesting periods with 33% vesting on July 31, 2019, 33% on July 31, 2021 and 34% on July 31, 2023. The number of Performance RSUs reflected here includes dividend equivalents applied on the target number of shares through December 31, 2017 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying Performance RSUs to which they relate.
(10)	33% of these RSUs vested on July 25, 2017. The remaining RSUs will vest on July 25, 2019 and July 25, 2021. RSUs reflected here include dividend equivalents applied through December 31, 2017 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.
(11)	33% of these RSUs vested on March 1, 2015 and 33% vested on March 1, 2017. The remaining RSUs will vest March 1, 2019. RSUs reflected here include dividend equivalents applied through December 31, 2017 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.
(12)	These RSUs will vest 100% on July 29, 2018. RSUs reflected here include dividend equivalents applied through December 31, 2017 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.
(13)	100% of these Performance RSUs are subject to an upward or downward adjustment based on Honeywell’s TSR performance relative to the Compensation Peer Group over a three-year period of August 1, 2016-July 31, 2019. These Performance RSUs also contain extended vesting periods with 50% vesting on July 31, 2019, 50% on July 31, 2021. The number of Performance RSUs reflected here includes dividend equivalents applied on the target number of shares through December 31, 2017 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying Performance.
(14)	33% of these RSUs vested on July 25, 2015 and July 25, 2017. The remaining RSUs will vest on July 25, 2019. RSUs reflected here include dividend equivalents applied through December 31, 2017 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.
(15)	100% of these RSUs will vest on February 25, 2019. RSUs reflected here include dividend equivalents applied through December 31, 2017 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.
(16)	100% of these RSUs vested on February 26, 2018. RSUs reflected here include dividend equivalents applied through December 31, 2017 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 65

Executive Compensation > Option Exercises and Stock Vested

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2017

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on		Value Realized	Acquired on		Value Realized
Named Executive Officer	Exercise(#)		on Exercise($)	Vesting(#)		on Vesting($)
Darius Adamczyk	—		—	45,954	(1)	$5,907,961
Thomas A. Szlosek	—		—	13,227	(2)	$1,759,492
Timothy O. Mahoney	422,404	(3)	$37,894,708	51,173	(4)	$7,165,357
Krishna Mikkilneni	13,074	(5)	$1,137,111	30,672	(6)	$3,324,834
Rajeev Gautam	—		—	25,091	(7)	$3,768,982
David M. Cote	2,564,594	(8)	$232,727,159	—		—

Number of Shares Acquired on Exercise (#) Column represents the total number of stock options exercised during 2017 before the sale of option shares to cover the option exercise price, transaction costs and applicable taxes.

Value Realized on Exercise ($) Column represents “in the money” value of stock options at exercise calculated as: the difference between the market price at exercise and the exercise price, multiplied by the total number of options exercised. The individual totals may include multiple exercise transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net gain shares from an options exercise for at least one year before they can be sold (waived upon retirement).

Number of Shares Acquired on Vesting (#) Column represents the total number of RSUs that vested during 2017 before share withholding for taxes and transaction costs, and without considering prior deferral elections.

Value Realized on Vesting ($) Column represents the total value of RSUs at the vesting date calculated at the average of the high and low share price of one share of Common Stock on the day of vesting multiplied by the total number of RSUs that vested. The individual totals may include multiple vesting transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net shares from an RSU vesting for at least one year before they can be sold (waived upon retirement).

(1)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Adamczyk retained a total of 22,553 net shares. Net shares must be held at least one year before they can be sold.
(2)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Szlosek retained a total of 6,495 net shares. Net shares must be held at least one year before they can be sold.
(3)	Relates to stock options originally granted in February 2010 and 2011 with a ten-year term that would have expired in 2020 and 2021 if not exercised. In connection with the stock option exercise, shares were withheld to cover the exercise price and the applicable taxes due upon exercise with Mr. Mahoney receiving a total of 146,704 net gain shares. Net gain shares must be held at least one year before they can be sold.
(4)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Mahoney retained a total of 14,555 net shares. Net shares must be held at least one year before they can be sold. Payout of 23,970 shares acquired upon the vesting of these RSUs has been deferred and will be paid to Mr. Mahoney in five equal instalments as of a specified future date.
(5)	Relates to Stock Appreciation Rights (SAR) originally granted in February 2008 with a ten-year term that would have expired in 2018 if not exercised. Zero shares retained as this was settled in cash.
(6)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Mikkilineni retained a total of 11,364 net shares. Net shares must be held at least one year before they can be sold.
(7)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Gautam retained a total of 12,312 net shares. Net shares must be held at least one year before they can be sold.
(8)	Relates to stock options originally granted in February 2008, 2009 and 2010 with a ten-year term that would have expired in 2018, 2019, and 2020 if not exercised. In connection with the stock option exercises, shares were withheld to cover the exercise price and the applicable taxes due upon exercise with Mr. Cote receiving a total of 791,021 net gain shares. Net gain shares must be held at least one year before they can be sold.

66 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Pension Benefits

PENSION BENEFITS

The following table provides summary information about the pension benefits that have been earned by our Named Executive Officers under two pension plans, the Honeywell International Inc. Supplemental Executive Retirement Plan (the “SERP”) and the Honeywell International Inc. Retirement Earnings Plan (the “REP”). The SERP and REP benefits depend on the length of each Named Executive Officer’s employment with us (and companies that have been acquired by us). This information is provided in the table below under the column entitled “Number of years of credited service.” The column in the table below entitled “Present value of accumulated benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each Named Executive Officer. It is based on various assumptions, including assumptions about how long each Named Executive Officer will live and future interest rates. Additional details about the pension benefits for each Named Executive Officer follow the table.

Pension Benefits—Fiscal Year 2017

		Number of Years	Present Value of
		of Credited	Accumulated
Named Executive Officer	Plan Name	Service(#)	Benefits($)(1)
Darius Adamczyk	REP	5.7	$89,839
	SERP	9.5	$938,339
	Total	—	$1,028,178
Thomas A. Szlosek	REP	13.6	$214,392
	SERP	13.6	$969,563
	Total	—	$1,183,955
Timothy O. Mahoney	REP	20.1	$1,007,059
	SERP	20.1	$8,804,894
	Total	—	$9,811,953
Krishna Mikkilineni	REP	32.1	$1,152,567
	SERP	32.1	$7,290,405
	Total	—	$8,442,972
Rajeev Gautam	REP	39.3	$1,870,843
	SERP	39.3	$5,538,373
	Total	—	$7,409,216
David M. Cote	REP	15.9	$164,654
	SERP	15.9	$0
	Total	—	$164,654
(1)	The present value of the accumulated retirement benefit for each Named Executive Officer is calculated using a 3.68% discount rate, the projected RP-2014 post-retirement mortality table using scale MP-2017 and a retirement age of 62 for Messrs. Mahoney and Mikkilineni and 65 for the other Named Executive Officers, the earliest ages at which the Named Executive Officer can retire without an early retirement benefit reduction. Mr. Cote received a distribution of his entire SERP benefit in 2017.

Summary Information

•	The REP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.
•	The REP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the amount of benefits that can be provided. As a result, the pensions that can be paid under the REP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SERP.
•	In addition, Mr. Cote was entitled to an additional supplemental pension benefit described under the Contractual formula below. This supplemental pension benefit was also provided by the SERP and distributed to him in 2017.
•	All SERP and Contractual benefits will be paid on the first day of the first month that begins following the 105th day after the later of the officer’s separation from service (as that term is defined in Internal Revenue Code Section 409A) or his earliest retirement date.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 67

Executive Compensation > Pension Benefits

Pension Benefit Calculation Formulas

Within the REP and the SERP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons. Generally, as we have grown through acquisitions, we have in many cases retained the benefit formulas under pension plans that were maintained by the companies that we acquired, in order to provide continuity for employees. The differences in the benefit formulas for our Named Executive Officers reflect this history. The explanation below describes the formulas that are used to determine the amount of pension benefits for each of our Named Executive Officers under the REP and the SERP.

Name of Formula	Benefit Calculation
REP	Lump sum equal to (1) 6% of final average compensation (annual average compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service.
Allied Salaried	Single life annuity equal to (1)(A) 2% of final average compensation (average of compensation for the 60 consecutive months out of prior 120 months that produces highest average) times (B) credited service (up to 25 years), minus (2) 64% of estimated Social Security benefits. The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 was included in 2015 compensation.
Signal	Single life annuity equal to (1)(A) 1.5% of final average compensation (average of compensation for the 60 consecutive months out of the last 120 that produces the highest average) times (B) credited service (with no limit on service), minus (2)(A) 1.5% of estimated Social Security benefits times (B) credited service up to 33 1/3 years. The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 was included in 2015 compensation.
Honeywell Retirement Benefit Plan (“HRBP”)	Single life annuity at age 67 equal to the sum of (1)(A) 1.0% of final average earnings (average earnings for the five calendar years out of the previous ten calendar years that produce highest average) times credited service up to 30 years, plus (B) 1/2400 of final average earnings for up to 60 months if credited service exceeds 360 months; and (2) 0.6% of final average earnings in excess of the covered earnings base (average of taxable wage bases for the 35-year period ending with the participant’s 67th birthday) times credited service up to 30 years. The final average earnings component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included. The covered earnings base is calculated using the 2015 taxable wage base for years after 2015.
UOP	Annual amount in single life annuity at age 65 equal to the greater of (1) and (2), minus (3), where: (1) is 1.2% of average final compensation (base salary and shift differential for the 36 consecutive calendar months out of the previous 120 consecutive calendar months that produce the highest average) times credited service, plus $144, (2) is 1.5% of average final compensation (base salary, shift differential, overtime, sales commissions, sales bonuses, annual incentive compensation for the 36 consecutive calendar months out of the previous 120 consecutive calendar months that produce the highest average) times credited service, minus 1.5% of estimated Social Security benefit times credited service (to a maximum of 50%), and (3) is any benefits payable under the Union Carbide Corporation Retirement Program. The average final compensation components of the formula were frozen and no amounts earned or paid after December 31, 2015 will be included, except that annual incentive compensation paid in 2016 was included in 2015 compensation for purposes of (2).
Contractual	For Mr. Cote, single life annuity equal to 60% of the average of final three years of base salary and bonus. Mr. Cote received a lump sum distribution of his entire SERP benefit in 2017 (including his Contractual benefit).

For each pension benefit calculation formula listed in the chart above, compensation includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. Calculations for pension formulas other than the REP and HRBP formulas include the annual incentive compensation in the year earned. The REP and HRBP formulas include annual incentive compensation in the year paid. The amount of compensation taken into account under the REP is limited by tax rules. The amount of compensation taken into account under the SERP and the Contractual formula is not. Except as otherwise described below, the compensation changes described above for the Allied Salaried, Signal, HRBP, and UOP formulas also apply to the compensation taken into account under the SERP.

The benefit formulas above describe the pension benefits in terms of a lump sum cash payment (for the REP formula) or a single life annuity (for the other formulas). Participants are entitled to receive their benefits in other payment forms, including, for example joint and survivor annuities, period certain annuities and level income payments. However, the value of each available payment form is the same. Based on prior elections and SERP terms, Mr. Mikkilineni will receive his SERP benefits in the form of a lump sum, and Messrs. Mahoney and Gautam will receive their SERP benefits in the form of an annuity.

68 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Pension Benefits

The Allied Salaried formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant’s age and years of service equal or exceed 60 and the participant has attained age 50 with at least five years of service or if the participant’s age and years of service equal or exceed 80 regardless of the participant’s age. If the participant retires early, the participant’s benefit at normal retirement age is reduced by 1/4 of 1% for each month payments begin before age 62 (3% per year). In addition, the Social Security benefit reduction portion of the formula is reduced by 1/180 for each month benefits are paid between ages 60 and 65, and 1/360 for each month benefits are paid before the participant’s 60th birthday.

The HRBP formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant has attained age 55 with at least ten years of vesting service or he retires after his 65th birthday. If the participant retires early, his age and years of vesting service equal or exceed 85, his unreduced Social Security retirement age is 67 under the formula, and he was born between 1958 and 1960, the participant’s benefit at age 67 is reduced by 0.35% for each full month benefits are paid before the first of the month following the participant’s 66th birthday.

The UOP formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant has attained age 50 with at least ten years of vesting service. If the participant retires early, his accrued benefit (other than the Social Security offset portion) is reduced by 0.33% for each month benefits are paid before the participant’s 60th birthday (4% per year).

As stated above, the pension formula used to determine the amount of pension benefits under each of the plans for our Named Executive Officers differs for historical reasons. Also, additional contractual pension benefits have been provided to certain Named Executive Officers as deemed necessary and appropriate at the time of their recruitment to the Company or to retain the executive. The table below describes which formulas are applicable to each of our Named Executive Officers.

Name/Formula	Description of Total Pension Benefits
Mr. Adamczyk Total pension benefit = REP formula benefits	• Mr. Adamczyk’s pension benefits under the REP and the SERP are determined under the REP formula, with the SERP benefit calculated using all of his Honeywell employment as credited service.
Mr. Szlosek Total pension benefit = REP formula benefits	• Mr. Szlosek’s pension benefits under the REP and the SERP are determined under the REP formula.
Mr. Mahoney Total pension benefit = Allied Salaried formula benefits

•  Mr. Mahoney is currently eligible for early retirement benefits payable under the Allied Salaried formula. The value of his benefit payable on December 31, 2017 does not exceed the benefit shown in the table above

•  A portion of Mr. Mahoney’s pension benefits under the REP and a portion of his SERP benefits are determined under the Signal formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

Mr. Mikkilineni Total pension benefit = Allied Salaried formula benefits

•  Mr. Mikkilineni is currently eligible for early retirement benefits payable under the Allied Salaried formula. Due to subsidized early retirement, the value of his benefit payable on December 31, 2017 exceeds the benefit shown in the table above by $262,029.

•  The final average compensation freeze for amounts earned or paid after December 31, 2015 does not apply to the calculation of Mr. Mikkilineni’s SERP benefits.

•  A portion of Mr. Mikkilineni’s pension benefits under the REP and a portion of his SERP benefits are determined under the HRBP formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

Mr. Gautam Total pension benefit = UOP formula benefits

•  Mr. Gautam is currently eligible for early retirement benefits payable under the UOP formula. The value of his benefit payable on December 31, 2017 does not exceed the benefit shown in the table above.

Mr. Cote Total pension benefit = Contractual formula benefits

•  Due to Mr. Cote’s separation from service on March 31, 2017, Mr. Cote received a lump sum of $75,209,790 in October 2017 representing the present value of Mr. Cote’s pension and surviving spouse benefits under the SERP (including his Contractual benefit).

•  Mr. Cote’s Contractual formula benefit was reduced by amounts calculated under the REP formula and payable under the REP and the SERP plans and amounts he is expected to receive from the retirement plans of his former employer, General Electric Company (approximately $5,649 per month).

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 69

Executive Compensation > Nonqualified Deferred Compensation

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2017

Since 2005, Honeywell has taken steps to limit deferred compensation amounts owed to executives by reducing the overall interest rate earned on new deferrals and accelerating the payout of deferred amounts, thereby limiting the period over which interest is earned. These include changing the interest rate accruing on new deferrals under the Honeywell Supplemental Savings Plan (the “SS Plan”) and the Honeywell Salary and Incentive Award Deferral Plan for Selected Employees (the “DIC Plan”) from a fixed above-market rate to a rate that changes annually based on the Company’s 15-year cost of borrowing; and requiring payment of the SS Plan or DIC deferrals to begin shortly after termination of employment in a lump sum unless the participant leaves the Company after reaching retirement (age 55 with ten years of service). In addition, cash dividend equivalents on vested deferred RSUs cannot be deferred and dividend equivalents on unvested RSUs are reinvested in additional RSUs and subject to the same vesting schedule as the underlying RSUs.

		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings	Aggregate	Balance
		in last	in last	in last	Withdrawals/	at last
Named Executive Officer	Plan	FY($)(2)	FY($)(2)	FY($)(2)	Distributions ($)	FYE($)(2)
Darius Adamczyk	SS Plan	$95,169	$71,377	$86,823	$0	$702,708
	DIC Plan	$0	$0	$0	$0	$0
	Deferred RSUs(1)	$0	$0	$0	$0	$0
	Total	$95,169	$71,377	$86,823	$0	$702,708
Thomas A. Szlosek	SS Plan	$267,463	$38,402	$219,264	$0	$3,230,458
	DIC Plan	$425,000	$0	$189,280	$0	$5,596,974
	Deferred RSUs(1)	$0	$0	$1,718,526	$0	$6,945,214
	Total	$692,463	$38,402	$2,127,070	$0	$15,772,647
Timothy O. Mahoney	SS Plan	$299,993	$43,538	$373,604	$0	$4,490,843
	DIC Plan	$0	$0	$299,337	$0	$6,399,352
	Deferred RSUs(1)	$3,357,261	$0	$2,196,548	$0	$10,863,562
	Total	$3,657,254	$43,538	$2,869,489	$0	$21,753,757
Krishna Mikkilineni	SS Plan	$241,304	$33,646	$108,698	$0	$1,763,571
	DIC Plan	$362,500	$0	$40,828	$0	$1,584,555
	Deferred RSUs(1)	$0	$0	$0	$0	$0
	Total	$603,804	$33,646	$149,526	$0	$3,348,126
Rajeev Gautam	SS Plan	$218,902	$28,794	$112,369	$0	$1,777,745
	DIC Plan	$0	$0	$14,953	$0	$563,421
	Deferred RSUs(1)	$0	$0	$0	$0	$0
	Total	$218,902	$28,794	$127,322	$0	$2,341,166
David M. Cote	SS Plan	$34,892	$26,169	$1,227,480	$0	$7,313,167
	DIC Plan	$0	$0	$2,310,435	$0	$24,561,901
	Deferred RSUs(1)	$0	$0	$32,987,618	$0	$133,788,674
	Total	$34,892	$26,169	$36,525,533	$0	$165,663,741

All deferred compensation amounts, regardless of the plan, are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

(1)	The value of executive contributions in the last fiscal year is calculated by multiplying the number of deferred RSUs that vested in 2017 by the closing price of a share of Common Stock on the vesting date (or the next business day following the vesting date). The value of the aggregate balance at the last fiscal year is calculated by multiplying the total number of vested, deferred RSUs on December 31, 2017 by the closing price of a share of Common Stock on December 31, 2017 ($153.36), and then adding the cash value of deferred dividend equivalents and interest. This column reflects the following: 45,287 units for Mr. Szlosek, 70,837 units for Mr. Mahoney, and 866,813 units and $854,232 in cash for Mr. Cote.

70 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Nonqualified Deferred Compensation

(2)	The following table details the extent to which amounts reported in the contributions and earnings columns are reported in the Summary Compensation Table and amounts reported in the aggregate balance column were reported in the Summary Compensation Table for previous years. In the table above, for the SS Plan, the “Aggregate earnings in last FY” column includes interest credits and changes in the value of the Company Common Stock fund. The value of the Company Common Stock fund increases or decreases in accordance with the Company’s stock price and the reinvestment of dividends. In the table above, for the deferred RSUs, the “Aggregate earnings in last FY” column includes dividend equivalent credits and any increase (or decrease) in the Company’s stock price.

	Executive	Registrant		Portion of Aggregate
	Contributions	Contributions	Earnings	Balance Included
Named Executive Officer	in SCT	in SCT	in SCT	in Prior SCTs
Darius Adamczyk	$95,169	$71,377	$0	$125,056
Thomas A. Szlosek	$267,463	$38,402	$24,578	$1,632,743
Timothy O. Mahoney	$299,993	$43,538	$74,880	$7,253,744
Krishna Mikkilineni	$241,304	$33.646	$0	$258,490
Rajeev Gautam	$218,902	$28,794	$0	$0
David M. Cote	$34,892	$26,169	$788,013	$41,168,026

Honeywell Supplemental Savings Plan

The Supplemental Savings Plan allows Honeywell executives, including the Named Executive Officers, to defer the portion of their annual base salary that cannot be contributed to the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary for the plan year.

After one year of service, and to the extent amounts have not already been matched on a similar basis under the Company’s 401(k) plan, Honeywell matched for deferrals posted to the SS Plan at the rate of 37.5% on the first 8% of eligible pay deferred for the first five years of match participation, and 75.0% on the first 8% of eligible pay deferred thereafter. Matching contributions are always vested.

Interest Rate. Participant deferrals for the 2005 plan year and later are credited with a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. The rate is subject to change annually, and for 2017, this rate was 2.69%. Participant deferrals for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the Committee before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the Committee would set the rate at an above-market rate to retain executives. Above-market interest credited on SS Plan deferrals and reflected in the Summary Compensation Table on page 61 includes the difference between market interest rates determined by SEC rules and the interest credited under the SS Plan. Matching contributions are treated as invested in Common Stock. Dividends are treated as reinvested in additional shares of Common Stock.

Distribution. Amounts deferred for the 2005 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. For the 2006 plan year and later, a participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances, amounts deferred for the 2004 plan year and earlier will be distributed either in January of any subsequent year or in January of the year following termination of employment, as elected by the participant. The participant can elect to receive distributions in a lump sum or up to 15 annual installments.

Participant deferrals to the SS Plan are distributed in cash only. Matching contributions are distributed in shares of Common Stock.

Amounts deferred for the 2005 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2004 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty of 6%.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 71

Executive Compensation > Nonqualified Deferred Compensation

Honeywell Salary and Incentive Award Deferral Plan for Selected Employees

The Honeywell DIC Plan allows Honeywell executives, including the Named Executive Officers, to defer all or a portion of their annual cash incentive compensation.

Interest Rate. Beginning in 2005, deferrals are credited with a rate of interest, based on Honeywell’s 15-year borrowing rate which is set annually at the beginning of the year (2.69% for 2017). Amounts deferred for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the Committee before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the Committee would set the total rate at an above-market rate to retain executives. Above-market interest credited on DIC Plan deferrals and reflected in the Summary Compensation Table on page 61 includes the difference between market interest rates determined by SEC rules and the interest credited under the DIC Plan.

Distribution. Amounts deferred for the 2006 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. A participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances (if permitted), amounts deferred for the 2005 plan year and earlier will be distributed either in January of any year three years after the compensation was earned or in January of the year following termination of the participant’s employment, as elected by the participant. The participant could elect to receive non-hardship distributions in a lump sum or up to 15 annual installments.

Amounts deferred for the 2002 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2001 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty that ranges from 0% to 6% and that is based on the ten-year Treasury bond rate at the beginning of the calendar quarter.

Deferral of RSUs

The Named Executive Officers may defer the receipt of up to 100% of their RSUs upon vesting based on an election made at the time of grant. The executive may defer payment to:

•	A specific year that is four or more years from the vesting year; or
•	To the year following the executive’s termination of active employment.

The executive can also choose to receive payment in a lump sum or up to 15 annual installments and can also elect at the time of grant to accelerate the form and timing of payment following a change in control to a lump sum paid no later than 90 days following the change in control. For grants made before July 2004, an executive could also defer dividend equivalents in cash and such amounts are credited with interest at a 10% rate, compounded daily, until payment. The practice of deferring dividend equivalents in cash ended in July 2004. Above-market interest related to the deferred dividend equivalents reflected in the Summary Compensation Table on page 61 includes the difference between market interest rates determined by SEC rules and the 10% interest credited by the Company on the pre-July 2004 grants, the terms of which cannot be amended.

Unvested Dividend Equivalents

Cash dividend equivalents on unvested RSUs (determined at the same rate as a regular share of Common Stock) are converted to additional unvested RSUs as of the dividend payment date and are subject to the same vesting schedule and restrictions as the underlying RSUs.

The terms of the SERP Plan, the SS Plan, the DIC Plan, the deferred RSUs and the unvested dividend equivalents are subject to the requirements of, and regulations and guidance published by, Section 409A of the Internal Revenue Code.

72 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section describes the benefits payable to our Named Executive Officers in two circumstances:

•	Termination of Employment
•	Change in Control

Senior Severance Plan

These benefits are determined primarily under a plan that we refer to as our “Senior Severance Plan.” In addition to the Senior Severance Plan, other of our benefits plans, such as our annual incentive compensation plan, also have provisions that impact these benefits.

These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a Change in Control of the Company. Generally, this is achieved by assuring our Named Executive Officers that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our shareowners, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our Named Executive Officers may have a material impact upon our shareowners. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below. We believe that these benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our Named Executive Officers.

Benefits provided under the Senior Severance Plan are conditioned on the executive executing a full release of claims and certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.

In the case of a Change in Control, severance benefits are payable only in the event that both parts of the “double trigger” are satisfied. That is, (i) there must be a Change in Control of our Company, and (ii)(A) the Named Executive Officer must be involuntarily terminated other than for cause, or (ii)(B) the Named Executive Officer must initiate the termination of his own employment for good reason. Similarly, in response to shareowner feedback, the Company also amended its stock incentive plan in 2014 to eliminate automatic single-trigger vesting of equity and Growth Plan awards that are rolled-over upon a Change in Control.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 73

Executive Compensation > Potential Payments Upon Termination or Change in Control

Summary of Benefits—Termination Events

The following table summarizes the termination of employment and Change in Control benefits payable to our Named Executive Officers. None of these termination benefits are payable to Named Executive Officers who voluntarily quit (other than voluntary resignations for good reason) or whose employment is terminated by us for cause. The information in the table below is based on the assumption, in each case, that termination of employment occurred on December 31, 2017. Pension and non-qualified deferred compensation benefits, which are described elsewhere in this proxy statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table. The effect of a termination of employment or Change in Control on outstanding stock options and RSUs is described in the section below entitled “Impact on Equity-Based Awards.”

						Change in
						Control—
						Termination of
						Employment
						by Company
		Termination				Without Cause,
		by the			Change in	By NEO for
		Company			Control—No	Good Reason
Payments and	Named Executive	Without			Termination of	or Due to
Benefits	Officer	Cause	Death	Disability	Employment	Disability
Cash Severance	Darius Adamczyk	$12,375,000	—	—	—	$12,375,500
(Base Salary + Bonus)	Thomas A. Szlosek	$2,625,000	—	—	—	$3,500,000
	Timothy O. Mahoney	$3,144,375	—	—	—	$4,192,500
	Krishna Mikkilineni	$4,800,000	—	—	—	$4,800,000
	Rajeev Gautam	$2,175,000	—	—	—	$2,900,000
	David M. Cote	—	—	—	—	—
ICP	Darius Adamczyk	—	—	—	$3,275,000	$3,275,000
(Year of Termination)	Thomas A. Szlosek	—	—	—	$1,100,000	$1,100,000
	Timothy O. Mahoney	—	—	—	$1,540,000	$1,540,000
	Krishna Mikkilineni	—	—	—	$915,000	$915,000
	Rajeev Gautam	—	—	—	$1,040,000	$1,040,000
	David M. Cote	$2,850,000	$2,850,000	$2,850,000	$3,420,000	$3,420,000
Growth Plan Awards and	Darius Adamczyk	—	$4,492,800	$4,492,800	—	$4,492,800
Performance Unit Awards	Thomas A. Szlosek	—	$2,192,920	$2,192,920	—	$2,192,920
	Timothy O. Mahoney	—	$1,769,040	$1,769,040	—	$1,769,040
	Krishna Mikkilineni	—	$1,866,800	$1,866,800	—	$1,866,800
	Rajeev Gautam	—	$2,158,440	$2,158,440	—	$2,158,440
	David M. Cote	—	$5,225,000	$5,225,000	—	$5,225,000
Benefits and Perquisites	Darius Adamczyk	$23,985	—	—	—	$23,985
	Thomas A. Szlosek	$11,274	—	—	—	$15,031
	Timothy O. Mahoney	$14,373	—	—	—	$19,164
	Krishna Mikkilineni	$26,156	—	—	—	$26,156
	Rajeev Gautam	$14,534	—	—	—	$19,379
	David M. Cote	—	—	—	—	—
All Other-	Darius Adamczyk	$252,272	—	—	—	$618,066
Payments/Benefits	Thomas A. Szlosek	$32,827	—	—	—	$199,666
	Timothy O. Mahoney	—	—	—	—	$752,464
	Krishna Mikkilineni	$3,072,637	—	—	—	$4,138,824
	Rajeev Gautam	—	—	—	—	—
	David M. Cote	—	—	—	—	—
Total	Darius Adamczyk	$12,651,257	$4,492,800	$4,492,800	$3,275,000	$20,784,851
	Thomas A. Szlosek	$2,669,101	$2,192,920	$2,192,920	$1,100,000	$7,007,617
	Timothy O. Mahoney	$3,158,748	$1,769,040	$1,769,040	$1,540,000	$8,273,168
	Krishna Mikkilineni	$7,898,793	$1,866,800	$1,866,800	$915,000	$11,746,780
	Rajeev Gautam	$2,189,534	$2,158,440	$2,158,440	$1,040,000	$6,117,819
	David M. Cote	$2,850,000	$8,075,000	$8,075,000	$3,420,000	$8,645,000

74 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Potential Payments Upon Termination or Change in Control

Explanation of Benefits—Termination Events

The following describes the benefits that are quantified in the table above assuming the event occurred on December 31, 2017. In regard to each portion of the benefit, the benefits that are paid in the context of a Change in Control are, except as noted, the same as the benefits paid other than as a result of a Change in Control.

Benefit/Event	Amount and terms of payments (other than upon a Change in Control)	Change In Control provisions
Severance Benefits-Cash Payment Involuntary termination without cause; Change in Control termination without cause or by a Named Executive officer for good reason.

•    Three years of base salary and bonus for Mr. Adamczyk and Mr. Mikkilineni, and 18 months of base salary and bonus for Messrs. Szlosek, Gautam and Mahoney.

•    Paid in cash.

•    Bonus is equal to target percentage of base salary.

•    Payment conditioned upon a general release in favor of the Company, non-disclosure (indefinite duration) and non-solicitation covenants (two years for customers and two years for employees) and refraining from certain other misconduct.

•    For Messrs. Szlosek, Gautam and Mahoney, severance period is increased from 18 months to two years.

•    Amounts are paid in a lump sum within 60 days following the later of the date of termination or the Change in Control date.

Annual Bonus for the Year of Termination-Cash Payment
Annual ICP Plan bonus is payable to NEOs for the year in which a Change in Control occurs. Additionally, pursuant to his Business Continuity Agreement, an annual bonus is payable to Mr. Cote for 2017 because he remained employed as the Company’s CEO through March 31, 2017.	• Paid in cash to Mr. Cote at the time bonuses are typically paid to executives for the year of termination.

•    Based on achievement of pre-established ICP goals and the Committee’s assessment of other relevant criteria, for the stub period ending on the Change in Control (as defined in the ICP Plan) date, prorated through the Change in Control date.

•    Paid in cash at the time ICP awards are typically paid to Honeywell executives for the year in which a Change in Control occurs, but only if the employee is actively employed on the payment date, has been involuntarily terminated other than for cause or has terminated employment for good reason.

Growth Plan Awards-Cash Payment
Growth Plan awards are paid out in the event of death, disability and Change in Control.
Note: As a result of a stock plan amendment made in 2014, future Growth Plan awards will no longer automatically vest upon a Change in Control if assumed by the successor, but will remain outstanding subject to equitably adjusted performance conditions and the original vesting and payment schedules.

•    The award for the 2016-2017 Growth Plan performance cycle would be paid out, in full, after death or disability.

•    The amounts in the “Death” and “Disability” columns in the Potential Payments upon Termination or Change in Control Table above reflect the 2016-2017 Growth Plan payment amounts.

•    The 2016-2017 Growth Plan award will become payable to an employee who experiences a qualifying ‘double trigger’ termination within two-years of a Change in Control. To the extent these awards are not assumed by the successor, outstanding Growth Plan awards will become vested. The “Change in Control-Termination of Employment” column includes the 2016-2017 Growth Plan payment amounts.

Performance Unit Awards Performance Unit awards are paid out in the event of death, disability and Change in Control.

•    The outstanding 2017-2019 Performance Unit award would be paid out on a prorated basis, based on actual performance determined at the end of the performance cycle upon death or disability. The amounts in the “Death” and “Disability” columns in the Potential Payments upon Termination or Change in Control Table above includes one-third of the 2017-2019 award at target (target shares multiplied by closing price of a share of Common Stock on December 31, 2017 ($153.36)).

•    The 2017-2019 Performance Unit award will become payable to an employee who experiences a qualifying ‘double trigger’ termination within two-years of a Change in Control. To the extent these awards are not assumed by the successor, outstanding Performance Unit awards will become vested on a pro rata basis, based on an assessment of actual performance, for the portion of the performance cycle elapsed to the closing date of the Change in Control event. The “Change in Control-Termination of Employment” column includes one-third of the 2017-2019 award at target (target shares multiplied by closing price of a share of Common Stock on December 31, 2017 ($153.36)).

Certain Benefits and Perquisites Termination of employment without cause. Change in Control, voluntary termination of employment by a Named Executive Officer for good reason.	• Life insurance coverage is continued at Honeywell’s cost for the severance period. • Medical and dental benefits are continued during the severance period at active employee contribution rates.	• Funds sufficient to pay all projected annual reimbursements needed to satisfy the life insurance reimbursement agreement for Mr. Cote are set aside in a trust for Mr. Cote’s benefit.
Other Benefits

•    Service credit for pension purposes during the first 12 months of the severance period; however, for Mr. Cote there is no incremental value attributable to this credit because his benefit formula does not include service as a component thereof.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 75

Executive Compensation > Potential Payments Upon Termination or Change in Control

Excise Tax Reimbursement

U.S. tax laws may impose an excise tax on employees who receive benefits in connection with a Change in Control in certain circumstances and subject to certain conditions. In 2009, the Company amended the Senior Severance Plan to eliminate excise tax gross-ups for officers not already eligible for such treatment prior to January 1, 2010. As of December 31, 2017, Messrs. Cote and Mahoney were the only NEOs grandfathered under this provision. Based on the Company’s expectation about how the excise tax would be calculated in the event of an actual Change in Control transaction, no NEO would have been subject to excise tax if a Change in Control had occurred on December 31, 2017.

Impact on Equity-Based Awards

This section describes the impact of a termination of employment or a Change in Control on outstanding stock options and RSUs held by our Named Executive Officers. Additional information about these awards is included in the Outstanding Equity Awards Table on page 64 of this proxy statement.

The table below shows the in-the-money value of outstanding unvested stock options as well as RSUs and PSUs (“Full Value Equity Awards”) held by our Named Executive Officers as of December 31, 2017, based on the closing price of a share of Common Stock as reported on the New York Stock Exchange on December 31, 2017 ($153.36).

These awards are scheduled to vest and to expire on various dates in the future. As described below, the vesting of these awards will be accelerated in certain termination of employment circumstances and upon a Change in Control (other than the equity awards granted after April 28, 2014, which will remain outstanding to the extent assumed by the successor upon a Change in Control). In addition, stock options will remain outstanding for different periods depending on the circumstances. The value to a Named Executive Officer of these provisions depends on the vesting period and remaining terms of the awards. For example, the value to a Named Executive Officer of accelerating the vesting of an option by one month is very different from the value of accelerating the vesting of an option by three years. The table below does not distinguish between acceleration of vesting in these two different circumstances, or assign a value to the other provisions. Rather, it only indicates the aggregate amount of the awards to which these provisions would apply at December 31, 2017.

	In-the-Money
	Value of	Unvested
	Unvested Stock	Full Value
Named Executive Officer	Options	Equity Awards
Mr. Adamczyk	$20,808,503	$19,621,262
Mr. Szlosek	$13,406,583	$8,449,340
Mr. Mahoney	$17,197,140	$13,400,041
Mr. Mikkilineni	$12,649,719	$9,527,900
Mr. Gautam	$5,075,700	$5,201,816
Mr. Cote	$63,922,454	$—

76 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Potential Payments Upon Termination or Change in Control

Termination or Change in Control Impact on Outstanding Awards

The treatment of stock options and RSUs following termination of employment depends on the plan under which the awards were granted, as follows:

•	2006 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. For awards granted after 2006, RSUs and unvested stock options become vested in full upon death, disability, or a Change in Control, and RSUs also vest following full retirement on a pro-rata basis based on the number of complete years of service between the grant date and the retirement date. In other circumstances, unvested options and RSUs are immediately forfeited.

Performance awards vest at target upon a Change in Control unless the award agreement provides otherwise. RSUs and performance awards that vest upon a Change in Control shall be paid within 90 days (subject to any deferral election).

Following termination of employment, participants (or their beneficiaries) have until the earlier of the original expiration date or the following period in which to exercise vested options:

Three (3) years in the event of death, disability or a voluntary or involuntary termination (other than for cause) after qualifying for “early retirement” (age 55 and ten years of service) or “full retirement” (age 60 and ten years of service); One (1) year in the case of any other involuntary termination without cause; and

Thirty (30) days in the case of a voluntary termination.

•	2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. For awards granted before July 2012, the vesting rules are the same as under the 2006 Stock Incentive Plan. RSUs granted after June 2012 do not vest at all following full retirement. For awards granted after April 2014, unvested stock options and RSUs shall not automatically vest upon a Change in Control if rolled over or continued by the successor. In such case, vesting shall only occur if a participant’s employment is terminated, either by the successor without cause or by the participant for good reason (that is, “double trigger” vesting), within two years following a Change in Control.

Double trigger vesting applies to other awards granted after this date also. Performance awards shall vest at target, unpaid growth plan awards where the performance cycle has ended shall be paid within 90 days, and growth plan awards where the performance cycle has not ended shall be paid within 90 days on a pro-rata basis through the termination date based on target performance through the termination date.

The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2006 Stock Incentive Plan.

•	2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. RSUs do not vest at all following retirement (regardless of retirement age). Unvested stock options and RSUs shall not automatically vest upon a Change in Control if rolled over or continued by the successor. In such case, vesting shall only occur if a participant’s employment is terminated, either by the successor without cause or by the participant for good reason (that is, “double trigger” vesting), within two years following a Change in Control. Double trigger vesting applies to other awards granted also.

Performance awards shall vest at target, unpaid growth plan awards where the performance cycle has ended shall be paid within 90 days, and growth plan awards where the performance cycle has not ended shall be paid within 90 days on a pro-rata basis through the termination date based on target performance through the termination date. The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2006 Stock Incentive Plan.

•	For Mr. Cote, stock options and RSUs continue to remain outstanding and vest as scheduled, if his employment is terminated by the Company other than for cause or by him for good reason. Mr. Cote’s unvested options and RSUs vest immediately if he dies or becomes disabled. In addition, under the terms and conditions of an agreement entered into with Mr. Cote on July 29, 2011 for retention and succession planning purposes (the “2011 Cote Agreement”), stock options (other than stock options subject to performance conditions) granted prior to April 1, 2015, and more than six months prior to Mr. Cote’s retirement date, will become fully vested on his retirement date, and he will have the full remaining term to exercise any such vested stock options. The same terms and conditions apply to stock options subject to performance conditions; however, vesting will not occur until the end of the applicable performance cycle and then, only to the extent the applicable performance metrics have been satisfied. Finally, under the terms and conditions of another agreement entered into with Mr. Cote on June 28, 2016 for retention and succession planning purposes (the “2016 Cote Agreement”), stock options that do not automatically vest pursuant to the 2011 Cote Agreement will remain outstanding and continue to vest as scheduled after his retirement date, and he will have the full remaining term to exercise any such vested stock options. In addition, if Mr. Cote retires after March 31, 2017, he shall receive a Growth Plan payout for the 2016-17 Growth Plan cycle. Such payout shall be made in shares of Honeywell stock and shall be subject to a one-year holding requirement. The benefits described in the 2016 Cote Agreement only apply to the extent that Mr. Cote adheres to certain non-competition and non-solicitation covenants.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 77

Executive Compensation > Potential Payments Upon Termination or Change in Control

Defined Terms Used in This Section

As used in our plans, the following terms are assigned the meanings summarized below.

Term	Summary of Definition
Change in Control

•  the acquisition of 30% or more of the Common Stock;

•  the purchase of all or part of the Common Stock pursuant to a tender offer or exchange offer;

•  a merger where Honeywell does not survive as an independent, publicly-owned corporation;

•  a sale of substantially all of Honeywell’s assets; or

•  a substantial change in Honeywell’s Board over a two-year period;

•  additionally, under the Senior Severance Plan, any event that the Committee, in its discretion, determines to be a Change in Control for purposes of that plan; provided that under the 2006, 2011 or 2016 Stock Incentive Plan, each of the events described above would only be a Change in Control if it constitutes a “change in control event” within the meaning of United States Department of Treasury Regulation §1.409A-3(i)(5)(i).

Termination for cause (for other Named Executive Officers)

•  clear and convincing evidence of a significant violation of the Company’s Code of Business Conduct;

•  the misappropriation, embezzlement or willful destruction of Company property of significant value;

•  the willful failure to perform, gross negligence or intentional misconduct of significant duties that results in material harm to the business of the Company;

•  the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); or

•  clear and convincing evidence of the willful falsification of any financial records of the Company that are used in compiling the Company’s financial statements or related disclosures, with the intent of violating Generally Accepted Accounting Principles or, if applicable, International Financial Reporting Standards.

Termination for good reason (for other Named Executive Officers)

•  a material diminution in the Named Executive Officer’s authority, duties or responsibilities;

•  a material decrease in base compensation;

•  a material decrease in base compensation; a material reduction in the aggregate benefits available to the Named Executive Officer where such reduction does not apply to all similarly-situated employees;

•  any geographic relocation of the Named Executive Officer’s position to a location that is more than 50 miles from his or her previous work location;

•  any action that constitutes a constructive discharge; or

•  the failure of a successor to assume these obligations under the Senior Severance Plan.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Darius Adamczyk, President and Chief Executive Officer (the “CEO”):

For 2017, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $50,296; and

•	the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $16,753,438.

Based on this information, for 2017, the ratio of the annual total compensation of Mr. Adamczyk, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 333 to 1.

78 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Executive Compensation > Potential Payments Upon Termination or Change in Control

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of October 1, 2017, our employee population consisted of approximately 143,119 individuals globally. We selected October 1, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.

Our employee population, after taking the 5% “De Minimis Exemption” adjustment as permitted under SEC rules (described below), consisted of approximately 136,079 individuals.

De Minimis Exemption:
Total U.S. Employees	57,027
Total non-U.S. Employees	86,092	(no exemptions)
Total Global Workforce	143,119
Total Exemptions:
Algeria	58
Angola	7
Argentina	275
Azerbaijan	4
Belarus	1
Brazil	1,008
Bulgaria	216
Colombia	112
Ecuador	1
Egypt	26
Hungary	492
Indonesia	664
Israel	27
Jordan	15
Kazakhstan	78
Morocco	135
Myanmar	4
Philippines	80
Republic of Serbia	5
Russian Federation	872
Slovakia	1,701
South Africa	480
Thailand	577
Tunisia	123
Ukraine	41
Uzbekistan	4
Venezuela	34
Total Exclusions	7,040

Total U.S. Employees	57,027
Total non-U.S. Employees	79,052	(excluding 7,040 employees)
Total Workforce for Median Calculation	136,079

In total, we excluded less than 5% of our Total Global Workforce (approximately 7,040 individuals) from the identification of the “median employee,” as permitted by SEC rules.

To identify the “median employee” from our employee population, we collected actual base salary, bonus paid, and any overtime paid during the 12-month period ending October 1, 2017.

•	In making this determination, we annualized the compensation of all newly hired permanent employees during this period.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 79

Executive Compensation > Potential Payments Upon Termination or Change in Control

•	Honeywell had two individuals in the role of CEO during 2017. We elected to use the compensation of Mr. Adamczyk, the active CEO as of December 31, 2017, for purposes of determining the CEO pay ratio. Mr. Adamczyk became CEO in April 2017. In determining Mr. Adamczyk’s compensation, we adjusted the compensation reported on the SCT to reflect his compensation as if he were CEO for the full calendar year, by increasing his base salary and ICP award amount as if he were CEO effective January 1, 2017. The base salary used was annualized at the full year CEO rate of $1,500,000. The ICP award amount used was adjusted based on that annualized base salary resulting in ICP award of $3,442,900. For purposes of calculating the CEO Pay Ratio, this resulted in total annual compensation of $16,753,438 for the CEO as opposed to the amount shown on Summary Compensation Table of $16,500,153.

80 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee consists of the seven directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE listing standards. In addition, the Board of Directors has determined that Mr. Paz, Mr. Davis and Ms. Washington are “audit committee financial experts” as defined by applicable SEC rules and that Mr. Paz, Mr. Burke, Mr. Davis, Ms. Deily and Ms. Washington satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

Management is responsible for Honeywell’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, appointing the Company’s independent accountants. As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight. The Committee does not provide any expert or special assurance as to Honeywell’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

The Audit Committee reviewed and discussed Honeywell’s consolidated financial statements for the year ended December 31, 2017 with management and the independent accountants for 2017, Deloitte & Touche LLP (“Deloitte”). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Deloitte matters required by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees. The Committee also reviewed, and discussed with management and Deloitte, management’s report and Deloitte’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Honeywell’s independent accountants provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Committee discussed with the independent accountants their independence. The Audit Committee concluded that Deloitte’s provision of non-audit services, as detailed in the table on page 82, to the Company and its affiliates is compatible with Deloitte’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2017 filed with the SEC.

THE AUDIT COMMITTEE

George Paz (Chair)

Kevin Burke

D. Scott Davis

Linnet Deily

Judd Gregg

Robin Washington

Jaime Chico Pardo

(ex officio member)

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 81

Audit Committee Report > Proposal No. 3: Approval of Independent Accountants

The Board of Directors recommends a vote FOR this proposal.
The Audit Committee and the Board of Directors believe that the appointment of Deloitte & Touche LLP for 2018 is in the best interests of Honeywell and our shareowners.

PROPOSAL NO. 3: APPROVAL OF INDEPENDENT ACCOUNTANTS

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending approval of its appointment of Deloitte & Touche LLP (“Deloitte”) as independent accountants for Honeywell to audit its consolidated financial statements for 2018 and to perform audit-related services. These services include reviewing our quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. If shareowners do not approve, the Audit Committee will reconsider the appointment.

The Audit Committee reviews non-audit services proposed to be provided by Deloitte to determine whether they would be compatible with maintaining Deloitte’s independence. The Audit Committee has established policies and procedures for the engagement of Deloitte to provide non-audit services. The Audit Committee reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which Deloitte is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by Deloitte on the firm’s independence in performing its audit and audit-related services.

The Audit Committee reviews the non-audit services performed by, and amount of fees paid to, Deloitte, by category in comparison to the pre-approved budget. The engagement of Deloitte to provide non-audit services that do not fall within a specific category of pre-approved services, or that would result in the total fees payable to Deloitte in any category exceeding the approved budgeted amount, requires the prior approval of the Audit Committee. Between regularly scheduled meetings of the Audit Committee, the Chair of the Committee may represent the entire Committee for purposes of the review and approval of any such engagement, and the Chair is required to report on all such interim reviews at the Committee’s next regularly scheduled meeting.

The Audit Committee and Honeywell’s Board of Directors believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareowners. Honeywell has been advised by Deloitte that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees and Non-Audit Fees for 2017 and 2016

Deloitte provided the following audit and other services during 2017 and 2016:

(in millions of $)	2017	2016
Audit Fees	$20.19	$21.32	Annual integrated audit of the Company’s consolidated financial statements, and internal control over financial reporting, statutory audits of foreign subsidiaries, attest services, consents, issuance of comfort letters and review of documents filed with the SEC.
Audit-Related Fees	$0.67	$0.37	Audit-related services primarily associated with agreed upon procedures.
Tax Fees	$0.03	$0.60	Tax compliance services were $0.03 in 2017 and $0.60 in 2016, relating primarily to global employment tax services in 2017 and global employment tax services and income tax compliance in 2016.
All Other Fees	$0.0	$0.0
Total Fees	$20.89	$22.29

Your Board of Directors unanimously recommends a vote FOR the approval of the appointment of Deloitte & Touche LLP as independent accountants.

82 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Management Proposal >	Proposal No. 4: Reduce Ownership Threshold Required to Call a Special Meeting of Shareowners

MANAGEMENT PROPOSAL

Proposal No. 4: REDUCE OWNERSHIP THRESHOLD REQUIRED TO CALL A SPECIAL MEETING OF SHAREOWNERS

Honeywell’s Amended and Restated Certificate of Incorporation currently provides that special meetings of shareowners may be called by the CEO, a majority of the Board of Directors or the holders of 20% or more of the outstanding shares of Honeywell Common Stock. After consideration of a shareowner proposal submitted for the 2018 Annual Meeting which sought a lower minimum ownership threshold for shareowners to be able to call special meetings which was subsequently withdrawn, as well as the current and emerging practices of other large companies, the Board of Directors has determined that the Amended and Restated Certificate of Incorporation should be amended to allow holders of 15% or more of the outstanding shares of Honeywell Common Stock to call a special meeting of shareowners and has unanimously adopted resolutions approving such amendment, declaring their advisability and recommending approval of this amendment to our shareowners.

The Board believes that the 15% threshold strikes an appropriate balance between enhancing shareowner rights while not providing a mechanism for individual shareowners to pursue special interests that are not in the best interests of the Company and its shareowners in general. The proposed threshold is also consistent with the proposition that special meetings should be limited to extraordinary matters and/or significant strategic concerns that require attention prior to the next annual meeting.

The Board also believes that the ownership threshold should be evaluated in light of the Company’s overall corporate governance practices which have been enhanced over the past several years to facilitate broader shareowner representation and to improve the practices, policies, and procedures of the Board. Enhancements include:

•	The adoption of a proxy access by-law (instituted in 2015 in response to shareowner sentiment);
•	The establishment of a Lead Director role and more recent changes to our Corporate Governance Guidelines to strengthen the role and expand the scope of the Lead Director’s responsibility (see “Board Leadership Structure-Lead Director”);
•	The authority of the Lead Director and Chair of the Corporate Governance and Responsibility Committee to call special meetings of the Board at any time for any reason;
•	The engagement by the Company’s directors and management with major institutional investors to solicit feedback on governance matters, executive compensation and shareowner proposals;
•	Evaluation of the skills and perspectives of incumbent directors prior to re-nomination to ensure that Honeywell’s governance needs are met;
•	Implementation of a more rigorous process around recruitment and selection of new Board members; and
•	Improvements to the Board’s self-evaluation process.

The affirmative vote of shareowners holding at least a majority of the shares of Common Stock issued and outstanding as of the record date is required for approval of this proposal. All abstentions and failures to return a proxy card will have the same effect as a vote against this proposal.

The proposed amendment to Honeywell’s Amended and Restated Certificate of Incorporation (the “Amendment”) is set forth in the Appendix to this proxy statement. If this proposal is approved by the requisite vote of shareowners, the Amendment will be filed with the State of Delaware.

The Board of Directors has adopted a corresponding amendment to the By-laws of the Company which would become effective upon shareowner approval of this proposal.

The Board of Directors unanimously recommends a vote FOR this proposal.

The Board of Directors recommends a vote FOR this proposal.

A 15% threshold strikes an appropriate balance between enhancing shareowner rights while not providing a mechanism for individual shareowners to pursue special interests that are not in the best interests of the Company and its shareowners.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 83

Shareowner Proposals > Proposal No. 5: Independent Board Chairman

The Board of Directors recommends a vote AGAINST this proposal.

Honeywell’s Board determined that it is in the best long-term interests of our Company to appoint CEO Darius E. Adamczyk to also serve as Chairman after the retirement of our current Chairman, David M. Cote, at the Annual Meeting of Shareowners.

The Board understands the importance of board leadership to its shareowners and has thoroughly explored the benefits and challenges of having Mr. Adamczyk serve as both Chairman and CEO through an open-minded and unbiased decision-making process.

During our shareowner engagement discussions, most of our shareowners expressed confidence that the Honeywell Board understands the importance of good corporate governance and has demonstrated the ability to make the right decision regarding its leadership structure—specifically the determination of whether and when to separate and combine the roles of Chairman and CEO.

SHAREOWNER PROPOSALS

Shareowners have given Honeywell notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The proponents have provided the proposed resolutions and accompanying statements and Honeywell is not responsible for any inaccuracies contained in them.

For the reasons stated below each proposal, the Board of Directors unanimously recommends a vote AGAINST each of these proposals.

Proposal No. 5: INDEPENDENT BOARD CHAIRMAN

This proposal has been submitted by the Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001 (the beneficial owner of 70 shares of Common Stock).

RESOLVED: The stockholders of Honeywell International Inc. (the “Company”), ask the board of directors to adopt a policy that, whenever possible, the board chairman should be a director who has not previously served as an executive officer of the Company and who is “independent” of management. For these purposes, a director shall not be considered “independent” if, during the last three years, he or she—

•	was affiliated with a company that was an advisor or consultant to the Company, or a significant customer or supplier of the Company;
•	was employed by or had a personal service contract(s) with the Company or its senior management;
•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;
•	had a business relationship with the Company that the Company had to disclose under the Securities and Exchange Commission regulations;
•	has been employed by a public company at which an executive officer of the Company serves as a director;
•	had a relationship of the sort described above with any affiliate of the Company; and,
•	was a spouse, parent, child, sibling or in-law of any person described above.

The policy should be implemented without violating any contractual obligation and should specify how to select an independent chairman if a current chairman ceases to be independent between annual shareholder meetings. Compliance with the policy may be excused if no independent director is available and willing to be chairman.

SUPPORTING STATEMENT: The Board of Directors, led by its chairman, is responsible for protecting shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer, in directing the corporation’s affairs. This oversight can be diminished when the chairman is not independent.

Board oversight is of critical importance at the Company given the recent leadership transition. In March 2017, Darius Adamczyk succeeded David Cote as CEO, who had served as both chairman and CEO since 2002. Mr. Cote, however, is to continue as a Company employee and chairman of the board through the 2018 shareholder meeting.

The timing of the CEO succession plan makes the 2018 shareholder meeting the right moment to adopt this policy for an independent chairman of the board. We view the alternative of a lead outside director, even one with a robust set of duties, as inadequate.

Several respected institutions recommend chair independence. CalPERS’ Corporate Core Principles and Guidelines state that “the independence of a majority of the Board is not enough:” “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

We urge you to vote FOR this proposal.

Board of Directors’ Recommendation—The Board of Directors unanimously recommends that the shareowners vote AGAINST this proposal for the following reasons:

84 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Shareowner Proposals > Proposal No. 5: Independent Board Chairman

Honeywell’s Board of Directors Has Chosen to Recombine the Roles of Chairman and CEO

Honeywell’s Board of Directors determined that it is in the best long-term interests of our Company to appoint CEO Darius E. Adamczyk to also serve as Chairman after the retirement of our current Chairman, David M. Cote, at the Annual Meeting of Shareowners on April 23, 2018. The Board understands the importance of board leadership to its shareowners and has thoroughly explored the benefits and challenges of having Mr. Adamczyk serve as both Chairman and CEO through an open-minded and unbiased decision-making process. The principle factors considered as part of that process were as follows:

•	The degree to which a unified leadership structure would enable Honeywell to successfully execute the significant portfolio restructuring actions we announced on October 10, 2017 and implement our strategy of refocusing on six key end markets where we can deploy our core technological strengths related to software, data analytics and the industrial internet of things.
•	An evaluation of the strength of Mr. Adamczyk’s character, the quality of his leadership, and the likelihood that Mr. Adamczyk’s service as both Chairman and CEO will enhance company performance.
•	Our longstanding track record of outperformance under a unified leadership structure in which the roles of Chairman and CEO were combined.
•	The highly independent nature of our board where, following Mr. Adamczyk’s appointment to Chairman, there will only be one non-independent director.
•	The role of the Lead Director and the demonstrated ability of the Lead Director to oversee critical decisions and governance effectiveness.
•	Discussions with our shareowners through our robust shareowner engagement program.
•	Only one of Honeywell’s 18 peers has separated the roles of Chairman and CEO and there is a lack of empirical evidence clearly demonstrating financial outperformance or improved governance outcomes for companies where the roles of Chairman and CEO are separated.

The Benefits of Unified Leadership During a Period of Significant Change

Honeywell is in the midst of executing a significant portfolio change and refocusing its overall strategy. On October 10, 2017, the Company announced the results of a comprehensive portfolio review led by Mr. Adamczyk with the support of our Board of Directors. As a result of that review, we intend to separately spin off our Homes product portfolio and ADI global distribution business, as well as our Transportation Systems business, into two stand-alone, publicly-traded companies. We also realigned our Smart Energy business, previously part of the Homes and Building Technologies segment, into the Process Solutions business within the Performance Materials and Technologies segment. Honeywell will now be focused on high-growth businesses in six attractive industrial end markets where we can benefit from our common technologies, operating systems, and financial and business models. Our commercial strategy will now concentrate on using data analytics and software to drive value for our customers, whether in commercial buildings, aerospace, worker safety, energy or industrial production.

Given the breadth and magnitude of these changes, our Board felt it was important to have decisive leadership under a single individual capable of executing a complex business plan with clear strategic purpose. A leadership structure where the roles of Chairman and CEO are separate risks undermining the requisite unity of purpose and accountability the Board believes is critical to Honeywell’s success. Mr. Adamczyk has demonstrated the ability to lead decisively both in his prior roles at Honeywell and more recently as CEO, where his strategic vision and clarity of purpose continue to be amply demonstrated.

An Evaluation of Mr. Adamczyk’s Character and Leadership Capabilities.

The Board has observed the strength of Mr. Adamczyk’s character, the quality of his leadership, his judgment and his integrity and determined that it is in the best interests of our Company and its shareowners for Mr. Adamczyk to serve as both Chairman and CEO at this time. The Board’s familiarity with Mr. Adamczyk extends back to early 2014 when Mr. Adamczyk became CEO of Honeywell’s Performance Materials and Technologies segment. In that capacity, Mr. Adamczyk attended all Board meetings and had frequent interaction with Board members. Mr. Adamczyk’s role as Honeywell’s Chief Operating Officer and his performance during the formal evaluation process undertaken by the Board prior to choosing a new CEO provided Board members with further insights into Mr. Adamczyk’s character. It is the Board’s judgment that Mr. Adamczyk has the temperament, leadership style, necessary skills, and integrity to lead Honeywell successfully as both Chairman and CEO. The Board does not believe that an independent Chairman will enhance company performance or improve governance effectiveness under Mr. Adamczyk’s leadership.

Honeywell has a Longstanding Track Record of Success and Outperformance under a Unified Leadership Structure

The Board thoroughly considered whether a potential change in its current leadership structure would result in a better outcome in terms of financial performance, governance or oversight. In its deliberations, the Board carefully weighed the risks associated with altering a governance structure that has worked well for shareowners over many years. During the last 15 years, while the roles of Chairman and CEO were combined, our TSR was 635%, compared to 260% among the S&P 500

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 85

Shareowner Proposals > Proposal No. 6: Report on Lobbying Payments and Policy

and 462% for our compensation peer group median. During that period, our market capitalization grew from $19.7 billion to $95.2 billion, we continued to enhance our governance and the Board architected a successful CEO succession process. Given these considerations, the Board does not currently believe that a change to Honeywell’s Board leadership structure will improve corporate performance or otherwise significantly benefit shareowners at this time.

The Board has Continued to Strengthen the Role of the Lead Director

In each of the last several years, the Board has taken decisive action to bolster the structure and scope of the Lead Director role to ensure governance effectiveness. These improvements include establishing written selection criteria for the Lead Director, providing formal opportunities for input on Board agendas as well as the quality and content of Board materials, and, most recently, formalizing the role of the Lead Director in the process for recruiting and selecting new Board members. The Board believes Mr. Chico Pardo’s performance as Lead Director over the past two years, during a period in which the Board oversaw the selection and installation of a new CEO and a significant portfolio review, demonstrates the effectiveness of a strong Lead Director in overseeing decisions critical to increasing shareowner value and maintaining strong corporate governance practices.

The Views of Our Shareowners

Honeywell has long maintained a robust shareowner engagement program in order for the Board to be fully informed on, and able to weigh carefully, the views of its shareowners before making critical decisions on executive compensation and governance topics. Before undertaking significant changes to Honeywell’s executive compensation programs in 2016, our Lead Director and the Chair of our Management Development & Compensation Committee met extensively with shareowners to solicit their views on how to best structure executive compensation so that it would create long-term shareowner value. Likewise, in considering whether to recombine the roles of Chairman and CEO, we extended meeting invitations to 14 of our largest shareowners, representing approximately 33.7% of the shares entitled to vote at our Annual Meeting of Shareowners, to meet one-on-one with our Lead Director and the Chair of our Corporate Governance and Responsibility Committee. Of these 14 shareowners, 11 accepted our invitation, representing approximately 32% of the shares entitled to vote. Management met with an additional 2 shareowners and provided that feedback to the Board.

During our meetings with shareowners to discuss the decision on governance structure, we heard a range of views. A minority of our shareowners felt strongly that separation of the roles of Chairman and CEO was preferred because separation can prevent a concentration of decision-making authority, improve a board’s overall effectiveness and increase accountability. Most of our shareowners did not have a strong view as to whether separating the roles of Chairman and CEO was automatically a better governance structure for Honeywell. However, all of our shareowners were interested in the Board’s ability to provide oversight and stewardship in a manner that would create long-term shareowner value and, if needed, constructively challenge management if the enterprise was on the cusp of decisions that would undermine long-term value creation. Our shareowners felt that Honeywell continues to benefit from a strong Lead Director supported by a highly independent board, capable of periodic refreshment with individuals of the highest calibre and appropriate viewpoints and skills to meet the Company’s evolving strategic needs. Most of our shareowners had confidence that the Honeywell Board understands the importance of good corporate governance and has demonstrated the ability to make the right decision regarding its leadership structure-specifically the determination of whether and when to separate and combine the roles of Chairman and CEO.

For the reasons stated above, your Board of Directors unanimously recommends a vote AGAINST this proposal.

Proposal No. 6: REPORT ON LOBBYING PAYMENTS AND POLICY

This proposal has been submitted by Azzad Asset Management (co-sponsored with Mercy Investment Services, Inc.), 3141 Fairview Park Drive, #460, Falls Church, VA 22042 (the beneficial owner of 145 shares of Common Stock).

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether Honeywell’s lobbying is consistent with Honeywell’s expressed goals and in the best interest of shareowners.

Resolved, the shareowners of Honeywell International Inc. (“Honeywell”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Honeywell used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Honeywell’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

86 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Shareowner Proposals > Proposal No. 6: Report on Lobbying Payments and Policy

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Honeywell is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Corporate Governance and Responsibility Committee and posted on Honeywell’s website.

SUPPORTING STATEMENT

As shareowners, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Honeywell spent $42 million from 2010-2016 on federal lobbying. These figures do not include lobbying expenditures to influence legislation in states, where Honeywell also lobbies but disclosure is uneven or absent. For example, Honeywell spent $4.63 million on lobbying in New Jersey for 2010-2016, and Honeywell’s lobbying for state tax credits has attracted media scrutiny (“GWB Scandal Puts a Light on the Benefits of Lobbying,” The Record, November 14, 2016), as has its lobbying on the Clean Water Act (“Report Links James River Discharges to Big-dollar Lobbyists,” Daily Press, March 8, 2015).

Honeywell is a member of the American Chemistry Council and Business Roundtable, which together spent over $54 million on lobbying in 2015 and 2016. Honeywell does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. We are concerned that Honeywell’s lack of trade association lobbying disclosure presents reputational risks. Absent a system of accountability, company assets could be used for objectives contrary to Honeywell’s long-term interests.

And Honeywell does not disclose its membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as belonging to the American Legislative Exchange Council (ALEC). Honeywell’s ALEC membership has drawn scrutiny (“Wisconsin Poised to Pass ALEC’s Deadly Asbestos Bill,” PR Watch, March 20, 2014). Over 100 companies have publicly left ALEC, including 3M, Deere, GE and Merck.

Board of Directors’ Recommendation—The Board of Directors unanimously recommends that the shareowners vote AGAINST this proposal for the following reasons:

Our disclosure on political lobbying and contributions is robust and was ranked in the first tier by the 2017 CPA-Zicklin Index of Corporate Political Disclosure and Accountability.

We believe that our disclosure on political lobbying and contributions already provides investors with more than sufficient information to assess whether Honeywell’s participation in the political process poses any investment risk whatsoever. Our disclosure is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”). In considering what to include in our disclosure, we made every effort to be both accurate, comprehensive and detailed including coverage of the following aspects of our political lobbying and contributions:

•	A list of our top legislative and regulatory priorities, most of which relate to key elements of our brand promise of making society safer and more energy efficient and improving public infrastructure;

•	Disclosure on our government relations organization;

•	Details on management and board oversight of our lobbying activities; and

•	Disclosure on the use of corporate funds for political contributions.

The Board of Directors recommends a vote AGAINST this proposal.

We discussed this proposal on multiple occasions with our largest shareowners who told us that our lobbying activities and membership in trade associations was not a source of concern or investment risk.

We have not made any political contributions using corporate funds since at least 2009.

We maintain a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed and aligned with our Code of Business Conduct.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 87

Shareowner Proposals > Proposal No. 6: Report on Lobbying Payments and Policy

Our disclosure was assessed in 2017 by the Center for Political Accountability (”CPA”) which publishes annually the CPA-Zicklin Index of Corporate Political Disclosure and Accountability (“CPA-Zicklin Index”). CPA is a non-profit, non-partisan organization working to bring transparency and accountability to corporate political spending. The CPA-Zicklin Index measures the transparency, policies and practices of the S&P 500. According to the 2017 CPA-Zicklin Index, our disclosure on political lobbying and contributions is in the “First Tier” for the fourth consecutive year with a score of 83%. Our score in 2017 puts us ahead of 430 of the 500 companies assessed by CPA.

As part of our regular shareowner outreach program, we have discussed this shareowner proposal on multiple occasions with our largest shareowners who told us that our lobbying activities and membership in trade associations were not a source of concern or investment risk.

We have received this shareowner proposal five times in the past six years and on each occasion, the proposal has received support from less than 37% of our shareowners. Each time we received this proposal, we have discussed it with our largest shareowners during our regular engagement and outreach activities concerning governance and compensation matters. These shareowners have consistently told us that our lobbying activities and membership in trade associations is not a source of concern or investment risk. Moreover, our largest shareowners have consistently told us that they are satisfied with our disclosure on lobbying, membership in trade associations and political contributions.

We have not made any political contributions using corporate funds since at least 2009 and have no intention of making such political contributions in the future.

We have not made any political contributions using corporate funds since at least 2009 and have no present intention of making such political contributions.

Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000. Similarly, we have not used corporate funds to directly or indirectly influence the outcome of any ballot measures and have no intention of doing so. Any use of corporate funds for political expenditures or ballot measures would require the prior approval of the Company’s General Counsel. These policies on political contributions are imbedded in our Corporate Governance Guidelines and Code of Business Conduct.

Honeywell submits public quarterly lobbying disclosures in accordance with federal law which provide timely and detailed information on lobbying expenditures.

Each quarter we file a publicly available federal Lobbying Disclosure Act report. The report provides specific information on all Honeywell activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch office. The report also quantifies our expenditures for the quarter, describes the specific pieces of legislation that were the subject of our lobbying efforts and identifies the individuals who lobbied on behalf of our Company. Outside consultants who lobby on our behalf also file reports detailing their efforts on Honeywell’s behalf. All of these reports are available from the websites of the Secretary of the United States Senate and the Clerk of the United States House of Representatives.

Honeywell maintains a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed and aligned with our Code of Business Conduct.

We strive to always engage responsibly in the political process and to ensure that our participation is fully consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct. Honeywell’s law department oversees our lobbying activities. The Senior Vice President, Global Government Relations reports to the General Counsel and also works closely with the Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations and Vice President, Global Compliance meet regularly with the Chairman and Chief Executive Officer and his leadership team about legislative, regulatory and political developments.

Each year the Senior Vice President, Global Government Relations reports to the full Board of Directors on our global lobbying and government relations program. In addition, each year the Corporate Governance and Responsibility Committee (“CGRC”) receives a report on Honeywell’s policies and practices regarding political contributions and contributions to trade associations. The CGRC’s oversight of our political activities ensures compliance with applicable law and alignment with our policies and our Code of Business Conduct. As stated above, we do not make political contributions using corporate funds. A description of our policy and procedures governing lobbying can be found on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

For the reasons stated above, your Board of Directors unanimously recommends a vote AGAINST this proposal.

88 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Voting Procedures

VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

NOTICE AND ACCESS

The SEC’s “Notice and Access” rule allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareowners in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareowners (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareowners can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Proxy Materials are available at www.proxyvote.com. You will need to enter the 16-digit control number located on the Notice of Internet Availability or proxy card.

METHODS OF VOTING

Shareowners of Record

If your shares are registered directly in your name with Honeywell’s transfer agent, EQ Shareowner Services, you are considered the shareowner of record of those shares. Shareowners of record can vote via the Internet at www.proxyvote.com, by scanning the QR code with a mobile device, by calling +1 (800) 690-6903 or by signing and returning a proxy card. Votes submitted by Internet, mobile device or telephone must be received by 11:59 p.m. Eastern Daylight Time on April 22, 2018.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or nominee who is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote via the Internet or by telephone or mobile device if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. NYSE rules prohibit brokers from voting on Proposal Nos. 1,2, 4-6 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares. Votes directed by Internet, mobile device or telephone through such a bank, broker, trustee or nominee must be received by 11:59 p.m. Eastern Daylight Time on April 22, 2018.

Participants in Honeywell Savings Plans

Participants in the Honeywell stock funds within Honeywell savings plans are considered the beneficial owners of the shares held by the savings plans. The trustee of each savings plan is the shareowner of record for shares held by Honeywell stock funds within that plan. Participants in Honeywell stock funds within Honeywell savings plans can direct the trustee of the relevant plan to vote their shares via the Internet at www.proxyvote.com, by scanning the QR Code with a mobile device, by calling (800) 690-6903 or by signing and returning a proxy card. The trustee will vote shares as to which no directions are received in the same ratio as shares with respect to which directions have been received from other participants in the relevant plan, unless contrary to the Employee Retirement Income Security Act of 1974 (ERISA). So we encourage you to provide instructions to the trustee regarding the voting of your shares. Directions provided by Internet, mobile device or telephone must be received by 5:00 p.m. Eastern Daylight Time on April 19, 2018.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 89

Voting Procedures

REVOKING YOUR PROXY

Whether you vote or direct your vote by mail, telephone, mobile device or via the Internet, if you are a shareowner of record or a participant in Honeywell stock funds within Honeywell savings plans, unless otherwise noted, you may later revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Honeywell;

•	Submitting a properly signed proxy with a later date;

•	Voting by telephone, mobile device or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for shareowners of record and participants in Honeywell savings plans; or

•	Voting in person at the Annual Meeting (except for shares held in the savings plans).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

QUORUM; VOTE REQUIRED; ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the meeting, either present in person or represented by proxy.

Regarding Proposal No. 1, Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors. The By-laws also provide that any incumbent nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board following the certification of the shareowner vote. This resignation will be promptly considered through a process managed by the Corporate Governance and Responsibility Committee, excluding any director nominees who did not receive a majority of votes cast to elect him or her to the Board.

The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required for approval of Proposal No. 4. Because approval is based on a threshold of a majority of all shares outstanding, abstentions and failures to vote or return a proxy will have the same effect as votes against this proposal.

The affirmative vote of a majority of shares present or represented and entitled to vote on each of Proposal Nos. 2, 3, 5 and 6 is required for approval of these proposals. Abstentions will be counted toward the tabulation of votes present or represented on these proposals and will have the same effect as votes against these proposals. Shares not represented in person or by proxy at the Annual Meeting and broker non-votes will have no effect on the vote outcome of these proposals. While the votes on Proposal No. 2 is advisory and not binding on the Board or the Company, the Board will take into consideration the outcome of the votes when making future decisions regarding executive compensation.

OTHER BUSINESS

The Board knows of no other matters to be presented for shareowner action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a shareowner and contains the shareowner’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any shareowner meeting will be independent parties unaffiliated with Honeywell.

RESULTS OF THE VOTE

We will announce preliminary voting results at the Annual Meeting and publish them on our website www.honeywell.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

90 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Attendance At The Annual Meeting

SHARES OUTSTANDING

At the close of business on February 23, 2018, there were [               ] shares of Common Stock outstanding. Each share outstanding as of the February 23, 2018 record date is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting.

ELIMINATING DUPLICATE MAILINGS

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial shareowner(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

ELECTRONIC ACCESS TO THE PROXY MATERIALS

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you. Shareowners may enroll to receive proxy materials electronically as follows:

Shareowners of Record: If you are a registered shareowner, you may request electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.

Beneficial Holders: If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to our shareowners or their legal proxy holders. If you are a shareowner of record and plan to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote via the Internet, mobile device or telephone. If your shares are held by a bank, broker, trustee or nominee and you plan to attend, please send written notification to Investor Relations, Honeywell, 115 Tabor Road, Morris Plains, NJ 07950, and enclose evidence of your ownership of shares of Common Stock as of February 23, 2018 (such as a letter from the bank, broker, trustee or nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. All shareowners attending the meeting will be asked to provide proof of identification. If your shares are held by a bank, broker, trustee or nominee and you have not provided advance written notification that you will attend the meeting, you will be admitted to the meeting only if you present evidence of ownership of shares of Common Stock as of February 23, 2018.

If you are not a shareowner, you will be admitted only if you have a valid legal proxy and form of photo identification. If you are receiving a legal proxy from a shareowner of record, you must bring a form of photo identification and a legal proxy from the record holder to you. If you are receiving a legal proxy from a street name shareowner, you must bring a form of photo identification, a legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name holder that is assignable, and a legal proxy from the street name holder to you. We reserve the right to limit the number of representatives for any shareowner who may attend the meeting.

2018 | Proxy and Notice of Annual Meeting of Shareowners	| 91

Other Information

OTHER INFORMATION

SHAREOWNER PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREOWNERS

•	In order for a shareowner proposal to be considered for inclusion in Honeywell’s proxy statement for the 2019 Annual Meeting of Shareowners pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on November 8, 2018. Proposals submitted thereafter will be opposed as not timely filed.

•	If a shareowner intends to present a proposal for consideration at the 2019 Annual Meeting of Shareowners pursuant to the procedures contemplated in Honeywell’s By-laws, outside the processes of SEC Rule 14a-8 or the proxy access provisions in Honeywell’s By-laws, Honeywell must receive notice of such proposal not earlier than December 24, 2018 and not later than January 23, 2019. Otherwise the proposal will be considered untimely under Honeywell’s By-laws. The notice must contain a brief description of the proposal, the reasons for conducting such business, the name and address of the shareowner and the number of shares of Honeywell’s Common Stock the shareowner beneficially owns, and any material interest of the shareowner in such business, all as provided in Honeywell’s By-laws. If this information is not supplied as provided in Honeywell’s By-laws, the proposal will not be considered at the 2019 Annual Meeting of Shareowners. In addition, Honeywell’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Any shareowner that wishes to submit a shareowner proposal should send it to the Vice President and Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950.

DIRECTOR NOMINATIONS

Proxy Access Nominations

Honeywell’s By-laws allow a single shareowner or a group of up to 20 shareowners who have held at least 3% of Honeywell stock for at least three years to submit director nominees (the greater of 20% of the Board or two directors) for inclusion in Honeywell’s proxy statement if the shareowner(s) and the nominee(s) satisfy the requirements specified in Honeywell’s Bylaws. Notice must be received by the Corporate Secretary of Honeywell at the address above not earlier than the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date the definitive proxy statement was first released to shareowners in connection with the preceding year’s Annual Meeting.

Non-Proxy Access Nominations

Honeywell’s By-laws state that any shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for director, must notify the Corporate Secretary of Honeywell in writing not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Corporate Secretary of Honeywell at the address above.

EXPENSES OF SOLICITATION

Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by Honeywell officers and employees by telephone or other means of communication. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson Inc. has been retained to assist in the solicitation of proxies for the 2018 Annual Meeting of Shareowners at a fee of approximately $12,500 plus associated costs and expenses.

By Order of the Board of Directors,

Jeffrey N. Neuman
Vice President and Corporate Secretary

March 8, 2018

92 |	Proxy and Notice of Annual Meeting of Shareowners | 2018

Appendix A

APPENDIX A

PROPOSED AMENDMENT TO HONEYWELL’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE OWNERSHIP THRESHOLD FOR SHAREOWNERS TO CALL A SPECIAL MEETING

The text of the proposed amendment is marked to reflect the proposed changes.

The sixth paragraph of Article EIGHTH of Honeywell’s Amended and Restated Certificate of Incorporation is amended to read as follows:

Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by (i) the Chief Executive Officer, (ii) the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of Directors of the corporation (as determined in accordance with the By-laws), or (iii) the Secretary upon the written request ~~of holders having an aggregate “net long position” of not less than twenty~~ (a “Special Meeting Request”) of holders Owning (as such term is defined in Section 3 of Article II of the By-laws) not less than 15% of the outstanding shares of the Corporation’s Common Stock as of the date of such request (~~“Special Meeting Request~~ the “Requisite Percent”), filed with the Secretary of the Corporation and otherwise in accordance with the By-laws. ~~“Netlongposition” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, provided that (x) for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at the Special Meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.~~ Whether the requesting holders have complied with the requirements of this Article and related provisions of the By-laws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders.

A-1

Appendix B

APPENDIX B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(1)	Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

($B)	2003	2015	2016	2017
Cash Provided by Operating Activities	$2.2	$5.5	$5.5	$5.9
Expenditures for Property, Plant and Equipment	(0.7)	(1.1)	(1.1)	(1.0)
Free Cash Flow	$1.5	$4.4	$4.4	$4.9

(2)	Reconciliation of Net Income Attributable to Honeywell to Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Expense, 4Q16 Debt Refinancing Expense, Separation Costs, and Impacts from the Tax Cuts and Jobs Act of 2017 (“Tax Reform”)

($M)	2012	2013	2014	2015	2016	2017
Net Income Attributable to Honeywell	$2,926	$3,924	$4,239	$4,768	$4,809	$1,655
Pension Mark-to-Market Expense, Net of Tax(1)	622	38	179	43	215	67
Debt Refinancing Expense, Net of Tax(2)	—	—	—	—	93	—
Impacts from Separation Costs, Net of Tax	—	—	—	—	—	14
Impacts from Tax Reform	—	—	—	—	—	3,754
Net Income Attributable to Honeywell, Excluding Pension Mark-to-Market Expense, 4Q16 Debt Refinancing Expense, Separation Costs and Impacts from Tax Reform	$3,548	$3,962	$4,418	$4,811	$5,117	$5,490
Net Income Attributable to 2016 Divestitures(3)					(109)
Net Income Attributable to Honeywell, Excluding Pension Mark-to-Market Expense, 4Q16 Debt Refinancing Expense, and 2016 Divestitures					$5,008

(1)	Pension mark-to-market expense uses a blended tax rate of 35.0%, 25.5%, 28.1%, 36.1%, 21.3% and 23% for 2012, 2013, 2014, 2015, 2016 and 2017.
(2)	Debt refinancing expense uses a tax rate of 26.5% for 2016.
(3)	Net Income attributable to 2016 divestitures uses a blended tax rate of 33.9%

(3)	Reconciliation of EPS to EPS, Excluding Pension Mark-to-Market Expense, 4Q16 Debt Refinancing Expense, Separation Costs, and Impacts from Tax Reform

	2003(1)
EPS, Previously Reported	$1.50
Effect of Pension Accounting Change	(0.11)
EPS	$1.39
Pension Mark-to-Market Expense	0.12
EPS, Excluding Pension Mark-to-Market Expense	$1.51

	2012(2)	2013(3)	2014(4)	2015(5)	2016(6)	2017(7)
EPS	$3.69	$4.92	$5.33	$6.04	$6.20	$2.14
Pension Mark-to-Market Expense	0.79	0.05	0.23	0.06	0.28	0.09
Debt Refinancing Expense	—	—	—	—	0.12	—
Impacts from Separation Costs	—	—	—	—	—	0.02
Impacts from Tax Reform	—	—	—	—	—	4.86
EPS, Excluding Pension Mark-to-Market Expense, Debt Refinancing Expense, Separation Costs and Impacts from Tax Reform	$4.48	$4.97	$5.56	$6.10	$6.60	$7.11
EPS, Attributable to 2016 Divestitures					(0.14)
EPS, Excluding Pension Mark-to-Market Expense, 4Q16 Debt Refinancing Expense, and 2016 Divestitures					$6.46
B-1

Appendix B

(1)	Utilizes weighted average shares of 862.1 million. Pension mark-to-market expense uses a blended tax rate of 33.5%.
(2)	Utilizes weighted average shares of 791.9 million. Pension mark-to-market expense uses a blended tax rate of 35.0%.
(3)	Utilizes weighted average shares of 797.3 million. Pension mark-to-market expense uses a blended tax rate of 25.5%.
(4)	Utilizes weighted average shares of 795.2 million. Pension mark-to-market expense uses a blended tax rate of 28.1%.
(5)	Utilizes weighted average shares of 789.3 million. Pension mark-to-market expense uses a blended tax rate of 36.1%.
(6)	Utilizes weighted average shares of 775.3 million. Pension mark-to-market expense uses a blended tax rate of 21.3%, debt refinancing expense uses a tax rate of 26.5% and earnings attributable to 2016 divestitures uses a blended tax rate of 33.9%
(7)	Utilizes weighted average shares of 772.1 million. Pension mark-to-market expense uses a blended tax rate of 23%.

(4)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins

($B)	2003
Segment Profit	$2.4
Stock Compensation Expense(1)	—
Repositioning and Other(2,3)	(0.2)
Pension Ongoing Income(2)	(0.1)
Pension Mark-to-Market Expense(2)	(0.2)
OPEB (Expense) Income(2)	(0.2)
Operating Income	$1.7
Segment Profit	$2.4
÷ Sales	$22.1
Segment Profit Margin %	10.6%
Operating Income	$1.7
÷ Sales	$22.1
Operating Income Margin %	7.8%

(1)	Stock Compensation Expense included in Segment Profit.
(2)	Included in cost of products and services sold and selling, general and administrative expenses.
(3)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(5)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins

($M)	2015	2016	2017
Segment Profit	$7,256	$7,186	$7,690
Stock Compensation Expense(1)	(175)	(184)	(176)
Repositioning and Other(2,3)	(576)	(679)	(1,010)
Pension Ongoing Income(1)	430	601	713
Pension Mark-to-Market Expense(1)	(67)	(273)	(87)
OPEB (Expense) Income(1)	(40)	32	21
Operating Income	$6,828	$6,683	$7,151
Segment Profit	$7,256	$7,186	$7,690
÷ Sales	$38,581	$39,302	$40,534
Segment Profit Margin %	18.8%	18.3%	19.0%
Operating Income	$6,828	$6,683	$7,151
÷ Sales	$38,581	$39,302	$40,534
Operating Income Margin %	17.7%	17.0%	17.6%

(1)	Included in cost of products and services sold and selling, general and administrative expenses.
(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(3)	Included in cost of products and services sold, selling, general and administrative expenses, and other income/expense.
B-2

Appendix B

(6)	Reconciliation of Effective Tax Rate to Effective Tax Rate Excluding Impacts from Tax Reform

	2017
Effective Tax Rate	75.4%
Impacts from Tax Reform	(54.4%	)
Effective Tax Rate Excluding Impacts from Tax Reform	21.0%

(7)	Reconciliation of Organic Sales % Change

	2017
Reported sales % change	3%
Less: Foreign Currency Translation	—
Less: Acquisitions and Divestitures, Net	(1%	)
Organic Sales % Change	4%

(8)	Reconciliation of Cash Provided by Operating Activities to Free Cash Flow Excluding Divestitures

($M)	2016
Cash Provided by Operating Activities	$5,498
Expenditures for Property, Plant and Equipment	(1,095)
Divestitures(1)	(112)
Free Cash Flow Excluding Divestitures	$4,291

(1)	Impacts of 2016 HTSI divestiture and 2016 spin-off of the Resins & Chemicals business.
B-3

RECENT AWARDS

Corporate Reputation Awards

World’s Most Admired Companies

FORTUNE magazine. 2006-2017

America’s Best Employers

Forbes. 2015

America’s Most Reputable Companies

Forbes. 2014

Corporate Social Responsibility Program of the Year

Stevie Awards. 2014, 2015

Happiest Companies in 2015

CareerBliss

Best for Vets

Military Times 2017

Top Military Friendly Employer

G.I. Jobs magazine. 2013-2017

Golden Peacock Award

Honeywell Hometown Solutions India Foundation 2017

2017 Best Corporations for Veterans Business Enterprises

National Veteran Owned Business Association

Among the Top Companies for Candor in Communications

Rittenhouse Rankings CEO Candor and Culture Survey.

2014-2016

President’s Award, Honeywell

National Association of Women Lawyers (NAWL). 2014

Leadership Awards

Best Chief Executive Officer, David Cote

Institutional Investor magazine. 2013-2016

CEO of the Year, David Cote

Chief Executive magazine. 2013

One of the World’s Best CEOs, David Cote

Barron’s. 2013-2016

Lifetime Achievement Award 2016, David Cote

American Chemical Society

CEO Coach of the Year 2016, David Cote

American Football Coaches Foundation

Deming Cup 2016, David Cote

Columbia University

Executive of the Year in Conglomerates, David Cote

Stevies American Award. 2015

Community Hope of NJ’s Hero Award 2015, David Cote

Corporate Leadership Award, David Cote

The TechAmerica Foundation. 2013

Best Shareholder Engagement, Jeffrey Neuman

Corporate Secretary Corporate Governance Awards. 2017

HR Executive of the Year, Mark James

Human Resource Executive magazine. 2013

Diversity Awards

Most Influential Black Corporate Directors

Savoy Magazine. Bradley Sheares and Robin Washington

2020 Women on Boards. 2015, 2016

National Society of Black Engineers

2016 Chairman’s Award

Resnik Challenger Medal-Terri Taylor

Society of Women Engineers 2017

Women Worth Watching

Diversity Journal 2005, 2007, 2010-2017

Corporate Board Gender Diversity Award

Executive Women of New Jersey. 2014, 2015, 2017

Technology Awards

2016 Top 100 Global Innovators

Clarivate Analytics

National Medal of Technology and Innovation-Edith Flanigen

United States Government. 2014

Top 100 Global Innovators

Thomson Reuters. 2011-2014

Industry Leadership Award, Biofuels, Honeywell UOP

Platts Global Energy Awards. 2015

Most Innovative Tech Company of the Year

America Business Awards. 2015

Financial Management Awards

Best Chief Financial Officer, Tom Szlosek

Institutional Investor magazine. 2015

Best Investor Relations Professional

Institutional Investor magazine. 2017

All American Executive Team-Investor Relations

Institutional Investor magazine. 2014, 2016, 2017

Best Investor Relations Program

Institutional Investor magazine. 2012-2015, 2017

Best Analyst Day

Institutional Investor magazine. 2016-2017

Global Top 50 Gold

IR magazine. 2015, 2017

Sustainability Awards

Most Sustainable Corporate Headquarters

Corporate Responsibility (CR) Magazine. 2017

2016 Vision for America Award

Keep America Beautiful

Campbell Safety Award-Honeywell Aerospace

National Safety Council. 2015

Thomas Keesee Award for Environmental Sustainability

Audobon New York. 2015

Environmental Excellence Award, Mexico

Federal Attorney for Environmental Protection. 2015

The Connected Aircraft era is here. Honeywell can take you there.
With thousands of products on aircraft around the world, and more than 100 years of experience providing satellite communications, mechanics, engines, cockpit technology and more to the aerospace industry, we are now taking the aviation industry into a new era of connectivity.

Our expertise and the Honeywell Sentience platform uniquely position us to deliver Connected Aircraft solutions that enhance the passenger experience with high-speed Wi-Fi, ensure on-time performance with flight efficiency services, improve operations with predictive maintenance, and more.

For more information, please visit
www.honeywellconnectedaircraft.com

© 2018 Honeywell International. All rights reserved.

HONEYWELL INTERNATIONAL INC.
115 TABOR ROAD
MORRIS PLAINS, NJ 07950

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 22, 2018. If you participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 5:00 p.m. EDT on April 19, 2018. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 22, 2018. If you participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 5:00 p.m. EDT on April 19, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E35544-P99777-Z71478	KEEP THIS PORTION FOR YOUR RECORDS
HONEYWELL INTERNATIONAL INC.	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors:

The Board of Directors recommends a vote		“FOR”
Nominees (A) through (L).		”
		For	Against

A.	Darius Adamczyk	☐	☐

B.	Duncan B. Angove	☐	☐

C.	William S. Ayer	☐	☐

D.	Kevin Burke	☐	☐

E.	Jaime Chico Pardo	☐	☐

F.	D. Scott Davis	☐	☐

G.	Linnet F. Deily	☐	☐

H.	Judd Gregg	☐	☐

I.	Clive Hollick	☐	☐

J.	Grace D. Lieblein	☐	☐

K.	George Paz	☐	☐

L.	Robin L. Washington	☐	☐

	The Board of Directors recommends a vote	“FOR”
	Proposals (2), (3) and (4).	”
		For	Against	Abstain
2.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐

3.	Approval of Independent Accountants.	☐	☐	☐

4.	Reduce Ownership Threshold Required to Call a Special Meeting of Shareowners.	☐	☐	☐

	The Board of Directors recommends a vote		“AGAINST”
	Proposals (5) and (6).		”
		For	Against	Abstain
5.	Independent Board Chairman.	☐	☐	☐

6.	Report on Lobbying Payments and Policy.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Availability of Proxy Materials: The 2018 Notice and Proxy Statement and 2017 Annual Report are available at www.proxyvote.com.

E35545-P99777-Z71478

PROXY

HONEYWELL

This Proxy is Solicited on Behalf of the Board of Directors of Honeywell International Inc.
Annual Meeting of Shareowners - April 23, 2018

The undersigned hereby appoints Darius Adamczyk, David M. Cote, Anne T. Madden, and Jeffrey N. Neuman as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 23, 2018, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Darius Adamczyk, Duncan B. Angove, William S. Ayer, Kevin Burke, Jaime Chico Pardo, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON APRIL 22, 2018.

This instruction and proxy card is also solicited by the Board of Directors of Honeywell International Inc. (the “Company”) for use at the Annual Meeting of Shareowners on April 23, 2018 by persons who participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan. PHONE AND INTERNET VOTING CUTOFF FOR SAVINGS PLAN PARTICIPANTS IS 5:00 PM EDT ON APRIL 19, 2018.

By signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby directs The Northern Trust Company, as Trustee for the Honeywell Savings and Ownership Plan, and Banco Popular, as Trustee for the Honeywell Puerto Rico Savings and Ownership Plan, to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the plan at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 23, 2018, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Darius Adamczyk, Duncan B. Angove, William S. Ayer, Kevin Burke, Jaime Chico Pardo, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES ATTRIBUTABLE TO THE ACCOUNT WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN, UNLESS CONTRARY TO ERISA.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date and sign your Proxy on the reverse side and return it promptly.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)